Execution Version DB1/ 117706367.2 _____________________________________________________________________________________ $750,000,000 CREDIT AGREEMENT Dated as of December 15, 2020 among EXGEN RENEWABLES IV, LLC, as Borrower, EXGEN RENEWABLES IV HOLDING, LLC, as Holding, THE LENDERS PARTY HERETO, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Depositary Bank, JEFFERIES FINANCE LLC, as Administrative Agent, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent JEFFERIES FINANCE LLC, as Sole Lead Arranger and Sole Lead Bookrunner, JEFFERIES FINANCE LLC, as Syndication Agent, and JEFFERIES FINANCE LLC, as Documentation Agent _____________________________________________________________________________________ [***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

TABLE OF CONTENTS Page i DB1/ 117706367.2 ARTICLE I. DEFINITIONS ....................................................................................................................... 1 Section 1.01 Defined Terms ....................................................................................................... 1 Section 1.02 Terms Generally ................................................................................................. 36 ARTICLE II. THE CREDITS .................................................................................................................... 36 Section 2.01 Commitments ...................................................................................................... 36 Section 2.02 Loans and Borrowings ........................................................................................ 36 Section 2.03 Requests for Borrowings ..................................................................................... 37 Section 2.04 Funding of Borrowings ....................................................................................... 37 Section 2.05 Interest Elections ................................................................................................ 38 Section 2.06 Termination of Commitments .............................................................................. 39 Section 2.07 Evidence of Debt ................................................................................................. 39 Section 2.08 Repayment of Loans; Application of Prepayments ............................................. 39 Section 2.09 Optional and Mandatory Prepayment of Loans ................................................. 40 Section 2.10 Fees. .................................................................................................................... 41 Section 2.11 Interest ................................................................................................................ 41 Section 2.12 Alternate Rate of Interest .................................................................................... 42 Section 2.13 Increased Costs ................................................................................................... 43 Section 2.14 Break Funding Payments .................................................................................... 44 Section 2.15 Taxes ................................................................................................................... 44 Section 2.16 Payments Generally; Pro Rata Treatment; Sharing of Set-offs .......................... 47 Section 2.17 Mitigation Obligations; Replacement of Lenders ............................................... 48 Section 2.18 Illegality .............................................................................................................. 49 Section 2.19 Depositary Accounts. .......................................................................................... 50 Section 2.20 Incremental Facility and Commitments. ............................................................. 59 ARTICLE III. REPRESENTATIONS AND WARRANTIES .................................................................. 62 Section 3.01 Organization; Powers ......................................................................................... 62 Section 3.02 Authorization; No Conflicts ................................................................................ 62 Section 3.03 Enforceability...................................................................................................... 62 Section 3.04 Governmental Approvals; Consents ................................................................... 62 Section 3.05 Financial Statements........................................................................................... 63 Section 3.06 No Material Adverse Effect ................................................................................. 63 Section 3.07 Properties; Equity Interests. ............................................................................... 63 Section 3.08 Litigation; Compliance. ...................................................................................... 63

DB1/ 117706367.2 ii Section 3.09 Federal Reserve Regulations .............................................................................. 65 Section 3.10 Investment Company Act .................................................................................... 65 Section 3.11 Use of Proceeds .................................................................................................. 65 Section 3.12 Tax Returns ......................................................................................................... 65 Section 3.13 No Material Misstatements ................................................................................. 65 Section 3.14 Employee Benefit Plans ...................................................................................... 66 Section 3.15 Environmental Matters ....................................................................................... 66 Section 3.16 Solvency .............................................................................................................. 66 Section 3.17 Labor Matters ..................................................................................................... 67 Section 3.18 Status as Senior Debt; Perfection of Security Interests ...................................... 67 Section 3.19 Material Project Level Agreements .................................................................... 67 Section 3.20 Insurance ............................................................................................................ 67 ARTICLE IV. CONDITIONS TO FUNDING .......................................................................................... 67 Section 4.01 Closing Date ....................................................................................................... 67 ARTICLE V. AFFIRMATIVE COVENANTS ......................................................................................... 70 Section 5.01 Existence; Businesses and Properties ................................................................. 70 Section 5.02 Insurance ............................................................................................................ 71 Section 5.03 Taxes ................................................................................................................... 71 Section 5.04 Financial Statements, Reports, Etc ..................................................................... 71 Section 5.05 Litigation and Other Notices .............................................................................. 73 Section 5.06 Compliance with Laws ........................................................................................ 74 Section 5.07 Maintaining Records; Access to Properties and Inspections ............................. 74 Section 5.08 Use of Proceeds .................................................................................................. 74 Section 5.09 Compliance with Environmental Laws ............................................................... 74 Section 5.10 Further Assurances ............................................................................................. 74 Section 5.11 Credit Ratings ..................................................................................................... 75 Section 5.12 Interest Rate Protection ...................................................................................... 75 Section 5.13 Accounts .............................................................................................................. 75 Section 5.14 Existence of the Project Entities ......................................................................... 75 Section 5.15 Subsidiary Distributions ..................................................................................... 75 ARTICLE VI. NEGATIVE COVENANTS .............................................................................................. 76 Section 6.01 Indebtedness ....................................................................................................... 76 Section 6.02 Liens .................................................................................................................... 77 Section 6.03 Sale and Lease-back Transactions ..................................................................... 78 Section 6.04 Investments, Loans and Advances....................................................................... 78

DB1/ 117706367.2 iii Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions ................................ 79 Section 6.06 Dividends and Distributions ............................................................................... 80 Section 6.07 Transactions with Affiliates ................................................................................ 81 Section 6.08 Business of the Borrower and Holding ............................................................... 81 Section 6.09 Limitation on Modifications or Prepayments of Indebtedness; Modifications of Certificate of Incorporation, By-laws and Certain Other Agreements; Etc. ................................................................................................. 82 Section 6.10 Debt Service Coverage Ratio .............................................................................. 83 Section 6.11 Negative Pledge .................................................................................................. 83 Section 6.12 Swap Agreements ................................................................................................ 83 Section 6.13 Amendment of Major Revenue Contracts, Etc .................................................... 83 Section 6.14 Fiscal Year, Name, Location and EIN ................................................................ 83 Section 6.15 No Subsidiaries or Joint Ventures ...................................................................... 83 Section 6.16 Bank Accounts..................................................................................................... 84 Section 6.17 Special Purpose Entity ........................................................................................ 84 ARTICLE VII. EVENTS OF DEFAULT .................................................................................................. 84 Section 7.01 Events of Default ................................................................................................. 84 Section 7.02 Right to Cure ....................................................................................................... 87 ARTICLE VIII. THE AGENTS; ADDITIONAL PROVISIONS FOR DEPOSITARY BANK .............. 87 Section 8.01 Appointment and Authority ................................................................................. 87 Section 8.02 Rights as a Lender .............................................................................................. 88 Section 8.03 Exculpatory Provisions ....................................................................................... 88 Section 8.04 Reliance by Agents .............................................................................................. 89 Section 8.05 Delegation of Duties ........................................................................................... 90 Section 8.06 Resignation of the Agents ................................................................................... 90 Section 8.07 Non-Reliance on the Agents and Other Lenders ................................................. 90 Section 8.08 No Other Duties, Etc ........................................................................................... 91 Section 8.09 Administrative Agent May File Proofs of Claim ................................................. 91 Section 8.10 Collateral and Guarantee Matters...................................................................... 91 Section 8.11 Indemnification ................................................................................................... 91 Section 8.12 Withholding ......................................................................................................... 92 Section 8.13 Enforcement ........................................................................................................ 92 Section 8.14 Additional Depositary Bank Provisions.............................................................. 93 Section 8.15 Cash Equivalent Investments in Depositary Accounts. ....................................... 95 Section 8.16 Depositary Account Balance Statements ............................................................ 96

DB1/ 117706367.2 iv Section 8.17 Application of Funds in Depositary Accounts upon Event of Default ................ 96 ARTICLE IX. MISCELLANEOUS .......................................................................................................... 96 Section 9.01 Notices ................................................................................................................ 96 Section 9.02 Survival of Agreement ......................................................................................... 97 Section 9.03 Binding Effect ..................................................................................................... 97 Section 9.04 Successors and Assigns ....................................................................................... 98 Section 9.05 Expenses; Indemnity ......................................................................................... 101 Section 9.06 Right of Set-off .................................................................................................. 102 Section 9.07 Applicable Law ................................................................................................. 103 Section 9.08 Waivers; Amendment ........................................................................................ 103 Section 9.09 Interest Rate Limitation .................................................................................... 105 Section 9.10 Entire Agreement .............................................................................................. 105 Section 9.11 Waiver of Jury Trial .......................................................................................... 105 Section 9.12 Severability ....................................................................................................... 105 Section 9.13 Counterparts ..................................................................................................... 105 Section 9.14 Headings ........................................................................................................... 106 Section 9.15 Jurisdiction; Consent to Service of Process ..................................................... 106 Section 9.16 Confidentiality .................................................................................................. 106 Section 9.17 Communications ............................................................................................... 107 Section 9.18 Release of Liens and Guarantees ...................................................................... 108 Section 9.19 Acknowledgment and Consent to Bail-in of Affected Financial Institutions ........................................................................................................ 109 Section 9.20 U.S.A. PATRIOT Act and Similar Legislation .................................................. 109 Section 9.21 No Fiduciary Duty ............................................................................................ 109 Section 9.22 Affiliated Lenders .............................................................................................. 110 Section 9.23 Certain ERISA Matters. .................................................................................... 110 Section 9.24 No Personal Liability of Directors, Officers, Employees and Equityholders .................................................................................................... 112 Section 9.25 Acknowledgment Regarding Any Supported QFCs .......................................... 113

DB1/ 117706367.2 v Exhibits and Schedules Exhibit A-1 Form of Assignment and Acceptance Exhibit A-2 Form of Affiliated Lender Assignment and Acceptance Exhibit B Form of Prepayment Notice Exhibit C Form of Borrowing Request Exhibit D Form of Interest Election Request Exhibit E-1 Form of Security Agreement Exhibit E-2 Form of Pledge Agreement Exhibit F Form of Solvency Certificate Exhibit G-1 Form of ECF Sweep Date Certificate Exhibit G-2 Form of Quarterly Date Certificate Exhibit H Form of Note Exhibit I Form of Tax Certificate Exhibit J Form of Administrative Questionnaire Exhibit K Form of Withdrawal Certificate Schedule 1.01A Existing Project Level Financing Agreements Schedule 1.01B Material Other Indebtedness Documents Schedule 1.01C Project Entities Schedule 1.01D Projects Schedule 1.01F Echo LLC Agreements Schedule 2.01 Commitments Schedule 3.07(c) Subsidiaries Schedule 3.07(d) Equity Interests Schedule 6.01(i) Project Level Indebtedness Schedule 6.02(a) Liens Schedule 6.07(b) Transactions with Affiliates

DB1/ 117706367.2 1 CREDIT AGREEMENT dated as of December 15, 2020 (as amended, amended and restated, supplemented or otherwise modified, this “Agreement”), among EXGEN RENEWABLES IV, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), EXGEN RENEWABLES IV HOLDING, LLC, a limited liability company organized under the laws of Delaware (“Holding”), the LENDERS party hereto from time to time, JEFFERIES FINANCE LLC (“Jefferies”), as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to the provisions of Article VIII, the “Administrative Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to the provisions of Article VIII, the “Collateral Agent”) for the Lenders, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as depositary bank (in such capacity, together with any successor depositary bank appointed pursuant to the provisions of Article VIII, the “Depositary Bank”). W I T N E S S E T H : WHEREAS, the Sponsor (such term and each other capitalized term used in these recitals and not otherwise previously defined, as hereinafter defined) owns 100% of the indirect Equity Interests of the Borrower and Holding; WHEREAS, Holding owns all of the Equity Interests of the Borrower; WHEREAS, the Borrower owns all of the Equity Interests in (i) ExGen Renewables Holdings, LLC, a limited liability company organized under the laws of Delaware (“ExGen Renewables Holdings”), and (ii) Exelon AVSR Holding, LLC, a limited liability company organized under the laws of Delaware (“Exelon AVSR Holding”); WHEREAS, ExGen Renewables Holdings owns all of the JV Class A Membership Interests in ExGen Renewables Partners, LLC, a limited liability company organized under the laws of Delaware (“ExGen Renewables JV”); WHEREAS, ExGen Renewables JV and Exelon AVSR Holding own, directly or indirectly, all (or a specified class of) the Equity Interests of each of the other Project Entities, which collectively own or lease the Projects; WHEREAS, the Borrower has requested that the Lenders extend credit in the form of Loans on the Closing Date, in an aggregate principal amount for all such Loans of $750,000,000; and WHEREAS, the Borrower intends to use the proceeds of the Loans to effect the Closing Date Refinancing, to consummate the Transactions, to pay fees and expenses associated with the Transactions, and, after application pursuant to the foregoing, to declare and consummate distributions to the Sponsor and/or its Affiliates. NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows: ARTICLE I. DEFINITIONS Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

DB1/ 117706367.2 2 “Acceptable Guarantor” shall mean any Affiliate of the Borrower whose long-term debt is rated BBB- or better by S&P or Baa3 or better by Moody’s. “Acceptable LC Issuer” shall mean any bank or trust company that is organized under the laws of the United States (or any state or political subdivision thereof) and whose long-term debt, or whose parent holding company’s long-term debt, is rated BBB+ or better by S&P and Baa1 or better by Moody’s. “Account Letter of Credit” shall mean (a) any letter of credit issued under the Incremental Revolving Facility, if any, or (b) any irrevocable standby letter of credit, in form and substance reasonably satisfactory to the Administrative Agent, (i) issued by an Acceptable LC Issuer on account of an applicant (which shall not be a Loan Party or a Subsidiary of a Loan Party), (ii) in respect of which no Loan Party or Subsidiary of a Loan Party has any reimbursement obligations or has provided any credit support therefor and (iii) which letter of credit shall name the Collateral Agent (for the benefit of the Secured Parties) as the beneficiary thereunder. “Additional Project” shall have the meaning assigned to such term in the definition of “Permitted Acquisition”. “Additional Project Entity” shall mean the one or more entities acquired pursuant to a Permitted Acquisition that own, directly and indirectly, all or a portion an Additional Project. “Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement. “Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.10(a). “Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit J or any other form approved by the Administrative Agent. “Affected Financial Institutions” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” shall mean, of any specified Person, any other Person who directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates. “Affiliated Lender” shall mean any Person that becomes a Lender that is the Sponsor or an Affiliate of the Sponsor (other than a Loan Party). “Affiliated Lender Assignment and Acceptance” shall mean an assignment and acceptance entered into (x) by a Lender, as assignor, and an Affiliated Lender, as assignee or (y) by an Affiliated Lender, as assignor, and any other Eligible Assignee or Affiliated Lender, as assignee, to the extent permitted pursuant to Section 9.04(b), and, in each case, accepted by the Administrative Agent, in substantially the form of Exhibit A-2 or such other form as shall be approved by the Administrative Agent. “Agent Parties” shall have the meaning assigned to such term in Section 9.17(c).

DB1/ 117706367.2 3 “Agents” shall mean the Administrative Agent, the Collateral Agent, the Depositary Bank, the Syndication Agent and the Documentation Agent. “Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement. “Applicable Margin” shall mean for any day with respect to (a) any LIBOR Loan, 2.75% per annum and (b) any Base Rate Loan, 1.75% per annum. “Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender. “Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to any Sponsor Party from time to time concerning or relating to bribery or corruption. “Anti-Terrorism Laws” shall mean (a) the U.S.A. Patriot Act, (b) Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Executive Order”), and (c) and any other similar legal requirements relating to terrorism or money laundering. “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A-1 or such other form as shall be approved by the Administrative Agent. “Available Cash” shall mean, for any period, the sum (without duplication) of all amounts the Borrower or Holding actually receive in cash during such period, including in the form of dividends or similar distributions, fees, whether on account of operations, management or maintenance, in each case, from the Project Entities pursuant to payments made in accordance with the Project Level Financing Documents or otherwise, or interest income. “Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.12. “AVSR Disposition” shall have the meaning assigned to such term in Section 6.05(g). “AVSR Entities” shall mean Exelon AVSR Holding and the other the entities listed in Part 1 of Schedule 1.01C. “AVSR Financing Documents” shall have the meaning assigned to such term in Schedule 1.01A or shall refer to the financing documents entered into in connection with any Permitted Refinancing of the AVSR Entities. “AVSR Sale Additional Prepayment Amount” shall have the meaning assigned to such term in Section 2.09(b).

DB1/ 117706367.2 4 “AVSR Sale Prepayment Amount” shall mean the product of (a) the portion of the Equity Interests in the AVSR Entities sold or transferred in connection with the applicable disposition (expressed as a fraction of the total Equity Interests in the applicable Person(s)) multiplied by (b) $[***]. “AV Solar Project” shall mean the approximately 242 MW solar powered electrical generation facility owned by the AVSR Entities and listed under the heading “AV Solar Project” in Schedule 1.01D, including the related Project site, and the panels, facilities, structures and improvements erected on the related Project site and all other equipment and property leased or owned by the AVSR Entities and attached to or placed upon the related Project site or used in connection with the operation of the AV Solar Project. “Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute. “Bankruptcy Law” shall mean the Bankruptcy Code and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors. “Base Case Model” shall mean the Sponsor’s financial model dated December 14, 2020, delivered to the Lead Arranger prior to the Closing Date. “Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 0.50%, (c) the LIBO Rate for a LIBOR Loan with a one month interest period commencing on such day plus 1.00% and (d) 2.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively. “Base Rate Borrowing” shall mean a Borrowing comprised of Base Rate Loans. “Base Rate Loan” shall mean any Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II. “Benchmark” shall mean, initially, LIBO Rate; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.12.

DB1/ 117706367.2 5 “Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; (3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread

DB1/ 117706367.2 6 adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion. “Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or (3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

DB1/ 117706367.2 7 (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12. “BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “BIS” shall mean the U.S. Department of Commerce’s Bureau of Industry and Security. “Bluestem Entities” shall mean the entities listed in Part 2 of Schedule 1.01C. “Bluestem Financing Documents” shall have the meaning assigned to such term in Schedule 1.01A or shall refer to the financing documents entered into in connection with any Permitted Refinancing of the Bluestem Entities. “Bluestem Project” shall mean the wind power electric generation project owned by the Bluestem Entities and listed under the heading “Other Projects” in Schedule 1.01D, including the related Project site, and the panels, turbines, facilities, structures and improvements erected on such Project site and all other equipment and property leased or owned by the applicable Bluestem Entities with respect thereto and attached to or placed upon such Project site or used in connection with the operation of such Bluestem Project.

DB1/ 117706367.2 8 “Board” shall mean the Board of Governors of the Federal Reserve System of the United States. “Board of Directors” shall mean (a) with respect to a corporation, the board of directors of the corporation and any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership; (c) with respect to a limited liability company, the manager or managers thereof or any controlling committee of managers or members thereof; and (d) with respect to any other Person, the board or committee of such Person serving a similar function. “Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement. “Borrower Liquidity Shortfall” shall have the meaning assigned to such term in Section 2.19(e)(iii). “Borrower Materials” shall have the meaning assigned to such term in Section 9.17(b). “Borrowing” shall mean a group of Loans of a single Type and made on a single date to the Borrower and, in the case of LIBOR Loans, as to which a single Interest Period is in effect. “Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C. “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, such day is also a day for trading by and between banks in U.S. Dollar deposits in the interbank eurodollar market. “Capital Lease Obligations” of any Person shall mean, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. “Capital Stock” shall mean: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock. “Cash and Cash Equivalents” shall mean:

DB1/ 117706367.2 9 (a) Marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States; (b) Marketable debt securities issued by U.S. Government-sponsored enterprises, U.S. Federal agencies, U.S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States; (c) Certificates of Deposit, Time Deposits, and Bankers Acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-1; (d) Deposit accounts with any bank that is insured by the Federal Deposit Insurance Corporation and whose long-term obligations are rated A3 or better by Moody’s and/or A- or better by S&P (e) Commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or S&P, provided each such credit rating is least P-1 and/or A-1; (f) Money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAAm by S&P, including such funds for which the Trustee or an affiliate provides investment advice or other services; (g) Tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short- term rating of “MIG-1” or “VMIG-1” or a long term rating of “AA” (Moody’s), or a short-term rating of “A-1” or a long term rating of “AA” (S&P); (h) Repurchase obligations with a term of not more than thirty days, 102 percent collateralized, for underlying securities of the types described in clauses (a) and (b) above, entered into with any bank or trust company or its respective affiliate meeting the requirements specified in clause (c) above; and (i) Maturities on the above securities shall not exceed 365 days and all rating requirements and/or percentage restrictions are based on the time of purchase. “Cash Flow Available for Debt Service” shall mean, as of any date of determination, Available Cash for the Test Period most recently ended as of such date (excluding, for the avoidance of doubt, any funds required to be used to prepay the Loans pursuant to Section 2.09(b)) minus any Operating Expenses for such Test Period paid (or directed to be paid pursuant to a Withdrawal Certificate) in cash pursuant to Section 2.19(c)(i) during such Test Period. “Change in Control” shall mean the consummation of any transaction or series of transactions as a result of which (a) the Sponsor shall cease to own and control of record and beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, at least 51.0% of the voting power of the Voting Stock and economic interests represented by the issued and outstanding Equity Interests of Holding; provided that no Change in Control shall be deemed to have occurred in any circumstance set forth in this clause (a) if (i) each of S&P and Moody’s shall have provided a Ratings Reaffirmation after giving effect to such transaction that otherwise would give rise to a Change in Control and (ii) the Person that (directly or indirectly) acquires the Capital Stock of Holding is a direct

DB1/ 117706367.2 10 or indirect owner of one or more renewable electric generating facilities aggregating to at least 300 MW; or (b) Holding shall cease to own and control of record and beneficially (as defined above), directly, 100% of the voting power of the Voting Stock and economic interests represented by the issued and outstanding Equity Interests of the Borrower; or (c) the Borrower shall cease to own and control of record and beneficially (as defined above), directly, in the case of each Project Holdco, 100% (or such lower percentage as it shall own and control following any AVSR Disposition (in the case of Exelon AVSR Holding)) of the voting power of the Voting Stock and economic interests represented by the issued and outstanding Equity Interests of such Project Holdco; or (d) either (1) ExGen Renewables Holding shall cease to own and control of record and beneficially (as defined above), directly, 100% of the JV Class A Membership Interests or (2) a Subsidiary of the Sponsor ceases to act as Managing Member (as defined in the ExGen Renewables JV Agreement); provided that no Change in Control shall be deemed to have occurred under this clause (d) so long as ExGen Renewables Holding owns and controls of record and beneficially (as defined above), directly more than 50% of the voting power of the Voting Stock and economic interests represented by the issued and outstanding Equity Interests of ExGen Renewables JV; or (e) Exelon AVSR Holding shall cease to own and control of record and beneficially (as defined above), directly or indirectly, 100% (or such lower percentage as it shall own and control following any AVSR Disposition) of the voting power of the Voting Stock and economic interests represented by the issued and outstanding Equity Interests of each of the other AVSR Entities. “Change in Law” shall mean (a) the adoption or implementation of any treaty, law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Governmental Authority made or issued after the Closing Date; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory agencies, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. “Charges” shall have the meaning assigned to such term in Section 9.09. “Closing Date” shall mean December 15, 2020, and “Closing” shall mean the making of the initial Loans on the Closing Date hereunder. “Closing Date Loans” shall have the meaning assigned to such term in Section 2.20(d)(ix). “Closing Date Refinancing” shall mean the repayment and discharge of all Indebtedness incurred pursuant to the Existing Credit Agreement and the termination and release of any security interests and guarantees in connection therewith. “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time (except as otherwise provided herein). “Collateral” shall mean all the “Collateral” as defined in any Security Document. “Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

DB1/ 117706367.2 11 “Collateral and Guarantee Requirement” shall mean the requirement that: (j) on the Closing Date, the Collateral Agent shall have received from the Borrower a counterpart of the Security Agreement and from Holding and ExGen Renewables Holdings a counterpart of the Pledge Agreement (which shall include a Guarantee of the Obligations of the Borrower), duly executed and delivered on behalf of such Loan Party; (k) on the Closing Date, the Collateral Agent shall be the beneficiary of a pledge of (i) all the issued and outstanding Equity Interests of the Borrower and each Project Holdco and, and (ii) all the issued and outstanding JV Class A Membership Interests, and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests and JV Class A Membership Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank or shall have otherwise received a security interest over such Equity Interests satisfactory to the Collateral Agent; (l) on the Closing Date, the Collateral Agent shall have received from the Borrower, the Collateral Agent and the Depositary Bank a counterpart of a Control Agreement for the Depositary Accounts, in each case, duly executed and delivered on behalf of such Person; (m) after the Closing Date, (i) to the extent any Loan Party establishes any securities account with the Depositary Bank, the Collateral Agent shall have received from the Borrower and the Depositary Bank a fully executed Control Agreement for each such securities account and (ii) to the extent the Borrower or any Project Holdco establishes any deposit account with a bank, the Collateral Agent shall have received from the Borrower a fully executed Local Account Control Agreement for each such account, in each case, duly executed and delivered on behalf of such Person and the Depositary Bank or other bank, as applicable, within thirty (30) days of the establishment of such security account or Local Account (or such longer period as may be agreed to by the Administrative Agent in its sole discretion); (n) with respect to any Equity Interests acquired by any Loan Party after the Closing Date, within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) of such acquisition of Equity Interests, all such outstanding Equity Interests directly owned by a Loan Party shall have been pledged in accordance with the Security Documents, and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank or shall have otherwise received a security interest over such Equity Interests reasonably satisfactory to the Collateral Agent; and (o) UCC financing statements naming the applicable Loan Party, as the case may be, as debtor and the Collateral Agent as secured party, in form appropriate for filing as may be necessary to perfect the security interests purported to be created by the Security Documents, covering the applicable Collateral which constitutes personal property (in each case, including any supplements thereto) shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording and, as of the Closing Date, Collateral Agent shall have received reasonably satisfactory evidence that all other actions necessary to perfect the security interests purported to be created by the Security Documents have been taken; provided that, notwithstanding anything to the contrary set forth herein, the Collateral and Guarantee Requirement shall not require the grant of a Lien or provision of a guarantee by any Person over any “Excluded Property” (as defined in the Security Agreement).

DB1/ 117706367.2 12 “Commitments” shall mean, with respect to any Lender, the amount set forth on Schedule 2.01 under the heading “Commitment.” The aggregate amount of the Commitments on the Closing Date is $750,000,000. “Commodity Exchange Act” shall mean the Commodity Exchange Act (7. U.S.C. §§ 1 et seq.), as amended from time to time, and any successor statute. “Commodity Hedge Agreement” shall mean any agreement (including each confirmation entered into pursuant to any master agreement) providing for any swap, cap, collar, put, call, floor, future, option, spot, forward, power purchase and sale agreement (including heat rate options), tolling agreement, fuel purchase and sale agreement, emissions credit purchase or sale agreement, power transmission agreement, fuel transportation agreement, fuel storage agreement, energy management agreement, netting agreement or similar agreement entered into in respect of any commodity, whether physical or financial, and any agreement (including any guarantee, credit sleeve or similar arrangement) providing for credit support for the foregoing. “Communications” shall have the meaning assigned to such term in Section 9.17(a). “Continental Wind Credit Agreement” that certain Credit Agreement, dated as of September 30, 2013, among Continental Wind, LLC, Continental Wind Holding, LLC, the other Continental Wind Entities parties thereto, the lenders and issuing banks party thereto from time to time, and Crédit Agricole Corporate and Investment Bank, as administrative agent for the lenders thereunder. “Continental Wind Entities” shall mean ExGen Renewables I Holding and the other entities listed in Part 4 of Schedule 1.01C and, if applicable, any Additional Project Entities owned, directly or indirectly, by ExGen Renewables I Holding. “Continental Wind Financing Documents” shall have the meaning assigned to such term in Schedule 1.01A or shall refer to the financing documents entered into in connection with any Permitted Refinancing of the Continental Wind Entities. “Continental Wind Projects” shall mean each of the thirteen wind power electric generation projects owned by the Continental Wind Entities and listed under the heading “Continental Wind Projects” in Schedule 1.01D and, if applicable, any Additional Project owned by a Continental Wind Entity (each, individually, a “Continental Wind Project”), including with respect to each such Continental Wind Project the related Project site, and the panels, turbines, facilities, structures and improvements erected on such Project site and all other equipment and property leased or owned by the applicable Continental Wind Entities with respect to such Continental Wind Project and attached to or placed upon such Project site or used in connection with the operation of such Continental Wind Project. “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto. “Control Agreement” shall mean one or more control agreements, entered into by the Borrower, the Collateral Agent and the Depositary Bank, which (i) provides that the Depositary Bank will comply with any instructions or entitlement orders originated by the Borrower and, upon delivery of written notice that an Event of Default has occurred and is continuing, the Collateral Agent (but not, after such notice (until rescinded), the Borrower), (ii) is otherwise sufficient to establish the Collateral Agent’s control per Section 9-104 and Section 8-106 of the UCC, as applicable, and (iii) is otherwise in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent.

DB1/ 117706367.2 13 “Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” shall have the meaning assigned to such term in Section 9.25. “Credit Support” shall mean “Credit Support” as defined in the Credit Support Reimbursement Agreement. “Credit Support Reimbursement Agreement” shall mean the Amended and Restated Reimbursement Agreement, dated as of December 15, 2020, between the Sponsor and the Borrower. “Credit Support Reimbursement Obligations” shall mean “Obligations” as defined in the Credit Support Reimbursement Agreement. “Cure Amount” shall mean the minimum amount which, if added to Available Cash for the Test Period in respect of which a Default in respect of the Financial Performance Covenant occurred, would cause the Financial Performance Covenant for such Test Period to be satisfied (it being understood and agreed that for purposes of calculating such amount no effect shall be given to any prepayment of Loans with such proceeds). “Cure Right” shall have the meaning assigned to such term in Section 7.02. “Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Debt Payment Deficiency” shall have the meaning assigned to such term in Section 2.19(d)(iv). “Debt Service” shall mean, for the Borrower and for any period, the amount of Fees, interest (including, without duplication of interest amounts payable under this Agreement, ordinary course settlement amounts payable by the Borrower under any Interest Rate Swap Agreement, net of ordinary course settlement amounts received by the Borrower thereunder during the relevant period) and Scheduled Amortization Payments of principal due and payable under the Loan Documents during such period (excluding, under all circumstances, any such amounts due and payable on the Maturity Date).

DB1/ 117706367.2 14 “Debt Service Coverage Ratio” shall mean, for any period, the ratio of (a) Cash Flow Available for Debt Service for such period to (b) Debt Service for such period. “Debt Service Reserve Account” shall have the meaning assigned to such term in Section 2.19(a). “Default” shall mean any event or condition that, with the passage of time or the giving of notice or both would be, an Event of Default. “Defaulting Lender” shall mean any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder (including in respect of any participation in Account Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its required funding obligations hereunder, or has made a public statement to that effect with respect to its required obligations hereunder or generally under the other agreements pursuant to which it has committed to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Bankruptcy Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in or to any such proceeding or action or (iv) become the subject of a Bail- In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon the earlier to occur of (x) the delivery of written notice of such determination to the Borrower and each Lender by the Administrative Agent and (y) the fifth Business Day following the occurrence of the applicable event or circumstances described in clause (a), (b), (c) or (d) above (if such event or circumstance continues to exist on such date). No Lender that is Solvent shall be a Defaulting Lender solely by virtue of the precautionary appointment of an administrator guardian, custodian or other similar official with respect to such Lender or any direct or indirect parent company thereof by a Governmental Authority under or based on the law of the governing jurisdiction of such Lender or any direct or indirect parent company thereof if applicable law requires that such appointment not be disclosed. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

DB1/ 117706367.2 15 “Depositary Accounts” shall have the meaning assigned to such term in Section 2.19(a). “Depositary Bank” shall have the meaning assigned to such term in the introductory paragraph of this Agreement. “Discharge of the Obligations” shall mean, and shall have occurred, when (a) all Obligations owing shall have been paid in full in cash (other than (i) inchoate indemnity obligations that are expressly stated to survive termination and (ii) obligations and liabilities under Secured Swap Agreements that have been cash collateralized or as to which other arrangements satisfactory to the applicable Specified Swap Counterparties shall have been made) and (b) all Commitments shall have terminated or expired. “Disqualified Equity Interest” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to one hundred and eighty (180) days after the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt or debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to one hundred and eighty (180) days after the Maturity Date. “Distribution Account” shall have the meaning assigned to such term in Section 2.19(a). “Dividend” shall have the meaning assigned to such term in Section 6.06. “Documentation Agent” shall mean Jefferies in its capacity as documentation agent. “Drawing Amount” shall mean, with respect to any Account Letter of Credit, as of any date of determination, the amount available to be drawn thereunder as of such date. “DSR Increase Payment” shall have the meaning assigned to such term in Section 2.19(d)(i). “DSR Requirement Amount” shall mean, an amount, as calculated on the Closing Date for the six (6) month period following the Closing Date, and thereafter as recalculated on each Quarterly Date (commencing with May 2021) for the six (6) month period following each such Quarterly Date, equal to the amount of Debt Service reasonably anticipated on such date of determination to be due and payable over the six (6) month period commencing on such date of determination (calculated taking into account any amount that would be received or paid by the Borrower pursuant to Interest Rate Swap Agreements that are in effect during the applicable period), in each case based on the reasonable good faith projections of the Borrower and certified to by a Responsible Officer of the Borrower. “Early Opt-in Election” shall mean, if the then-current Benchmark is the LIBO Rate, the occurrence of: (1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

DB1/ 117706367.2 16 (2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders. “ECF Prepayment Account” shall have the meaning assigned to such term in Section 2.19(a). “ECF Sweep Date” shall have the meaning assigned to such term in Section 2.09(c). “Echo Entities” shall mean the entities listed in Part 5 of Schedule 1.01C. “Echo LLC Agreements” shall have the meaning assigned to such term in Schedule 1.01F. “Echo Projects” shall mean each of the wind powered electric generation projects owned by the Echo Entities and listed under the heading “Other Projects” in Schedule 1.01D (each, individually, an “Echo Project”), including with respect to each such Echo Project the related Project site, and the panels, turbines, facilities, structures and improvements erected on such Project site and all other equipment and property leased or owned by the applicable Echo Entity with respect to such Echo Project and attached to or placed upon such Project site or used in connection with the operation of such Echo Project. “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” shall mean any member state of the European Union, Iceland, Liechtenstein and Norway. “EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Assignee” shall mean any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender or an Approved Fund (any two or more related Approved Funds being treated as a single Eligible Assignee for all purposes hereof), or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course. “Engagement Letter” shall mean that certain Engagement Letter, dated October 15, 2020, by and between the Borrower and the Lead Arranger, as amended, amended and restated, supplemented or otherwise modified prior to the date hereof. “Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, and all other environmental media, and natural resources, including flora and fauna, including birds and bats, or as otherwise defined in any Environmental Law. “Environmental Claim” shall mean any and all actions, suits, demand letters, claims, Liens, notices of noncompliance or violation, notices of liability or potential liability, investigations by a Governmental Authority, judicial, administrative or arbitral proceedings, consent orders or consent

DB1/ 117706367.2 17 agreements relating to any violation or alleged violation of an Environmental Law or the Release of, or human exposure to, any Hazardous Material. “Environmental Law” shall mean, collectively, all federal, state or local laws, including common law, statutes, ordinances, regulations, rules, codes, orders, judgments or other requirements or rules of law governing (a) the prevention, abatement or elimination of pollution, or the protection of the Environment, natural resources or human health or safety, or natural resource damages and (b) the use, generation, handling, treatment, storage, Release, transportation or regulation of, or human exposure to, Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq.; the National Environmental Policy Act, 42 U.S.C. §§ 4321 et. seq.; the Migratory Bird Treaty Act, 16 U.S.C. §§ 703 et. seq.; and the Bald and Golden Eagle Protection Act, 16 U.S.C. §§ 668 et. seq., each as amended, and their state or local counterparts or equivalents. “Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest. “Equity Proceeds” shall mean the cash proceeds of the issuance of Qualified Equity Interests of Holding or cash capital contributions (other than proceeds received as a result of the exercise of Cure Rights pursuant to Section 7.02) to Holding. “Equity Proceeds Account” shall have the meaning assigned to such term in Section 2.19(a)(ii). “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414 of the Code. “ERISA Event” shall mean, if at any time, (i) any Plan fails to comply with any material provision of ERISA and/or the Code (and applicable regulations under either) or with the material terms of such Plan, (ii) any Plan fails to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (iii) a notice of intent to terminate any Plan is or is reasonably expected to be filed with the PBGC or the PBGC institutes proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC notifies the Borrower that a Plan may become a subject of any such proceedings, (iv) a Loan Party incurs or is reasonably expected to incur any liability pursuant to Title I of ERISA (other than routine claims for benefits) or the penalty or excise tax provisions of the Code relating to employee benefit plans, or a Loan Party or any ERISA Affiliate incurs or is reasonably expected to incur any liability pursuant to Title IV of ERISA (other than for timely paid premiums to the PBGC), (v) a Loan Party or any ERISA Affiliate withdraws from any Multiemployer Plan in a complete withdrawal or a partial withdrawal, (vi) a Loan Party or any ERISA Affiliate fails to make any required contribution to a Multiemployer Plan pursuant to Section 431 or 432 of the Code, (vii) any Multiemployer Plan is determined to be insolvent, or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), (viii) a Loan Party establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of a Loan Party thereunder, (ix) a non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA

DB1/ 117706367.2 18 and Section 4975(c) of the Code) occurs with respect to any Plan, (x) any ERISA Plan is determined to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (xi) a “reportable event” occurs (within the meaning of Section 4043 of ERISA) for which notice thereof has not been waived pursuant to regulations as in effect on the date thereof, or (xii) a Foreign Plan Event occurs. “ERISA Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA and in respect of which any Loan Party or any ERISA Affiliate is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “EU Bail-In Legislation Schedule” shall mean the document described as such and published by the Loan Market Association (or any successor person) from time to time. “Event of Default” shall have the meaning assigned to such term in Section 7.01. “Excess Cash Flow” shall mean, for each Excess Cash Flow Period, an amount equal to 100% of Available Cash of the Borrower for such Excess Cash Flow Period and any other amounts deposited into the Revenue Account during such Excess Cash Flow Period less any amounts required to be disbursed pursuant to clauses (i) through (vi) of Section 2.19(c) during such Excess Cash Flow Period. “Excess Cash Flow Period” shall mean (a) initially the period from the Closing Date until May, 2021 and (b) thereafter, each quarterly period ending on each Quarterly Date of each calendar year. “Excess Liquidity Reserve Amount” shall have the meaning assigned to such term in Section 2.19(e)(ii)(C). “Excess Project Disposition Proceeds” shall have the meaning assigned to such term in Section 2.09(b). “Excess Reserve Amount” shall have the meaning assigned to such term in Section 2.19(d)(iii)(A). “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. “Excluded Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01. “Excluded Swap Obligation” shall mean with respect to the Guarantors (as defined in the Pledge Agreement), (x) as it relates to all or a portion of the Guarantee of the Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of the Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by the Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of the Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such

DB1/ 117706367.2 19 Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes” shall mean, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of the recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.15(f), and (d) any U.S. federal withholding Taxes imposed under FATCA. “Executive Order” has the meaning given to such term in the definition of “Anti-Terrorism Laws”. “Exelon AVSR Holding” shall have the meaning assigned to such term in the recitals hereto. “ExGen Renewables Entities” shall mean ExGen Renewables Holdings, ExGen Renewables JV, the Continental Wind Entities, the RPG Entities, the Bluestem Entities and the Other JV Entities and, if applicable, (a) any Additional Project Entities owned, directly or indirectly, by ExGen Renewables JV and (b) upon consummation of the AVSR Disposition, the AVSR Entities. “ExGen Renewables Holdings” shall have the meaning assigned to such term in the recitals hereto. “ExGen Renewables I Holding” shall mean ExGen Renewables I Holding, LLC, a Delaware limited liability company. “ExGen Renewables JV” shall have the meaning assigned to such term in the recitals hereto. “ExGen Renewables JV Agreements” shall have the meaning assigned to such term in Schedule 1.01A. “ExGen Renewables JV Projects” shall mean the Continental Wind Projects, the RPG Projects, the Bluestem Project and the Other JV Projects and if applicable (a) any Additional Project owned by any ExGen Renewables Entity and (b) upon consummation of the AVSR Disposition, the AV Solar Project. “Existing Credit Agreement” shall mean that certain Credit Agreement, dated as of November 28, 2017, among the Borrower, Holdings, the lenders party thereto from time to time, Wilmington Trust, National Association, as depositary bank, Morgan Stanley Senior Funding, Inc., as administrative agent and Wilmington Trust, National Association, as collateral agent. “Existing Project Level Financing Documents” shall mean the agreements set forth on Schedule 1.01A.

DB1/ 117706367.2 20 “Existing Swap Counterparty” shall mean Morgan Stanley Capital Services LLC to the extent such Person has executed a joinder to this Agreement in form and substance satisfactory to the Administrative Agent and the Borrower, which may be effected through the notice provided for in the definition of Secured Swap Agreement. “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations and official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code. “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it. “Fee Letters” shall mean (i) that certain Administrative Agent Fee Letter, dated the Closing Date, by and between the Borrower and the Administrative Agent, (ii) that certain Collateral Agent and Depositary Services Agreement, dated the Closing Date, by and between the Borrower and the Collateral Agent and (iii) any other fee letters between the Borrower and any Agent, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time. “Fees” shall mean the Administrative Agent Fees and any other fees payable under the Fee Letters, any other fees payable to the Collateral Agent or the Depositary Bank by the Loan Parties and any fees payable under the Engagement Letter. “Financial Assets” shall have the meaning assigned to such term in Section 8.01(e). “Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person. “Financial Performance Covenant” shall mean the covenant of the Borrower set forth in Section 6.10. “Floor” shall mean 1.00% per annum. “Foreign Benefit Arrangement” shall mean any employee benefit arrangement mandated by non- U.S. law that is maintained or contributed to by any Loan Party. “Foreign Plan” shall mean each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any Loan Party. “Foreign Plan Event” shall mean, with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Arrangement or Foreign Plan, (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered, or (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of

DB1/ 117706367.2 21 applicable law and regulations or with the material terms of such Foreign Benefit Arrangement or Foreign Plan. “FPA” shall have the meaning assigned to such term in Section 3.08(c). “Fully Funded” shall mean, with respect to the Debt Service Reserve Account and as of any date of determination, that the sum of (a) the amount of Cash and Cash Equivalents on deposit in the Debt Service Reserve Accounts as of such date of determination plus (b) the maximum amount guaranteed pursuant to any Sponsor Guaranty credited to such account as of such date of determination plus (c) the aggregate Drawing Amounts as of such date of determination of any Account Letters of Credit in favor of the Collateral Agent credited to such account, is not less than the then applicable DSR Requirement Amount (provided, that (i) (x) such Sponsor Guaranty shall have not been terminated or disavowed in writing and no payment default shall have occurred thereunder and (y) the guarantor under any such Sponsor Guaranty has not ceased to be an Acceptable Guarantor, and (ii) (x) such Account Letter of Credit shall be in full force and effect (and shall not expire within thirty (30) days from the date of determination) unless the Collateral Agent has received notice from the issuer thereof that such Account Letter of Credit will be renewed in accordance with its terms or has received notice from the issuer thereof or the Borrower that such Account Letter of Credit will be extended or replaced (with another Account Letter of Credit, a Sponsor Guaranty or cash in a corresponding amount deposited in the Debt Service Reserve Accounts) on or prior to its stated expiration date) and (y) the issuer of such Account Letter of Credit has not ceased to be an Acceptable LC Issuer (unless such Account Letter of Credit has been replaced with another Account Letter of Credit, Sponsor Guaranty or cash in a corresponding amount deposited in the Debt Service Reserve Accounts)), and “Fully Fund” shall have a meaning correlative thereto. “GAAP” shall mean generally accepted accounting principles and practices as in effect from time to time in the United States of America. “Governmental Authority” shall mean any federal, state, provincial, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body. “Government Official” shall mean any officer or employee of a government or government- owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office. “Guarantee” shall mean a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). “Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature, in each case to the extent subject to regulation or for which liability can be imposed under any Environmental Law. “Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (b) other agreements or arrangements

DB1/ 117706367.2 22 designed to manage interest rates or interest rate risk; and (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, including Commodity Hedge Agreements. “Holding” shall have the meaning assigned to such term in the introductory paragraph of this Agreement. “Incremental Facility” shall the meaning assigned to such term in Section 2.20(a). “Incremental Facility Lenders” shall have the meaning assigned to such term in Section 2.20(c). “Incremental Increase” shall the meaning assigned to such term in Section 2.20(a). “Incremental Term Loans” shall have the meaning assigned to such term in Section 2.20(d)(ix). “Incremental Project Facility” shall have the meaning assigned to such term in Section 6.01(h). “Incremental Revolving Facility” shall the meaning assigned to such term in Section 2.20(a). “Incremental Revolving Issuing Bank” shall have the meaning assigned to such term in Section 2.20(c). “Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent: (p) in respect of borrowed money; (q) evidenced by bonds, notes, debentures or similar instruments; (r) in respect of letters of credit, banker’s acceptances or other similar instruments (or reimbursement agreements in respect thereof); (s) representing Capital Lease Obligations; (t) representing the balance deferred and unpaid of the purchase price of any property or services due more than 60 days after such property is acquired or such services are completed; or (u) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. “Indemnified Taxes” shall mean (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

DB1/ 117706367.2 23 “Indemnitee” shall have the meaning assigned to such term in Section 9.05(b). “Information” shall have the meaning assigned to such term in Section 3.13(a). “Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05, in substantially the form of Exhibit D. “Interest Payment Date” shall mean (a) with respect to any LIBOR Loan, each Quarterly Date, (b) with respect to any Base Rate Loan, each Quarterly Date and (c) as to any Loan, the Maturity Date. “Interest Period” shall mean, as to any Borrowing consisting of a LIBOR Loan, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the next Quarterly Date that is one (1), three (3) or six (6) months thereafter, as the Borrower may elect; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; (ii) the Borrower may not select an Interest Period that would extend beyond the Maturity Date; (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (iv) notwithstanding the foregoing, in connection with the LIBOR Borrowing made on the Closing Date, such LIBOR Borrowing may have an Interest Period commencing on the Closing Date and ending on the first Quarterly Date after the Closing Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. “Interest Rate Swap Agreements” shall have the meaning assigned to such term in Section 5.12. “Interpolated Rate” shall mean at any time, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate (for the longest period for which that LIBO Screen Rate is available in U.S. Dollars) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate (for the shortest period for which that LIBO Screen Rate is available for U.S. Dollars) that exceeds the Impacted Interest Period, in each case, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. When determining the rate for a period which is less than the shortest period for which the LIBO Screen Rate is available, the LIBO Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for U.S. Dollars determined by the Administrative Agent from such service as the Administrative Agent may select. “Investment” shall have the meaning assigned to such term in Section 6.04. “ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Jefferies” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

DB1/ 117706367.2 24 “JV Class A Membership Interests” shall mean the “Class A Interests” as defined in the ExGen Renewables JV Agreement. “Lead Arranger” shall mean Jefferies in its capacity as sole lead arranger and sole bookrunner. “Lender” shall mean each financial institution listed on Schedule 2.01, as well as any Person (other than a natural person) that becomes a “Lender” hereunder pursuant to Section 9.04. “LIBO Base Rate” shall mean, with respect to any LIBOR Loan for any Interest Period, (i) the rate appearing on the applicable Reuters screen page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period or (ii) if the rate referenced in clause (i) above does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (in each case, the “LIBO Screen Rate”); provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to U.S. Dollars, then the LIBO Base Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement). “LIBO Rate” shall mean, with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the greater of (x) the quotient obtained by dividing (a) the LIBO Base Rate for such LIBOR Loan for such Interest Period by (b) 1 minus the LIBOR Reserve Requirement for such LIBOR Loan for such Interest Period and (y) 1.00% per annum. “LIBOR Borrowing” shall mean a Borrowing comprised of LIBOR Loans. “LIBOR Loans” shall mean Loans that bear interest at rates based upon the LIBO Rate. “LIBOR Reserve Requirements” shall mean, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D) (such requirement as set forth on www.federalreserve.gov/monetarypolicy/reservereq.htm or any similar website operated or made available from time to time by the Board either relating to reserve requirements in general or to the terms of Regulation D in particular). Without limiting the effect of the foregoing, the LIBOR Reserve Requirements shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Loans. The LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirements.

DB1/ 117706367.2 25 “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. For certainty, “Lien” shall not include any netting or set-off arrangements under any contract, agreement or other undertaking that is otherwise permitted to be entered into by ExGen Renewables JV, any Project Holdco or any Project Entity in accordance with the Project Level Financing Documents to which it (or its Subsidiaries) is a party. “Liquidity Reserve Account” shall have the meaning assigned to such term in Section 2.19(a). “Liquidity Reserve Maximum Balance” shall mean $[***]. “LLC Agreement” shall mean (i) the Amended and Restated Limited Liability Company Agreement of the Borrower, effective as of November 10, 2017 and (ii) the Second Amended and Restated Limited Liability Company Agreement of Holding, effective as of November 10, 2017. “Loan Documents” shall mean this Agreement, the Security Documents and any Notes issued under Section 2.07(d). “Loan Parties” shall mean the Borrower, Holding and ExGen Renewables Holdings. For the avoidance of doubt, none of the Sponsor or the Project Entities (other than ExGen Renewables Holdings) shall be (or be deemed for any purpose to be) Loan Parties. “Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01. “Local Account Control Agreement” shall mean (i) the Deposit Account Control Agreement, entered into as of the Closing Date, among the Borrower, the Collateral Agent and Citibank, N.A., as depositary bank, and (ii) any other account control agreement entered into to establish “control” (within the meaning of the UCC) over Local Accounts in form and substance reasonably satisfactory to the Administrative Agent. “Local Accounts” shall mean one or more “local checking account(s)” or similar account(s) to be established by the Borrower or any Project Holdco at their respective election, which account(s) shall be subject to a perfected, first priority Lien of the Collateral Agent pursuant to the applicable Local Account Control Agreement but to which the Borrower or any such Project Holdco shall have at all times, other than upon the occurrence and continuation of a Trigger Event, full access and signing authority for the purpose of writing checks or wiring funds for the purposes permitted hereunder; provided that the aggregate amount on deposit in all Local Accounts and the Liquidity Reserve Account at any time shall not exceed $[***]. “Major Revenue Contract” shall mean (a) each agreement for the sale of all or a portion of the energy, capacity and/or ancillary services entered into by any Project Entity from time to time with respect to output of the AV Solar Project and (b) PTC Agreements, together with all amendments, modifications, supplements or replacements thereto or thereof to the extent permitted hereunder. “Margin Stock” shall have the meaning assigned to such term in Regulation U. “Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, properties, financial condition or results of operations of the Borrower and its Subsidiaries (including all Project Entities), taken as a whole, (ii) the rights and remedies of the Agents and the Lenders under any

DB1/ 117706367.2 26 Loan Document or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment and other material obligations under any Loan Document. “Material Indebtedness” shall mean (x) with respect to any Loan Party, any outstanding Indebtedness (other than the Loans) of any such Person in an aggregate principal amount equal to or greater than $[***] and (y) with respect to any Project Entity (or, to the extent under a common financing arrangement, Project Entities), outstanding Indebtedness of any such Person in an aggregate principal amount equal to or greater than $[***] (including under any Project Level Financing Documents). “Material Other Indebtedness Document” shall mean any definitive documentation for any Indebtedness for borrowed money with a principal or committed amount equal to or greater than $[***] (and any Guarantees and security related thereto) of one or more Project Entities. “Material Project Level Agreements” shall mean (i) the Project Level Financing Documents and (ii) the Major Revenue Contracts. “Material Project Subsidiary” shall mean any of the Project Holdcos and AVSR Entities. “Maturity Date” shall mean the seventh anniversary of the Closing Date, which day is December 15, 2027 (or if such date is not a Business Day, the next succeeding Business Day, unless such Business Day is in the next calendar month, in which case the next preceding Business Day). “Maximum Rate” shall have the meaning assigned to such term in Section 9.09. “Moody’s” shall mean Moody’s Investors Service, Inc., and its successors. “Multiemployer Plan” shall mean any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions. “Net Proceeds” shall mean: (v) 100.0% of the proceeds constituting Cash and Cash Equivalents paid and actually received by a Loan Party (including any cash payments or payments consisting of Cash and Cash Equivalents paid and received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable and including casualty insurance settlements and condemnation awards, but only as and when paid and received) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets) to any Person of, any asset or assets of any of the Loan Parties (other than those permitted under Section 6.05, other than Section 6.05(e) but subject to the terms of the Project Level Financing Documents) net of (x) attorneys’ fees, accountants’ fees, investment banking fees, sales commissions, required debt payments and required payments of other obligations (including swap breakage costs) relating to the applicable asset (other than pursuant hereto) and any cash reserve for adjustment in respect of the sale price of such asset established in accordance with GAAP, including pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (y) Taxes and Other Taxes paid or payable as a result thereof; and (w) 100.0% of the proceeds constituting Cash and Cash Equivalents from the incurrence, issuance or sale by any of the Loan Parties of any Indebtedness (other than Excluded Indebtedness), net of

DB1/ 117706367.2 27 all Taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale. For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any of their respective Affiliates shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of the Sponsor. “New Lender” shall have the meaning assigned to such term in Section 2.20(c). “Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.17(c). “Non-Participating Lender” shall have the meaning assigned to such term in Section 2.20(b). “Non-U.S. Lender” shall have the meaning assigned to such term in Section 2.15(f). “Note” shall mean a promissory note delivered by the Borrower pursuant to Section 2.07(d) and substantially in the form of Exhibit H. “Obligations” shall mean all amounts owing to any of the Agents, any Lender or any other Secured Party pursuant to the terms of this Agreement or any other Loan Document, or to any Specified Swap Counterparty pursuant to the terms of any Secured Swap Agreement, or pursuant to the terms of any Guarantee thereof, including with respect to any Loan, Secured Swap Agreement or other agreement, and all other obligations and liabilities of the Loan Parties of any kind and description to the Agents, any Lender or any other Secured Party, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and whether on account of principal, interest, fees, indemnities, costs, expenses, guarantee obligations or otherwise, which may arise under, out of, or in connection with, this Agreement or any other Loan Document, and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that at no time shall Obligations include any Excluded Swap Obligations. “OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury. “OID” shall have the meaning assigned to such term in Section 2.20(d)(viii). “Operating Expenses” shall mean all costs and expenses of the Borrower and Holding incurred by the Borrower and Holding pursuant to or in respect of the Loan Documents (other than Fees). “Organizational Documents” shall mean (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by- laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. “Other Connection Taxes” shall mean, with respect to any Agent or any Lender, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under,

DB1/ 117706367.2 28 engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other JV Entities” shall mean the entities listed in Part 6 of Schedule 1.01C and, if applicable, any Additional Project Entities owned, directly or indirectly, by ExGen Renewables JV and that are not Continental Wind Entities, Bluestem Entities or RPG Entities. “Other JV Projects” shall mean each of the wind and solar power electric generation projects owned by the Other JV Entities and listed under the heading “Other Projects” in Schedule 1.01D and any Additional Project owned by any Other JV Entity (each, individually, an “Other JV Project”), including with respect to each such Other JV Project the related Project site, and the panels, turbines, facilities, structures and improvements erected on such Project site and all other equipment and property leased or owned by the applicable Other JV Entity with respect to such Other JV Project and attached to or placed upon such Project site or used in connection with the operation of such Other JV Project. “Other Taxes” shall mean any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17(b)). “Participant” shall have the meaning assigned to such term in Section 9.04(c)(i). “Participant Register” shall have the meaning assigned to such term in Section 9.04(c)(i). “Participating Lender” shall have the meaning assigned to such term in Section 2.20(b). “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Permitted Acquisition” shall mean any acquisition, directly or indirectly, by the Borrower, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or all or a portion of the Equity Interests of, a Person owning any wholesale renewable electric generating facility or distributed electric generating portfolio in the United States (including any “ROFO Assets” as defined in the ExGen Renewables JV Agreement) (each an “Additional Project”); provided that (i) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable law and in conformity with all applicable consents, orders, permits and approvals of any Governmental Authority, (ii) such acquisition does not result in any default or event of default under any Material Project Level Agreement (after giving effect to any consent or waiver obtained from the requisite financing parties under such Material Project Level Agreement), (iii) to the extent the Person acquiring such assets or Equity Interests is a Loan Party, the Collateral and Guaranty Requirement under this Agreement shall have been satisfied and (iv) the Borrower shall have delivered to Administrative Agent a certificate of a Responsible Officer of the Borrower certifying compliance with the foregoing clauses (i) through (iii). “Permitted Refinancing” shall have the meaning assigned to such term in Section 6.01(i). “Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, individual or family trusts, or government or any agency or political subdivision thereof.

DB1/ 117706367.2 29 “Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Code. “Platform” shall have the meaning assigned to such term in Section 9.17(b). “Pledge Agreement” shall mean the Guarantee and Pledge Agreement, substantially in the form of Exhibit E-2, between Holding and ExGen Renewables Holdings, as grantors, and the Collateral Agent. “Pledged Collateral” with respect to particular Collateral, shall have the meaning assigned to such term, the term “Pledged Equity Interests” or similar term in the Security Document applicable to such Collateral, as applicable. “Prepayment Notice” shall mean a notice by the Borrower to prepay Loans in accordance with Section 2.08, in substantially the form of Exhibit B. “Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the U.S. “Prime Rate” in effect on such day. “Project Entities” shall mean each of, or all of, as the context shall require, the AVSR Entities, the ExGen Renewables Entities, and any Additional Project Entities not otherwise included in the foregoing (but excluding, for purposes of clarity, any Project Entities transferred or otherwise disposed of in accordance with Section 6.05(e) from and after such disposition). “Project Holdcos” each of, or all of, as the context shall require, (i) ExGen Renewables Holdings, and (ii) Exelon AVSR Holding (until the consummation of the AVSR Disposition). “Project Level Financing Documents” shall mean, without duplication, (i) the Existing Project Level Financing Documents or the financing documents entered into in connection with any Permitted Refinancing of the relevant Project Entities and (ii) any Material Other Indebtedness Document and any other definitive documentation for any Indebtedness for borrowed money of any Project Entity that is in full force and effect as of the Closing Date and set forth on Schedule 1.01B or entered into after the Closing Date (or, with respect to any Additional Project, was entered into on or prior to the date of the applicable Permitted Acquisition by the applicable Additional Project Entities), in each case, together with all amendments, modifications, supplements or replacements thereto or thereof to the extent permitted hereunder. “Project Level Indebtedness” shall mean Indebtedness of the Project Entities existing on the Closing Date and set forth on Schedule 6.01(i). “Project Liquidity Shortfall” shall have the meaning assigned to such term in Section 2.19(e)(iii). “Projections” shall mean the projections of the Borrower and its Subsidiaries, including the Base Case Model, the pro forma balance sheet of the Borrower referred to in Section 3.05(c) and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders, the Lead Arranger or the Administrative Agent by or on behalf of Holding or any of its Subsidiaries prior to the Closing Date. “Projects” shall mean each of, or all of, as the context shall require, the ExGen Renewables JV Projects (including the Continental Wind Projects, the RPG Projects and the Other JV Projects), the AV Solar Project (until the consummation of the AVSR Disposition), and any Additional Projects not otherwise

DB1/ 117706367.2 30 included in the foregoing (but excluding, for purposes of clarity, any Projects transferred or otherwise disposed of in accordance with Section 6.05(e) from and after such disposition). “PTC Agreements” shall mean (i) the Offtake Agreement, dated as of September 1, 2013, by and between Exelon Corporation (or Sponsor, following any assignment thereto) and Continental Wind, LLC and (ii) the Offtake Agreement, dated as of March 31, 2016, by and between Sponsor and Renewable Power Generation, LLC. “Public Lender” shall have the meaning assigned to such term in Section 9.17(b). “Public Side Information” shall have the meaning assigned to such term in Section 9.17(b). “PUHCA” shall have the meaning assigned to such term in Section 3.08(c). “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” shall have the meaning assigned to such term in Section 9.25. “Qualified Equity Interests” of any Person shall mean any Equity Interest of such Person that is not a Disqualified Equity Interest. “Quarterly Date” shall mean each February 28, May 31, August 31 and November 30 of each calendar year. The first Quarterly Date after the Closing Date shall be February 28, 2021. “Ratings Reaffirmation” shall mean, in the case of an event or proposed event, a reaffirmation by each of S&P and Moody’s that the then current ratings respectively assigned by such entities to the Senior Facility will not be lower, after giving effect to the event or proposed event, than the ratings respectively assigned by such entities to the Senior Facility immediately prior to such event or proposed event. “Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion. “Register” shall have the meaning assigned to such term in Section 9.04(b)(iv). “Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Related Indemnitee” shall mean, with respect to any Indemnitee, (i) any Affiliate of an Indemnitee and (ii) the Related Parties of such Indemnitee, in each case, only to the extent such Person is

DB1/ 117706367.2 31 acting on the instructions of such Indemnitee or within the scope of such Person’s employment or engagement by such Indemnitee. “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates. “Release” shall mean any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing or migrating in, into, onto or through the Environment, and “Released” shall have a meaning correlative thereto. “Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “Relevant Parties” shall have the meaning assigned to such term in Section 9.23(a). “Repricing Event” shall mean (i) (x) any voluntary prepayment of Loans pursuant to Section 2.09(a), in whole or in part, with the proceeds of, or any conversion of any Loans into, any new or replacement tranche of debt financing bearing interest at an “effective” interest rate less than the “effective” interest rate applicable to the Loans or (y) any amendment to this Agreement that, directly or indirectly, reduces the “effective” interest rate applicable to the Loans or (ii) any assignment permitted under Section 2.17(c) of all or any portion of the Loans of any Lender in connection with any amendment under clause (i) of this definition. For purposes of this definition, the “effective” interest rate shall be deemed to include original issue discount and upfront fees (which fees shall be deemed to constitute like amounts of original issue discount being equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year life to maturity) and, in any event, will exclude arrangement, structuring or other fees paid in connection therewith that are not shared with all lenders in connection with such Repricing Event. “Required Lender Vote/Directive” shall have the meaning assigned to such term in Section 9.22. “Required Lenders” shall mean, at any time, Lenders having Loans and Commitments outstanding that, taken together, represent more than 50.0% of the sum (without duplication) of all Loans and Commitments outstanding. The Loans and Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time and the Loans and Commitments of any Affiliated Lenders shall, for purposes of this definition, be subject to Section 9.22. “Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of the Loan Documents. “Revenue Account” shall have the meaning assigned to such term in Section 2.19(a). “RPG Entities” shall mean RPG Holdings and the other entities listed in Part 3 of Schedule 1.01C and, if applicable, any Additional Project Entities owned, directly or indirectly, by RPG Holdings.

DB1/ 117706367.2 32 “RPG Financing Documents” shall have the meaning assigned to such term in Schedule 1.01A, or shall refer to the financing documents entered into in connection with any Permitted Refinancing of the RPG Entities. “RPG Holdings” shall mean Renewable Power Generation Holdings, LLC, a Delaware limited liability company. “RPG Projects” shall mean each of the seven wind and solar power electric generation projects owned by the RPG Entities and listed under the heading “RPG Projects” in Schedule 1.01D and any Additional Projects owned by any RPG Entity (each, individually, a “RPG Project”), including with respect to each such RPG Project the related Project site, and the panels, turbines, facilities, structures and improvements erected on such Project site and all other equipment and property leased or owned by RPG Holdings and its Subsidiaries with respect to such RPG Project and attached to or placed upon such Project site or used in connection with the operation of such RPG Project. “S&P” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC. “Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03. “Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement: the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria). “Sanctioned Person” shall mean, at any time, any Person subject to or the target of Sanctions including, without limitation, (a) any Person listed in any of the following Sanctions-related lists of designated Persons: OFAC’s Specially Designated Nationals (“SDN”) List, BIS’s Denied Persons, Unverified and Entity Lists, the U.S. Department of State’s Debarred Persons List, the Consolidated United Nations Security Council Sanctions List, the U.K. HM Treasury Consolidated List of Targets, or the European Union’s List of designated individuals and entities, (b) any Person organized or resident in a Sanctioned Country (unless otherwise permitted, exempted, excepted, generally licensed, or specifically licensed by the applicable administering agency) or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b). “Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States and administered by OFAC, BIS or the U.S. Department of State, or any successor agency, and (b) the United Nations Security Council, the European Union as administered by any European Union member state, or the United Kingdom’s HM Treasury, or any sanctions authority of a jurisdiction where a Loan Party, Loan Party’s Subsidiary or Loan Party’s Affiliate is located or doing business. “Scheduled Amortization Payment” shall have the meaning assigned to such term in Section 2.08(a). “SEC” shall mean the Securities and Exchange Commission or any successor thereto. “Secured Parties” shall mean the Agents, the Lead Arranger, the Lenders from time to time party hereto and each Specified Swap Counterparty. “Secured Swap Agreement” shall mean any Swap Agreement settled by reference to interest rates that is entered into by the Borrower and any Specified Swap Counterparty, to the extent, the Borrower has notified the Administrative Agent of its entry thereof and designated the applicable Swap Counterparty as

DB1/ 117706367.2 33 a Specified Swap Counterparty (for the avoidance of doubt, it being understood that such notification may cover all transactions that have been or may be entered into under a specific master agreement and, in any event, that such notification and designation shall only need to be made once). “Securities Act” shall mean the Securities Act of 1933, as amended. “Security Agreement” shall mean the Pledge and Security Agreement, substantially in the form of Exhibit E-1, among the Borrower and the Collateral Agent. “Security Documents” shall mean the Security Agreement, the Pledge Agreement, the Control Agreements and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing, the Collateral and Guarantee Requirement or Section 5.10. “Senior Facility” shall have the meaning assigned to such term in Section 2.20(a). “SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Solvent” or “Solvency” shall mean, with respect to any Person (on a consolidated basis) on any date of determination, that on such date (i) the fair value of the assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of such Person, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liabilities of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (iv) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following such date. “Specified Swap Counterparty” shall mean any Person that, at the time it enters into a Swap Agreement, is a Swap Counterparty. “Sponsor” shall mean Exelon Generation Company, LLC, a Pennsylvania limited liability company. “Sponsor Guaranty” shall mean a guaranty of payment in form and substance reasonably acceptable to the Administrative Agent issued by an Acceptable Guarantor, which guaranty shall name the Collateral Agent (for the benefit of the Lenders) as the beneficiary thereof. “Sponsor Parties” shall mean the Sponsor, the Loan Parties and the Loan Parties’ Subsidiaries.

DB1/ 117706367.2 34 “Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association, joint venture, limited liability company or other business entity of which securities or other ownership interests representing more than 50.0% of the equity or more than 50.0% of the ordinary voting power or more than 50.0% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person. “Supported QFC” shall have the meaning assigned to such term in Section 9.25. “Swap Agreements” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or any of their respective Subsidiaries shall be a Swap Agreement. “Swap Counterparty” shall mean (a) the Administrative Agent, the Lead Arranger, the Existing Swap Counterparty or any of their respective Affiliates or (b) any Lender or any of its Affiliates, in the case of this clause (b) with a credit rating (or having a guarantor with a credit rating) equal to or better than A- from S&P or A3 from Moody’s at the time it enters into a Swap Agreement, in each case, in its capacity as a party to a Swap Agreement. “Swap Obligation” shall mean, with respect to any Guarantor (as defined in the Collateral Agreement), any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Syndication Agent” shall mean Jefferies in its capacity as syndication agent. “Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings (including backup withholding), assessments and other fees imposed by any Governmental Authority and any and all additions to tax, interest and penalties related thereto. “Term Loan Facility” shall mean the Commitments and the Loans made hereunder. “Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Test Period” shall mean, at any date of determination, the most recently completed four (4) consecutive Test Quarters of the Borrower ending on or prior to such date. “Test Quarter” shall mean each three-month period ending on a Quarterly Date. “Transactions” shall mean, collectively, (a) the execution and delivery of the Loan Documents, the Borrowings hereunder, the consummation of the Term Loan Facility and the use of the proceeds thereof, (b) the providing of a Guarantee by Holding and ExGen Renewables Holdings and the granting and perfection of security interests in connection with the transactions referred to in clause (a) above and (c) the payment of all fees and expenses due and payable on the Closing Date as expressly provided in the Engagement Letter, the Fee Letters and the Loan Documents in connection with the foregoing.

DB1/ 117706367.2 35 “Trigger Event” shall mean an Event of Default exists and as a result thereof any Obligations become or are declared to be due and payable prior to their scheduled maturity (as notified in writing to the Collateral Agent). “Type” shall mean LIBOR Loans or Base Rate Loans, as applicable, each of which constitutes a Type of Loan. “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided however that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions. “Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “United States” or “U.S.” shall mean the United States of America. “UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “U.S.A. Patriot Act” shall mean, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001). “U.S. Dollars” or “$” shall mean the lawful currency of the United States. “U.S. Person” shall mean, unless otherwise specified, any United States citizen, permanent resident alien, entity organized under the laws of the United States or any jurisdiction within the United States (including foreign branches), or any person in the United States. “U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 9.25. “Voting Stock” of any specified Person as of any date shall mean the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person. “Withdrawal Certificate” shall have the meaning assigned to such term in Section 2.19(c). “Write-down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify

DB1/ 117706367.2 36 or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.02 Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or any other agreement or instrument delivered in connection herewith or therewith or referred to herein shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except with respect to the financial statements referenced in Section 3.05(b) and (c) and as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. ARTICLE II. THE CREDITS Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender party hereto agrees to make Loans to the Borrower in the applicable amounts set forth opposite each Lender’s name on Schedule 2.01 on the Closing Date in U.S. Dollars in an aggregate principal amount that will not result in the aggregate amount of such Lender’s Loans exceeding such Lender’s Commitment. Amounts repaid or prepaid in respect of the Loans may not be reborrowed. The Term Loan Facility shall be made available as Base Rate Loans and LIBOR Loans. Section 2.02 Loans and Borrowings. (a) Each Loan to the Borrower shall be made as part of a Borrowing consisting of Loans of the same Type and in the same currency made by the Lenders on a pro rata basis in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and not joint, and no Lender shall be responsible for any other Lender’s failure to make Loans as required. (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of Base Rate Loans or LIBOR Loans as the Borrower may request in accordance herewith.

DB1/ 117706367.2 37 (c) Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) Interest Periods in respect of Borrowings outstanding; provided, further, that Interest Periods for the Borrower that commence on the same day and that have the same duration shall be deemed to be one (1) interest period for the purpose of this Section 2.02(c). (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. Section 2.03 Requests for Borrowings. Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by “pdf” or similar electronic format, in the form of a written Borrowing Request signed by the Borrower. Each such Borrowing Request must be received by the Administrative Agent (i) in the case of the Borrowing on the Closing Date, not later than 2:00 p.m. (New York City time), at least two (2) Business Days before the proposed Borrowing or (ii) otherwise, (A) in the case of a Borrowing consisting of LIBOR Loans, not later than 11:00 a.m. (New York City time), three (3) Business Days before the date of the proposed Borrowing or (B) in the case of a Borrowing consisting of Base Rate Loans, not later than 12:00 noon (New York City time), one (1) Business Day before the date of the proposed Borrowing. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02: (a) the aggregate amount of the requested Borrowing; (b) the date of such Borrowing, which shall be a Business Day; (c) whether such Borrowing is to be an Base Rate Borrowing or a LIBOR Borrowing; (d) in the case of a Borrowing consisting of a LIBOR Loan, the initial Interest Period to be applicable thereto; and (e) the location and number of the Borrower’s account to which funds are to be disbursed. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then such Borrower shall be deemed to have selected an Interest Period of three (3) months’ duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Section 2.04 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it to the Borrower hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m. (New York City time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to such account as is designated by the Borrower in its respective Borrowing Request. (b) Unless the Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available

DB1/ 117706367.2 38 on such date in accordance with paragraph (a) of this Section 2.04 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Section 2.05 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect, in the case of any Borrowing to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated on a pro rata basis among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. (b) Each interest election pursuant to this Section 2.05 shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by “pdf” or similar electronic format, in the form of a written Interest Election Request signed by the Borrower. (c) Each written Interest Election Request shall specify the following information in compliance with Section 2.02: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an Base Rate Borrowing or a LIBOR Borrowing; and (iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election. If any such Interest Election Request made by the Borrower requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of three (3) months’ duration. (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

DB1/ 117706367.2 39 (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, the Borrower shall be deemed to have converted such Borrowing to a LIBOR Borrowing with an Interest Period of three (3) months’ duration at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto. Section 2.06 Termination of Commitments. Any undrawn Commitments will terminate at 5:00 p.m. (New York City time) on the Closing Date. Section 2.07 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (c) The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section 2.07 shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any conflict between the accounts maintained pursuant to paragraph (a) or (b) of this Section 2.07, the entries made in the Register shall control. (d) Any Lender may request that Loans made by it to the Borrower be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including, to the extent requested by any assignee, after assignment pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein (or to such payee and its registered assigns). Section 2.08 Repayment of Loans; Application of Prepayments. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to the Borrower on such dates and in such amounts as provided in this Section 2.08. Subject to adjustment pursuant to paragraph (c) of this Section 2.08, (i) the Borrower shall repay on each Quarterly Date an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Loans drawn on the Closing Date (each a “Scheduled Amortization Payment”) and (ii) the Borrower shall repay on the Maturity Date all remaining amounts of the Loans then outstanding. All payments under this Section 2.08(a) shall be allocated to the Lenders on a pro rata basis.

DB1/ 117706367.2 40 (b) To the extent not previously paid, all Loans shall be due and payable on the Maturity Date. (c) Prepayment of the Loans (i) pursuant to Section 2.09(b), shall be applied to Scheduled Amortization Payments and the remaining unpaid principal amount of Loans due and payable on the Maturity Date in the inverse order of maturity, (ii) pursuant to Section 2.09(c), shall be applied, first, in direct order of maturity to all Scheduled Amortization Payments in respect of the Loans due on the immediately succeeding four (4) Quarterly Dates from the date of such prepayment, and second, to the remaining Scheduled Amortization Payments in respect of the Loans and the remaining unpaid principal amount of Loans due and payable on the Maturity Date in the inverse order of maturity, and (iii) from any optional prepayments pursuant to Section 2.09(a) shall be applied as directed by the Borrower, and all such payments pursuant to clauses (i), (ii) and (iii) above shall be allocated ratably to the Lenders. (d) Prior to any prepayment of any Borrowing hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by irrevocable notice to the Administrative Agent, which may be given by “pdf” or similar electronic format, in the form of a written Prepayment Notice signed by the Borrower; provided, however, that, solely with respect to any optional prepayment, if such prepayment is contingent on the consummation of a refinancing of the Loans, such notice shall be revocable (or extended on a day-for-day basis) at any time by the Borrower if such refinancing is not consummated when expected by the Borrower. Such Prepayment Notice shall be received by the Administrative Agent not later than 2:00 p.m. (New York City time) (i) in the case of an Base Rate Borrowing, one (1) Business Day before the scheduled date of such repayment and (ii) in the case of a LIBOR Borrowing, three (3) Business Days before the scheduled date of such repayment. Each prepayment of a Borrowing shall be allocated ratably to the Loans included in the repaid Borrowing. Section 2.09 Optional and Mandatory Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay Loans in whole or in part in accordance with Section 2.08(a) (but subject to Sections 2.09(d) and 2.14), in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $1,000,000 or, if less, the amount outstanding. (b) The Borrower shall apply Net Proceeds promptly upon (and in any event within three (3) Business Days of) receipt thereof by any of the Loan Parties as follows (i) with respect to Net Proceeds from the AVSR Disposition (A) Net Proceeds in an amount up to the AVSR Sale Prepayment Amount and (B) 50% of the amount of Net Proceeds in excess of the AVSR Sale Prepayment Amount (the “AVSR Sale Additional Prepayment Amount”), if any, shall be applied to prepay Loans in accordance with Section 2.08(c) and (ii) all other Net Proceeds shall be applied to prepay Loans made to the Borrower in accordance with Section 2.08(c); provided that, any amount of Net Proceeds from the AVSR Disposition, in excess of the AVSR Sale Prepayment Amount and, if applicable, any AVSR Sale Additional Prepayment Amount (“Excess Project Disposition Proceeds”) shall not be subject to this Section 2.09(b) and may be deposited in the Equity Proceeds Account and transferred in accordance with Section 2.19(g). (c) On the date that is five (5) Business Days after the Quarterly Date occurring in May of each year (the “ECF Sweep Date”), the Borrower shall apply all amounts on deposit in the ECF Prepayment Account (after giving effect to transfers of Excess Cash Flow pursuant to Section 2.19(c)(vii) on such Quarterly Date) to prepay the Loans in accordance with Section 2.08(c), in each case as calculated and certified by the Borrower pursuant to Section 5.04(e). (d) In the event that a Repricing Event is consummated in connection with all or any portion of the Loans on or prior to the period ending six months from the Closing Date, the Borrower shall pay to

DB1/ 117706367.2 41 the Lenders a non-refundable fee equal to 1.00% of the aggregate principal amount of the Loans prepaid, converted or assigned in connection with such Repricing Event. Section 2.10 Fees. (a) The Borrower shall pay to the Administrative Agent, for the account of the Administrative Agent, the administrative fees set forth in the applicable Fee Letter at the times specified therein (the “Administrative Agent Fees”). (b) The Borrower shall pay to the Collateral Agent, for the account of the Collateral Agent, and to the Depositary Bank, for the account of the Depositary Bank, the fees and other amounts set forth in the Fee Letters between the Borrower and the Collateral Agent and Depositary Bank (including attorneys’ fees and expenses), respectively, at the times specified therein. (c) The Borrower agrees to pay on the Closing Date such fees as are set forth in the Engagement Letter and the Fee Letters and expressly provided therein as being due and payable on the Closing Date (which fees shall be non-refundable and non-creditable thereafter). (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances. Section 2.11 Interest. (a) The Borrower shall pay interest on the unpaid principal amount of each Base Rate Loan made to the Borrower at the Base Rate plus the Applicable Margin. (b) The Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan made to the Borrower at the LIBO Rate for the Interest Period in effect for such LIBOR Loan plus the Applicable Margin. (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, then the Borrower shall pay interest on such overdue amount, after as well as before judgment, at a rate per annum equal to (x) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.11 or (y) in the case of any other amount, 2.00% plus the rate applicable to Base Rate Loans in paragraph (a) of this Section 2.11. (d) Accrued interest on each Loan shall be payable by the Borrower from and after the Closing Date in arrears on each Interest Payment Date for such Loan, and on the Maturity Date; provided that (x) interest accrued pursuant to paragraph (c) of this Section 2.11 shall be payable on demand, (y) in the event of any repayment or prepayment of any Loan (other than a prepayment of an Base Rate Loan prior to its stated maturity (unless all Loans are being repaid)), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (z) in the event of any conversion of any LIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (e) All computations of interest shall be made by the Administrative Agent taking into account the actual number of days occurring in the period for which such interest is payable (including the first day but excluding the last day) pursuant to this Section 2.11, and (i) if based on the Base Rate as calculated

DB1/ 117706367.2 42 based on the Prime Rate, a year of 365 days or 366 days, as the case may be; or (ii) if based on the Base Rate (other than as calculated based on the Prime Rate) or the LIBO Rate, on the basis of a year of 360 days. Section 2.12 Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a LIBOR Borrowing: (i) the Administrative Agent determines in good faith that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or (ii) the Administrative Agent is advised by the Required Lenders (acting in good faith) that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and such Borrowing shall be converted to an Base Rate Borrowing on the last day of the Interest Period applicable thereto, and (y) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an Base Rate Borrowing. (b) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (c) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination,

DB1/ 117706367.2 43 decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12. (e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Section 2.13 Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by or participated in by, any Lender (except any such reserve requirement reflected in the LIBO Rate); or (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender or participation therein (including any Tax, cost or expense) (except, in each case, for (x) Indemnified Taxes indemnified pursuant to Section 2.15, (y) Excluded Taxes and (z) Other Taxes); and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered in connection therewith. (b) If any Lender reasonably determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital

DB1/ 117706367.2 44 or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or any of the Loans made by such Lender or as a consequence of the Commitments to make any of the foregoing, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered in connection therewith. (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.13, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Section 2.14 Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such LIBOR Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a LIBOR Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in U.S. Dollars of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. Section 2.15 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except to the extent required by applicable law. If any Indemnified Taxes are required by applicable law to be deducted from any such payments, then (i) the sum payable by the Loan Party shall be increased as necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section 2.15),

DB1/ 117706367.2 45 each Agent or Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes and Other Taxes been made, (ii) such Loan Party or the applicable withholding agent, if required to deduct any such Taxes, shall make such deductions and (iii) such Loan Party or the applicable withholding agent, if required to deduct any such Taxes, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. (c) The Loan Parties shall indemnify each Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Agent or such Lender, as applicable, on or with respect to any payment by or on account of any obligation of the Loan Parties under any Loan Document (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that a certificate as to the amount of such payment or liability and setting forth in reasonable detail the basis and calculation for such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender or Agent, shall be conclusive absent manifest error of the Lender or the Administrative Agent, as applicable. (d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d). (e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (f) Each Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent two executed originals of U.S. Internal Revenue Service Form W-8BEN or W- 8BEN-E (claiming the benefits of an applicable income tax treaty), W-8EXP, W-8IMY (together with any required attachments) or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit I and a Form W-8BEN or W-8BEN-E, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender (with any other required forms attached) claiming complete exemption from or a reduced

DB1/ 117706367.2 46 rate of U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Each Lender that is not a Non-U.S. Lender shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent two executed originals of U.S. Internal Revenue Service Form W-9, properly completed and duly executed by such Lender, claiming complete exemption (or otherwise establishing an exemption) from U.S. backup withholding on all payments under this Agreement and the other Loan Documents. Such forms shall be delivered by each Lender, to the extent it may lawfully do so, on or before the date it becomes a party to this Agreement. In addition, each Lender, to the extent it may lawfully do so, shall deliver such forms promptly upon the obsolescence or inaccuracy of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Without limiting the foregoing, any Lender that is entitled to an exemption from or reduction of withholding Tax otherwise indemnified against by a Loan Party pursuant to this Section 2.15 with respect to payments under any Loan Document shall deliver to the Borrower or the relevant Governmental Authority (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the time or times prescribed by applicable law such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by the Borrower or the Administrative Agent to permit such payments to be made without such withholding tax or at a reduced rate; provided that in such Lender’s reasonable judgment such completion, execution or submission would not subject such Lender to any material unreimbursed cost or materially prejudice such Lender. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements; provided that in such Lender’s reasonable judgment such completion, execution or submission would not subject such Lender to any material unreimbursed cost or materially prejudice such Lender. (g) If an Agent or a Lender determines, in good faith and in its sole discretion, that it has received a refund of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by such Agent or such Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of such Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph (g) shall not be construed to require any Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other Person. Notwithstanding anything to the contrary in this paragraph (g), in no event shall any Agent or Lender be required to pay any amount to any Loan Party pursuant to this paragraph (g) the payment of which would place such Agent or Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification, or with respect to which additional amounts were paid, and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to the Tax had never been paid. (h) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as

DB1/ 117706367.2 47 applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (i) Each Lender agrees that if any form or certification it previously delivered pursuant to Section 2.15(f) or 2.15(h) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (j) For purposes of this Section 2.15, the term “applicable law” shall include FATCA. Section 2.16 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 p.m. (New York City time), on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or of other amounts due hereunder or under any other Loan Document shall be made in U.S. Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment. (b) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. (c) If any Lender shall, by exercising any right of set-off or counterclaim, through the application of any proceeds of Collateral or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value)

DB1/ 117706367.2 48 participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted pursuant to Section 9.04. The Borrower consents to the foregoing and agrees, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment by the Borrower is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. Section 2.17 Mitigation Obligations; Replacement of Lenders. (a) (x) If any Lender requests compensation under Section 2.13, (y) if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 or (z) if any Lender exercises its rights under Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as applicable, in the future, or would eliminate such Lender’s need to exercise its rights under Section 2.18, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If any Lender requests compensation under Section 2.13, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender is a Defaulting Lender, or if any Lender exercises its rights under Section 2.18, then the Borrower may, at the Borrower’s sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under

DB1/ 117706367.2 49 this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.17 shall be deemed to prejudice any rights that any Loan Party may have against any Lender that is a Defaulting Lender. (c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, consent, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected or all of the Lenders and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that, (i) all Obligations of the Borrower due and payable to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (including any such Obligation pursuant to Section 2.09(d)), (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and (iii) the replacement Lender shall have consented to the applicable amendment, waiver, consent, discharge or termination or provides such consent concurrently with such assignment. In connection with any such assignment the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04. Each Lender agrees that if the Borrower exercises the Borrower’s option hereunder to cause an assignment by such Lender as a Non- Consenting Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.04. Notwithstanding anything to the contrary herein, in the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, such assignment shall be deemed to have occurred on such Business Day without such Lender’s execution and delivery of any documentation required pursuant to Section 9.04. (d) A Lender shall not be required to make any such assignment or delegation under this Section 2.17, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply. Section 2.18 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any LIBOR Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue LIBOR Loans or to convert Base Rate Borrowings to LIBOR Borrowings, as the case may be, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all such LIBOR Borrowings of such Lender to Base Rate Borrowings on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

DB1/ 117706367.2 50 Section 2.19 Depositary Accounts. (a) Establishment of Accounts. On or prior to the Closing Date, the Borrower shall establish the following deposit accounts (the “Depositary Accounts”), with the Depositary Bank, in each case, subject to fully perfected first priority security interest and Control Agreement in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations: (i) a U.S. Dollar-denominated account in the name of the Borrower entitled “ExGen Renewables IV – Revenue” and numbered [***] (the “Revenue Account”); (ii) a U.S. Dollar-denominated account in the name of the Borrower entitled “ExGen Renewables IV – Equity Proceeds” and numbered [***] (the “Equity Proceeds Account”); (iii) a U.S. Dollar-denominated account in the name of the Borrower entitled “ExGen Renewables IV – Debt Service Reserve” and numbered [***] (the “Debt Service Reserve Account”); (iv) a U.S. Dollar-denominated account in the name of the Borrower entitled “ExGen Renewables IV – Liquidity Reserve” and numbered [***] (the “Liquidity Reserve Account”); (v) a U.S. Dollar-denominated account in the name of the Borrower entitled “ExGen Renewables IV – ECF Prepayment” and numbered [***] (the “ECF Prepayment Account”); and (vi) a U.S. Dollar-denominated account in the name of the Borrower entitled “ExGen Renewables IV – Distribution” and numbered [***] (the “Distribution Account”). All amounts on deposit in or credited to each Depositary Account from time to time shall (i) be disbursed in accordance with the terms hereof, (ii) constitute the property of the Borrower, (iii) be subject to the first priority Lien of the Collateral Agent (for the benefit of the Secured Parties), subject to liens of the Depositary Bank permitted pursuant to Sections 6.02(c), (d), (e) or (f) and in accordance with the Collateral and Guarantee Requirement, (iv) be held in the sole custody and “control” (within the meaning of Section 8-106(d) or Section 9-104 of the UCC) of the Collateral Agent for the purposes and on the terms set forth in this Agreement and the Security Documents and (v) constitute a part of the Collateral. No amounts on deposit in or credited to the Depositary Accounts from time to time shall constitute payment of any Obligations or any other obligation of any Loan Party until disbursed to pay such Obligations or other obligation in accordance herewith. (b) Deposits into Accounts. (i) Revenue Account. All Cash and Cash Equivalents (including all Available Cash and any proceeds received by the Loan Parties as a result of the exercise of Cure Rights pursuant to Section 7.02) of the Borrower, all amounts required to be transferred to the Revenue Account from any other Depositary Accounts in accordance with the terms of this Agreement and all other amounts received by the Borrower on or after the Closing Date and not required to be deposited to another Depositary Account pursuant to this Agreement shall be deposited as and when received (without regard to whether the current fiscal period in which they arise has closed) directly to, and shall be retained in, the Revenue Account, subject to application in accordance with Section 2.19(c), other than Cash and Cash Equivalents (A) required to be deposited (or on deposit) in the Debt Service Reserve Account pursuant to Section 2.19(d), (B) deposited (or on deposit) in the Liquidity Reserve Account pursuant to Section 2.19(e) and (C) any Equity Proceeds and any Excess Project Disposition Proceeds deposited in the Equity Proceeds Account.

DB1/ 117706367.2 51 (ii) Equity Proceeds Account. The Loan Parties may deposit in the Equity Proceeds Account as and when received any Equity Proceeds and any Excess Project Disposition Proceeds, as determined by the Borrower (and any Equity Proceeds not so deposited shall be deposited into the Revenue Account). (c) Withdrawals from the Revenue Account. Amounts in the Revenue Account shall be disbursed (A) by the Depositary Bank as directed by the Borrower (which disbursement shall be described in a certificate executed by a Responsible Officer of the Borrower to the Administrative Agent, the Collateral Agent and the Depositary Bank at least (1) five (5) Business Days prior to the applicable funding date, in the case of any Withdrawal Certificate that includes transfers for the payment of Debt Service pursuant to clauses (i), (ii) or (iii) below; (2) in any other case, other than with respect to transfers pursuant to clause (vi) below, three (3) Business Days prior to the applicable funding date; or (3) in the case of any transfer with respect to clause (vi) below, no later than two (2) Business Days after the applicable Excess Cash Flow Period detailing the amounts and Persons to be paid in accordance with the following clauses (i) through (vi) and in substantially the form set forth in Exhibit K (such certificate, a “Withdrawal Certificate”)) (via wire transfer or by internal transfer between Depositary Accounts, if applicable), to the extent that funds are then available in the Revenue Account, in the following order of priority, or (B) upon the occurrence and during the continuance of a Default or Event of Default, from time to time as the Administrative Agent shall direct, to be applied against the Obligations of the Borrower that are then due and payable to the Agents, the Lenders and the other Secured Parties, in the order of priority set forth below or (C) if the Borrower fails to deliver a Withdrawal Certificate pursuant to this Section 2.19(c) on any date on which any amounts described in this Section 2.19(c) are due and payable to the Secured Parties, as the Administrative Agent may direct (with one Business Day’s advance notice thereof and a copy of such Withdrawal Certificate to the Borrower and the Collateral Agent) in the order of priority set forth below: (i) first, from time to time as necessary to pay as and when due Operating Expenses (provided that any such payments to Affiliates shall be in compliance with Section 6.07), including expenses, indemnity payments and other amounts (including reasonable and documented fees, charges and disbursements of counsel of any Agent) payable to the Administrative Agent, the Collateral Agent or the Depositary Bank, in their capacities as such (but excluding any amounts payable pursuant to clause (iv) below), and Fees, that have become due and payable and have not yet been paid, as set forth in the applicable Withdrawal Certificate (or, if applicable, direction from the Administrative Agent); (ii) second, after giving effect to any withdrawals pursuant to clause (i) above, on each Quarterly Date and otherwise from time to time as necessary to pay as and when due (x) to the Administrative Agent, the interest and any breakage costs on the Loans payable to the Lenders hereunder and (y) to each applicable Specified Swap Counterparty, interest and scheduled ordinary course payments (but not termination payments) payable by a Loan Party under Secured Swap Agreements, as set forth in the applicable Withdrawal Certificate (or, if applicable, direction from the Administrative Agent); (iii) third, after giving effect to the withdrawals pursuant to clauses (i) and (ii) above, on each Quarterly Date, as necessary to pay as and when due (x) to the Administrative Agent, any principal of (including Scheduled Amortization Payments) and premium, if any, on the Loans payable to the Lenders hereunder and (y) to each applicable Specified Swap Counterparty, termination payments payable by a Loan Party under Secured Swap Agreements, as set forth in the applicable Withdrawal Certificate (or, if applicable, direction from the Administrative Agent); (iv) fourth, after giving effect to the withdrawals pursuant to clauses (i) through (iii) above, on each Quarterly Date and otherwise from time to time as necessary to pay as and

DB1/ 117706367.2 52 when due to the Persons entitled thereto all indemnities and other amounts (other than interest, Fees, principal and premium) payable to the Lenders and Specified Swap Counterparties under the Loan Documents and Secured Swap Agreements, as set forth in the applicable Withdrawal Certificate (or, if applicable, direction from the Administrative Agent); (v) fifth, after giving effect to the withdrawals pursuant to clauses (i) through (iv) above, on each Quarterly Date, as necessary to fund the Debt Service Reserve Account such that, after giving effect to such funding, the Debt Service Reserve Account is Fully Funded, as set forth in the applicable Withdrawal Certificate (or, if applicable, direction from the Administrative Agent); (vi) sixth, at the option of the Borrower in its sole discretion, after giving effect to the withdrawals pursuant to clauses (i) through (v) above, on each Quarterly Date, to fund the Liquidity Reserve Account and/or the Local Accounts in the amount, if any, determined by the Borrower (in its sole discretion), as set forth in the applicable Withdrawal Certificate; provided that, in no event, shall the aggregate amount of monies on deposit (1) in the Liquidity Reserve Account, after giving effect to any such transfer, exceed the Liquidity Reserve Maximum Balance or (2) in the Liquidity Reserve Account together with monies on deposit in the Local Accounts, after giving effect to any such transfer, exceed $[***]; (vii) seventh, after giving effect to the withdrawals pursuant to clauses (i) through (vi) above, as set forth in the applicable Withdrawal Certificate, on each Quarterly Date, 75% of Excess Cash Flow for the Excess Cash Flow Period ending on such Quarterly Date remaining on deposit in the Revenue Account shall be applied as follows: (x) if no Credit Support Reimbursement Obligations are then outstanding and unpaid, all such Excess Cash Flow shall be transferred to the ECF Prepayment Account and (y) if Credit Support Reimbursement Obligations are then outstanding and unpaid, such Excess Cash Flow shall be allocated pro rata (based on the aggregate amount of the outstanding principal of the Loans and the Credit Support Reimbursement Obligations then outstanding and unpaid on such Quarterly Date), with (1) the amount allocated to the Loans transferred to the ECF Prepayment Account and (2) the amount allocated to Credit Support Reimbursement Obligations transferred to an Affiliate of the Borrower as directed in the applicable Withdrawal Certificate to be applied to the payment or prepayment of such Credit Support Reimbursement Obligations; and (viii) eighth, on each Quarterly Date, so long as no Default or Event of Default has occurred and is continuing, any funds remaining on deposit in the Revenue Account after giving effect to the withdrawals pursuant to clauses (i) through (vii) above, shall be transferred to the Distribution Account. If funds being disbursed at any time pursuant to clause (ii), (iii) or (iv) above are insufficient on any date to make the transfers and payments specified in the applicable Withdrawal Certificate, then the amounts in the Revenue Account at such level at such time shall be transferred to the Persons entitled thereto pro rata based on the respective amounts then due and payable to such Persons. (d) Debt Service Reserve Account. (i) Deposits into the Debt Service Reserve Account. On the Closing Date, the Borrower shall Fully Fund the Debt Service Reserve Account up to the DSR Requirement Amount as of the Closing Date with cash or a Sponsor Guaranty. Thereafter, on each Quarterly Date, the Borrower shall deposit or cause to be deposited in the Debt Service Reserve Account an aggregate amount (the “DSR Increase Payment”) equal to no less than the amount necessary (if any) to Fully

DB1/ 117706367.2 53 Fund the Debt Service Reserve Account as of such date with, to the extent available and necessary, (x) cash withdrawals from the Revenue Account permitted under Section 2.19(c)(v) and/or (y) one or more Sponsor Guaranties (or supplements to existing Sponsor Guaranties) and/or Account Letters of Credit; provided, that if such aggregate amount then available from the Revenue Account plus the available guaranteed amount under a Sponsor Guaranty plus the available amount under an Account Letter of Credit is less than the DSR Increase Payment, the full amount of such available amounts on deposit in the Revenue Account shall be deposited into the Debt Service Reserve Account, it being understood that the failure to fund the full DSR Increase Payment in accordance with this proviso shall not be deemed a Default or Event of Default hereunder. (ii) Drawings under Sponsor Guaranties and Account Letters of Credit. Amounts on deposit in the Debt Service Reserve Account may be funded from time to time by any Sponsor Guaranty or Account Letter of Credit, and the Collateral Agent shall make a drawing upon any Account Letter of Credit if: (A) [reserved]; or (B) In the case of an Account Letter of Credit, (1) the issuer of such Account Letter of Credit is not an Acceptable LC Issuer and thirty (30) or more days have elapsed since such issuer ceased to be an Acceptable LC Issuer and such Account Letter of Credit has not been replaced (with another Account Letter of Credit or cash); or (2) such Account Letter of Credit will expire within thirty (30) days and either (x) the Collateral Agent has received a notice from the issuer thereof that such Account Letter of Credit will not be renewed in accordance with its terms or (y) the Collateral Agent has not received written evidence from the issuer thereof or the Borrower that such Account Letter of Credit will be extended or replaced (with another Account Letter of Credit, a Sponsor Guaranty or cash) upon or prior to its stated expiration date. Upon obtaining knowledge thereof, the Borrower shall provide prompt written notice to the Collateral Agent if any guarantor under a Sponsor Guaranty is not an Acceptable Guarantor or whether any issuer of an Account Letter of Credit is not an Acceptable LC Issuer. Any such drawing under an Account Letter of Credit shall be in an amount equal to the lesser of (1) the DSR Requirement Amount at such time minus the sum of (x) the amount of Cash and Cash Equivalents on deposit in the Debt Service Reserve Account at such time and (y) the remaining Drawing Amounts of any other Account Letters of Credit credited to the Debt Service Reserve Account at such time (to the extent such Account Letters of Credit are issued by an Acceptable LC Issuer and will not expire within thirty (30) days (unless the issuing bank or the Borrower has provided written evidence to the Collateral Agent that any such Account Letter of Credit will be extended or replaced upon or prior to its stated expiration date)) and the guaranteed amount then available for demand under any Sponsor Guaranty credited to the Debt Service Reserve Account at such time (to the extent any such Sponsor Guaranty is issued by an Acceptable Guarantor, has not been terminated and no payment defaults have occurred thereunder) and (2) the remaining Drawing Amount under such Account Letter of Credit, and the proceeds of such drawing shall be deposited into the Debt Service Reserve Account by the Collateral Agent. (iii) Disbursements of Excess Amounts from the Debt Service Reserve Accounts; Reductions in Account Letters of Credit and Sponsor Guaranties. (A) So long as no Event of Default has occurred and is continuing, at any time that the sum of the aggregate Drawing Amounts under all Account Letters of Credit held by the Collateral Agent credited to the Debt Service Reserve Account at such time (to the

DB1/ 117706367.2 54 extent such Account Letters of Credit are issued by an Acceptable LC Issuer and will not expire within thirty (30) days (unless the issuing bank or the Borrower has provided written evidence to the Collateral Agent that any such Account Letter of Credit will be extended or replaced upon or prior to its stated expiration date)) plus the aggregate guaranteed amount then available for demand under any Sponsor Guaranty held by the Collateral Agent credited to the Debt Service Reserve Account at such time (to the extent such Sponsor Guaranty is issued by an Acceptable Guarantor, has not been terminated and no payment defaults have occurred thereunder) plus the funds then on deposit in or credited to the Debt Service Reserve Account is greater than the DSR Requirement Amount as of such date (in each case, an “Excess Reserve Amount”), as specified in a certificate signed by a Responsible Officer of the Borrower (with a copy to the Administrative Agent), certifying as to the amount of such Excess Reserve Amount, the Borrower shall be entitled pursuant to a Withdrawal Certificate to (1) transfer or cause to be transferred an amount of funds up to the Excess Reserve Amount from the Debt Service Reserve Account to the Revenue Account and (2) then, if any Excess Reserve Amount remains after giving effect to clause (1), the Borrower shall be entitled to deliver to the Collateral Agent for countersignature (in the Administrative Agent’s reasonable discretion), and shall thereafter deliver to the issuer of any Account Letter of Credit credited to the Debt Service Reserve Account at such time, a reduction certificate in the form attached to such Account Letter of Credit or otherwise in a form satisfactory to such issuer in the amount of such remaining Excess Reserve Amount, and the face amount of such Account Letter of Credit may be reduced as provided in such certificate; provided that if any Sponsor Guaranty is then also credited to the Debt Service Reserve Account, such Sponsor Guaranty shall be reduced pursuant to a supplement provided under such Sponsor Guaranty or documentation otherwise satisfactory to the Administrative Agent (with a copy to the Administrative Agent) for such remaining Excess Reserve Amount prior to the reduction of any Account Letter of Credit. (B) So long as no Event of Default has occurred and is continuing, the Borrower shall be entitled to instruct the Depositary Bank to release funds from the Debt Service Reserve Account pursuant to a written request from a Responsible Officer of the Borrower (certifying as to no Event of Default), with a copy to the Administrative Agent, in the event that the Borrower has provided to the Collateral Agent a Sponsor Guaranty or an Account Letter of Credit in a guaranteed or stated amount equal to the amount of funds to be released from the Debt Service Reserve Account and amounts so released shall be transferred to such accounts or Persons (including to Holding or its Affiliates) as are specified in such instructions to the Depositary Bank. Such Sponsor Guaranty and Account Letter of Credit shall be subject to all of the terms of this Section 2.19(d). (C) The Borrower may at any time deliver Cash and Cash Equivalents and/or one or more Account Letters of Credit to the Depositary Bank for deposit in or credit to the Debt Service Reserve Account and upon delivery thereof, shall be entitled (pursuant to a written request from a Responsible Officer of the Borrower to the applicable guarantor and the Collateral Agent, certifying that such reduction is in compliance with this clause (C), with a copy to the Administrative Agent) to a reduction in the then available guaranteed amount under any Sponsor Guaranty credited to the Debt Service Reserve Account pursuant to a supplement provided under such Sponsor Guaranty or documentation otherwise satisfactory to the Administrative Agent in the face or stated amount equal to the amount of Cash and Cash Equivalents and/or Account Letters of Credit to be deposited in or credited to the Debt Service Reserve Account. Any such reduction

DB1/ 117706367.2 55 shall only be effective upon actual receipt by the Depositary Bank of the replacement Cash and Cash Equivalents and/or one or more Account Letters of Credit. (D) For the avoidance of doubt, in no event shall the guaranteed amount of any Sponsor Guaranty or the stated amount of any Account Letter of Credit credited to the Debt Service Reserve Account be permitted to be reduced other than in connection with Section 2.19(d)(iii)(A) or 2.19(d)(iii)(C) or in connection with a cash payment made pursuant to any demand or draw, as applicable, thereunder paid to the Collateral Agent in accordance with the terms thereof. (iv) Disbursements to Pay Debt Service. To the extent disbursements from the Revenue Account or other funds available to the Borrower or the other Loan Parties are not anticipated to be or are not adequate to pay (x) all interest and Fees due and payable to the Agents and the Lenders under or in respect of the Loan Documents, or (y) all principal or premium (if any) due and payable to the Lenders under or in respect of the Loan Documents (any such shortfall, a “Debt Payment Deficiency”), then: (A) the Depositary Bank (at the written direction of (I) the Borrower pursuant to a Withdrawal Certificate or (II) if the Borrower has not so delivered such Withdrawal Certificate by 1:00 p.m. (New York City time) on the third Business Day prior to the date on which such amounts are due and not paid, the Administrative Agent) shall withdraw from the Debt Service Reserve Account and immediately transfer to the Administrative Agent cash in an aggregate amount equal to the Debt Payment Deficiency (or, if less, the aggregate amount of funds then on deposit in or credited to the Debt Service Reserve Accounts) for application (1) first, to that portion of the Debt Payment Deficiency that relates to amounts due in clause (x) above and (2) second, to that portion of the Debt Payment Deficiency that relates to amounts due in clause (y) above, in accordance with the Loan Documents, and if such funds are insufficient to meet the Debt Payment Deficiency, then (B) after giving effect to clause (A), to the extent any Debt Payment Deficiency remains outstanding, the Depositary Bank shall promptly so notify the Borrower, the Administrative Agent and the Collateral Agent, and the Collateral Agent shall (I) first, if any Sponsor Guaranty is then in effect, make a demand under such Sponsor Guaranty in an amount equal to the remaining Debt Payment Deficiency (or, if less, the full available guaranteed amount under such Sponsor Guaranty) and immediately transfer the proceeds thereof to the Administrative Agent and (II) second, to the extent any Debt Payment Deficiency remains outstanding, if any Account Letter of Credit is then in effect, make a drawing on such Account Letter of Credit in an amount equal to the remaining Debt Payment Deficiency (or, if less, the Drawing Amount under such Account Letter of Credit) and immediately transfer the proceeds thereof to the Administrative Agent. The Administrative Agent shall apply such proceeds (1) first, to that portion of the Debt Payment Deficiency that relates to amounts due in clause (x) above and (2) second, to that portion of the Debt Payment Deficiency that relates to amounts due in clause (y) above, in accordance with the Loan Documents. (e) Liquidity Reserve Account (i) Deposits into the Liquidity Reserve Account. On the Closing Date, the Borrower shall fund the Liquidity Reserve Account up to the Liquidity Reserve Maximum Balance with cash or a Sponsor Guaranty. Thereafter, on each Quarterly Date, the Borrower (at its option (in its sole

DB1/ 117706367.2 56 discretion)) may fund the Liquidity Reserve Account with, to the extent available, cash withdrawals from the Revenue Account permitted under Section 2.19(c)(vi), up to the Liquidity Reserve Maximum Balance. (ii) Sponsor Guaranties and Account Letters of Credit. Amounts on deposit in the Liquidity Reserve Account may be funded by the Borrower (at its option (in its sole discretion)) from time to time by any Sponsor Guaranty or Account Letter of Credit, and the Collateral Agent shall make a drawing upon any Account Letter of Credit if: (A) [reserved]; or (B) In the case of an Account Letter of Credit, (1) the issuer of such Account Letter of Credit is not an Acceptable LC Issuer and thirty (30) or more days have elapsed since such issuer ceased to be an Acceptable LC Issuer and such Account Letter of Credit has not been replaced (with another Account Letter of Credit or cash); or (2) such Account Letter of Credit will expire within thirty (30) days and either (x) the Collateral Agent has received a notice from the issuer thereof that such Account Letter of Credit will not be renewed in accordance with its terms or (y) the Collateral Agent has not received written evidence from the issuer thereof or the Borrower that such Account Letter of Credit will be extended or replaced (with another Account Letter of Credit, a Sponsor Guaranty or cash) upon or prior to its stated expiration date. Upon obtaining knowledge thereof, the Borrower shall provide prompt written notice to the Collateral Agent if any guarantor under a Sponsor Guaranty is not an Acceptable Guarantor or whether any issuer of an Account Letter of Credit is not an Acceptable LC Issuer. Any such drawing under an Account Letter of Credit shall be in an amount equal to the remaining Drawing Amount under such Account Letter of Credit, and the proceeds of such drawing shall be deposited into the Liquidity Reserve Account by the Collateral Agent. (C) So long as no Event of Default has occurred and is continuing, at any time that the sum of the aggregate Drawing Amounts under all Account Letters of Credit held by the Collateral Agent credited to the Liquidity Reserve Account at such time (to the extent such Account Letters of Credit are issued by an Acceptable LC Issuer and will not expire within thirty (30) days (unless the issuing bank or the Borrower has provided written evidence to the Collateral Agent that any such Account Letter of Credit will be extended or replaced upon or prior to its stated expiration date)) plus the aggregate guaranteed amount then available for demand under any Sponsor Guaranty held by the Collateral Agent credited to the Liquidity Reserve Account at such time (to the extent such Sponsor Guaranty are issued by an Acceptable Guarantor, has not been terminated and no payment defaults have occurred thereunder) plus the funds then on deposit in or credited to the Liquidity Reserve Account is greater than the Liquidity Reserve Maximum Balance (in each case, an “Excess Liquidity Reserve Amount”), as specified in a certificate signed by a Responsible Officer of the Borrower (with a copy to the Administrative Agent), certifying as to the amount of such Excess Liquidity Reserve Amount, the Borrower shall be entitled pursuant to a Withdrawal Certificate to transfer or cause to be transferred an amount of funds up to the Excess Liquidity Reserve Amount from the Liquidity Reserve Account as directed in such Withdrawal Certificate. (D) So long as no Event of Default has occurred and is continuing, the Borrower shall be entitled to instruct the Depositary Bank to release funds from the

DB1/ 117706367.2 57 Liquidity Reserve Account pursuant to a written request from a Responsible Officer of the Borrower (certifying as to no Event of Default), with a copy to the Administrative Agent, in the event that the Borrower has provided to the Collateral Agent a Sponsor Guaranty or an Account Letter of Credit in a guaranteed or stated amount equal to the amount of funds to be released from the Liquidity Reserve Account and amounts so released shall be transferred to such accounts or Persons (including to Holding or its Affiliates) as are specified in such instructions to the Depositary Bank. Such Sponsor Guaranty and Account Letter of Credit shall be subject to all of the terms of this Section 2.19(e). (E) The Borrower may at any time deliver Cash and Cash Equivalents and/or one or more Account Letters of Credit to the Depositary Bank for deposit in or credit to the Liquidity Reserve Account and upon delivery thereof, shall be entitled (pursuant to a written request from a Responsible Officer of the Borrower to the applicable guarantor and the Collateral Agent, certifying that such reduction is in compliance with this clause (E), with a copy to the Administrative Agent) to a reduction in the then available guaranteed amount under any Sponsor Guaranty credited to the Liquidity Reserve Account pursuant to a supplement provided under such Sponsor Guaranty or documentation otherwise satisfactory to the Administrative Agent in the face or stated amount equal to the amount of Cash and Cash Equivalents and/or Account Letters of Credit to be deposited in or credited to the Liquidity Reserve Account. Any such reduction shall only be effective upon actual receipt by the Depositary Bank of the replacement Cash and Cash Equivalents and/or one or more Account Letters of Credit. (F) For the avoidance of doubt, in no event shall the guaranteed amount of any Sponsor Guaranty or the stated amount of any Account Letter of Credit credited to the Liquidity Reserve Account be permitted to be reduced other than in connection with Section 2.19(e)(ii)(C) or (E) or in connection with a cash payment made pursuant to any demand or draw, as applicable, thereunder paid to the Collateral Agent in accordance with the terms thereof. (G) At any time that the sum of the aggregate Drawing Amounts under all Account Letters of Credit credited to the Liquidity Reserve Account, the then available guaranteed amount under any Sponsor Guaranty credited to the Liquidity Reserve Account and the funds then on deposit in or credited to the Liquidity Reserve Account and the Local Accounts at such time is (i) less than the Liquidity Reserve Maximum Balance, net interest, if any, earned on funds on deposit in the Liquidity Reserve Account shall be accumulated therein or (ii) greater than the Liquidity Reserve Maximum Balance, net interest, if any, earned on funds on deposit in the Liquidity Reserve Account shall be transferred to the Revenue Account. (iii) Disbursements. If (x) on any Quarterly Date, or any other date on which transfers are to be made, the amount available in the Revenue Account is insufficient to make all of the transfers required by clauses (i) through (iv) of Section 2.19(c) or for any other general corporate purposes of the Borrower not inconsistent with this Agreement (a “Borrower Liquidity Shortfall”) or (y) there are insufficient funds at any Project Entity to make payments of amounts consisting of operation and maintenance costs or expenses attributable to any Project or payment of debt service or fees under any Project Level Financing Documents or for any other general corporate purposes of a Project Entity not inconsistent with this Agreement, as described in reasonable detail and certified by a Responsible Officer of the Borrower (a “Project Liquidity Shortfall”), the Depositary Bank (at the written direction of the Borrower pursuant to a Withdrawal Certificate) shall transfer an amount in cash equal to the lesser of (x) the Borrower Liquidity

DB1/ 117706367.2 58 Shortfall or Project Liquidity Shortfall, as applicable, and (y) the amount then available in (i) the Liquidity Reserve Account and (ii) any Local Accounts, from the Liquidity Reserve Account or applicable Local Account and deposit such amount into, in the case of a Borrower Liquidity Shortfall, the Revenues Account for application on such date in accordance with Section 2.19(c) and in the case of a Project Liquidity Shortfall, to such accounts or Persons as are specified in such Withdrawal Certificate for application to such Project Liquidity Shortfall as specified in the corresponding Responsible Officer’s certificate. In addition, in accordance with Section 2.19(g), the Borrower may submit a Withdrawal Certificate to transfer any amount on deposit in the Liquidity Reserve Account to one or more Local Accounts as specified therein for application to any future Borrower Liquidity Shortfall or Project Liquidity Shortfall; provided that after giving effect to any such transfer, (1) the amount on deposit in the Liquidity Reserve Account shall not exceed the Liquidity Reserve Maximum Balance and (2) the aggregate amount on deposit in the Liquidity Reserve Account and the Local Accounts shall not exceed $[***]. To the extent any Borrower Liquidity Shortfall or Project Liquidity Shortfall, as applicable, remains outstanding after application of all cash in the Liquidity Reserve Account and the Local Accounts, the Depositary Bank shall promptly so notify the Borrower, the Administrative Agent and the Collateral Agent, and the Collateral Agent shall (I) first, if any Sponsor Guaranty is then in effect, make a demand under such Sponsor Guaranty in an amount equal to the remaining Borrower Liquidity Shortfall or Project Liquidity Shortfall, as applicable, (or, if less, the full available guaranteed amount under such Sponsor Guaranty) and immediately transfer the proceeds thereof to the applicable account and (II) second, to the extent any Borrower Liquidity Shortfall or Project Liquidity Shortfall, as applicable, remains outstanding, if any Account Letter of Credit is then in effect, make a drawing on such Account Letter of Credit in an amount equal to the remaining Borrower Liquidity Shortfall or Project Liquidity Shortfall, as applicable, (or, if less, the Drawing Amount under such Account Letter of Credit) and immediately transfer the proceeds thereof to the applicable account. (f) Local Accounts. The Depositary Bank shall, pursuant to a Withdrawal Certificate delivered by the Borrower for such purpose in accordance with Section 2.19(e)(iii), transfer to the applicable Local Account the amount requested by the Borrower in the applicable Withdrawal Certificate for payment of Borrower Liquidity Shortfalls and Project Liquidity Shortfalls as, when and to the extent specified in such Withdrawal Certificate. (g) Equity Proceeds Account. To the extent any Loan Party received Equity Proceeds or Excess Project Disposition Proceeds, such Equity Proceeds or Excess Project Disposition Proceeds may be deposited into the Equity Proceeds Account. The Borrower shall be permitted to transfer Cash and Cash Equivalents on deposit in or credited to the Equity Proceeds Account at any time pursuant to a Withdrawal Certificate delivered to the Depositary Bank (with a copy to the Administrative Agent), to an account (which may be any Depositary Account) or Person as directed by the Borrower in such Withdrawal Certificate, which funds may be applied for any purpose permitted by this Agreement and the other Loan Documents. (h) ECF Prepayment Account. The Depositary Bank (at the written direction of (I) the Borrower pursuant to a Withdrawal Certificate or (II) if the Borrower has not so delivered such Withdrawal Certificate by 1:00 p.m. (New York City time) on the third Business Day prior to any ECF Sweep Date, the Administrative Agent) shall on each ECF Sweep Date withdraw from the ECF Prepayment Account and immediately transfer to the Administrative Agent cash equal to the aggregate amount of funds then on deposit in or credited to the ECF Prepayment Account for application to a mandatory prepayment of the Loans in accordance with Section 2.09(c). (i) Distribution Account. The Borrower shall be permitted to transfer Cash and Cash Equivalents on deposit in or credited to the Distribution Account at any time pursuant to a Withdrawal

DB1/ 117706367.2 59 Certificate delivered to the Depositary Bank (with a copy to the Administrative Agent), to an account (which may be any Depositary Account) or Person as directed by the Borrower in such Withdrawal Certificate. Notwithstanding the foregoing, to the extent the guarantor under a Sponsor Guaranty is no longer an Acceptable Guarantor, the Borrower will not be permitted to transfer Cash and Cash Equivalents from the Distribution Account, except for transfers to the Debt Service Reserve Account, until the Debt Service Reserve Account is Fully Funded, and the Borrower may, at any time, direct the Depositary Bank to transfer amounts on deposit therein to the Debt Service Reserve Account up to the amount necessary to cause the Debt Service Reserve Account to be Fully Funded. (j) Invasion of Accounts. One (1) Business Day prior to any Business Day on which disbursements are required to be made from the Revenue Account in accordance with Section 2.19(c)(ii) or (iii), if the amounts on deposit in the Revenue Account are not sufficient to make such disbursements, and the Borrower has not transferred amounts from the Liquidity Reserve Account to cover such insufficiency, the Depositary Bank (at the written direction of (I) the Borrower pursuant to a Withdrawal Certificate or (II) if the Borrower has not so delivered such Withdrawal Certificate by 1:00 p.m. (New York City time) on the second Business Day prior to the Business Day on which such disbursements are required to be made, the Administrative Agent) shall transfer funds to the Revenue Account to cover such insufficiency first, from the ECF Prepayment Account, second, after giving effect to such transfer, from the Liquidity Reserve Account and third, after giving effect to such transfers, from the Debt Service Reserve Account in accordance with Section 2.19(d). (k) Receipt of Certain Funds; Unidentified Funds. If any Agent or Lender receives directly any amount that is payable to a Depositary Account (due to such amount not being paid directly to the applicable Depositary Account), such Person shall deposit or cause to be deposited such amount into the applicable Depositary Account, and the obligation of the Loan Parties to deposit such amount into such Depositary Account shall be deemed satisfied upon such deposit. If the Depositary Bank receives directly any amount that is not sufficiently identified or is not accompanied with adequate instructions as to which Depositary Account such amount is to be deposited, the Depositary Bank shall deposit such funds into the Revenue Account, and notify the Borrower and each Agent of the receipt of such funds. Upon receipt of written instructions from the Borrower (as confirmed in writing by the Administrative Agent), the Depositary Bank shall transfer such funds from the Revenue Account to the Depositary Account specified by such instructions. Section 2.20 Incremental Facility and Commitments. (a) The Borrower may, by written notice to the Administrative Agent, request increases in the Term Loans (each, an “Incremental Increase”), or, on one occasion, request a revolving facility (including, if desired, but without duplication, letter of credit capacity) (the “Incremental Revolving Facility”; together with any Incremental Increase, each, an “Incremental Facility”, and collectively, the “Incremental Facilities”; together with the Term Loan Facility, collectively, the “Senior Facility”), in each case, to be used solely for working capital requirements, letter of credit capacity and other general corporate purposes of the Loan Parties, provided that in no event shall the sum of (a) outstanding commitments under the Incremental Facilities and (b) the aggregate amount of the Incremental Project Facilities exceed $50,000,000. Upon the receipt of such request by the Administrative Agent, the Administrative Agent shall deliver a copy thereof to each Lender. Such notice shall set forth the amount of the requested Incremental Facility, which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000, and the date on which such Incremental Facility is requested to become effective (which shall be not less than 15 days nor more than 90 days after the date of such notice, which in any event must be prior to the Maturity Date), and shall offer each Lender the opportunity to participate by its applicable pro rata share of the proposed Incremental Facility, provided that any Agent or Lender may elect or decline, in its sole discretion, to provide a commitment in respect of such Incremental Facility.

DB1/ 117706367.2 60 (b) Each Lender shall, by notice to the Borrower and the Administrative Agent given not more than 10 days after the date of the Administrative Agent’s notice described in clause (a) above is delivered to such Lender, either agree to issue a commitment for all or a portion of the offered amount (each agreeing Lender, a “Participating Lender”) or decline to issue a commitment (and any Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to provide a commitment) (each declining or deemed declining Lender, a “Non-Participating Lender”). (c) In the event that, on the 15th day after the Administrative Agent shall have delivered a notice pursuant to the immediately preceding paragraph (b), the Participating Lenders shall have agreed pursuant to the preceding sentence to provide commitments by an aggregate amount less than the amount requested by the Borrower, the Borrower may arrange for one or more banks or other entities (each such bank or other entity, a “New Lender” and together with the Participating Lenders, the “Incremental Facility Lenders”), which may include any Lender or Agent, to issue commitments under the requested Incremental Facility, in an aggregate amount equal to the unsubscribed amount; provided, however, that each New Lender that is not a Lender shall be subject to the prior written approval of the Administrative Agent and, if the Incremental Revolving Facility is to include a letter of credit facility, each issuing bank thereunder (each, an “Incremental Revolving Issuing Bank”) (which approvals shall not be unreasonably withheld or delayed), and the Borrower, each New Lender and each Incremental Revolving Issuing Bank shall execute all such documentation (including a joinder agreement, if applicable) as the Administrative Agent shall reasonably specify to evidence its commitments under the requested Incremental Facility and/or its status as a “Lender” or issuing bank under such Incremental Facility hereunder and shall share pro rata in the Collateral as a Secured Party. Any Incremental Facility may be made in an amount that is less than the amount requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, New Lenders, but in no event less than $10,000,000. (d) Notwithstanding the foregoing, no Incremental Facility shall become effective under this Section 2.20 unless: (i) on the date of such incurrence, no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Facility; (ii) the representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such incurrence with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by “materiality,” “Material Adverse Effect” or similar language in the text thereof; (iii) the final maturity date of any Incremental Revolving Facility shall be no later than the Maturity Date; (iv) any Incremental Revolving Facility will rank pari passu in right of payment and pari passu with respect to security under the Security Documents with the Term Loan Facility; (v) all fees and expenses relating to such Incremental Facility then due and payable shall have been paid in full, including to the Administrative Agent, the Collateral Agent and the Lenders;

DB1/ 117706367.2 61 (vi) the Borrower would be in compliance with the Financial Performance Covenant on the date of incurrence of such Incremental Facility and as of the most recently completed Test Period ending prior to the incurrence of such Incremental Facility, after giving pro forma effect to the incurrence of such Incremental Facility (assuming a full drawing under the commitments with respect to such Incremental Facility and after giving effect to other pro forma adjustment events reasonably acceptable to the Administrative Agent and any permanent repayment of Indebtedness after the beginning of the relevant determination period but prior to or simultaneous with such drawing) as if such incurrence had occurred as of the first day of such Test Period; (vii) the Borrower shall have obtained a Ratings Reaffirmation after giving effect to such Incremental Facility; (viii) (x) the terms and conditions of any Incremental Revolving Facility shall be determined by the Borrower, the Administrative Agent, the Incremental Facility Lenders and the Incremental Revolving Issuing Banks (if applicable) and, to the extent such terms are not consistent with those applicable to the Term Loan Facility, as applicable, such terms shall be reasonably satisfactory to the Administrative Agent, and (y) any Incremental Increase shall be effected as an increase in the existing Term Loan Facility (or a second tranche of Loans under the existing Term Loan Facility) and, except as set forth in clause (ix) below, shall be on substantially the same terms as the Term Loan Facility; (ix) the Applicable Margin for loans under an Incremental Increase (“Incremental Term Loans”) shall be determined by the Borrower and the New Lenders of such Incremental Term Loans; provided that, in the event that the Applicable Margin for any Incremental Term Loans is greater than the Applicable Margin for the Loans borrowed on the Closing Date (the “Closing Date Loans”) by more than 50 basis points, then the Applicable Margin for the Closing Date Loans shall be increased to the extent necessary so that the Applicable Margin for the Closing Date Loans is equal to the Applicable Margin for the Incremental Term Loans minus 50 basis points; provided, further, that, in determining the Applicable Margin applicable to the Closing Date Loans and the Incremental Term Loans, (A) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders of the Closing Date Loans or the New Lenders of the Incremental Term Loans shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (B) customary arrangement or commitment fees payable to the Lead Arranger (or its affiliates) in connection with the Closing Date Loans or to one or more arrangers (or their affiliates) of the Incremental Term Loans shall be excluded; and (C) if the Floor for the Incremental Term Loans is less than the Floor for the Closing Date Loans, the difference between the Floor for the Closing Date Loans and the Floor for the Incremental Term Loans shall be equated to a decrease in the Applicable Margin for the Incremental Term Loans for purposes of this clause (ix); and (x) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying and showing (in reasonable detail and with appropriate calculations and computations, where applicable, in all respects reasonably satisfactory to the Administrative Agent) that the conditions set forth in clauses (i) and (v) above in connection with the incurrence of such Incremental Facility have been satisfied. (e) Any Incremental Facility incurred pursuant to this Section 2.20 shall be effected pursuant to an amendment of this Agreement executed and delivered by the Borrower, each Incremental Facility Lender, each Incremental Revolving Issuing Bank (if applicable) and the Administrative Agent, each of which shall be recorded in the Register. Notwithstanding anything to the contrary in this Agreement, each of the parties hereto hereby agrees that this Agreement and the other Loan Documents shall be amended

DB1/ 117706367.2 62 (or amended and restated), without the consent of any other Lender, to effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provisions of this Section 2.20 and reflect the existence of any Incremental Facility (and, to the extent not consistent with the Term Loan Facility, in a manner reasonably satisfactory to the Administrative Agent). ARTICLE III. REPRESENTATIONS AND WARRANTIES Each of Holding and the Borrower represents and warrants to each of the Lenders on and as of the Closing Date with respect to itself and the other Loan Parties that: Section 3.01 Organization; Powers. Each of the Loan Parties (a) is duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder. Section 3.02 Authorization; No Conflicts. The execution, delivery and performance by the Loan Parties of each of the Loan Documents to which such Loan Party is a party, and the Borrowings hereunder and the other Transactions (a) have been duly authorized by all necessary corporate, stockholder, limited liability company or partnership action required to be obtained by each of the Loan Parties; (b) will not (i) violate any provision of (A) any applicable law, statute, rule or regulation binding on the Loan Parties or their properties or (B) the certificate or articles of incorporation or other constitutive documents or by- laws of any Loan Party, any applicable order of any court or any rule, regulation or order of any Governmental Authority binding on the Loan Parties or their properties or (C) any indenture, lease or other instrument or agreement to which any Loan Party is a party or by which any of them is or any of their respective property is or may be bound, or (ii) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, lease or other instrument or agreement, where any such violation, breach or default referred to in clause (i) or (ii) of this clause (b) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (c) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party, other than the Liens created by the Loan Documents and Liens permitted under Section 6.02. Section 3.03 Enforceability. This Agreement has been duly executed and delivered by each of the Loan Parties and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing. Section 3.04 Governmental Approvals; Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or any other Person is or will be required in connection with the Transactions except for (a) the filing of UCC financing statements (or the filing of financing statements under any other local equivalent) or (b) such consents, authorizations, filings or other actions that have been made or obtained and are in full force and effect and such actions,

DB1/ 117706367.2 63 consents, approvals, registrations or filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect. Section 3.05 Financial Statements. There has heretofore been furnished to the Lenders the following (and the following representations and warranties are made with respect thereto (as applicable)): (a) The audited consolidated balance sheet as of December 31, 2019 and the related audited consolidated statements of operations, cash flows and owners’ equity of Renewable Power Generation, LLC, Continental Wind, LLC and AV Solar Ranch 1, LLC for the year ended December 31, 2019 were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position of Renewable Power Generation, LLC, Continental Wind, LLC and AV Solar Ranch 1, LLC, respectively, as of the dates thereof and their respective consolidated results of operations and cash flows for the applicable periods then ended. (b) The audited consolidated balance sheet as of December 31, 2019 and the related audited consolidated statements of operations and cash flows of the Borrower for the fiscal year ended December 31, 2019 fairly present, in all material respects, the consolidated financial position of the Borrower as of the date thereof. (c) The unaudited pro forma balance sheet of the Borrower as of September 30, 2020 and the related unaudited pro forma statements of operations and cash flows of the Borrower for the nine month period ended September 30, 2020 fairly present, in all material respects, the financial position of the Borrower as of the date thereof. Section 3.06 No Material Adverse Effect. Since December 31, 2019, there has been no event or occurrence which has resulted in or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Section 3.07 Properties; Equity Interests. (a) The Loan Parties have good title to all of their respective material properties and assets, free and clear of Liens other than Liens permitted under Section 6.02. (b) None of the Loan Parties has any fee-owned real properties or has any leasehold interests in any real property. (c) Schedule 3.07(c) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of Holding and each Subsidiary of Holding and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by Holding or by any such Subsidiary, indicating the ownership thereof. (d) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of Holding or the Borrower or its Subsidiaries, other than as set forth on Schedule 3.07(d). Section 3.08 Litigation; Compliance. (a) There are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or, to the knowledge of the Borrower, threatened in writing against, any Loan Parties or any business, property or rights of any such

DB1/ 117706367.2 64 Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their respective properties is in violation of any laws, rules, regulations or orders of any Governmental Authority currently applicable thereto, except any violation or non-compliance that would not reasonably be expected to have a Material Adverse Effect. (b) As of the date hereof, to the knowledge of the Loan Parties, no Sponsor Party, nor the officers, directors, employees, agents or representatives thereof (i) has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to improperly influence official action, or to any person in violation of any applicable Anti-Corruption Laws, (ii) has knowingly engaged in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country unless lawfully authorized for a U.S. Person, (iii) is or has been in violation of any Anti-Terrorism Laws, Anti-Corruption Laws or Sanctions, or (iv) is any of the following: (A) a Sanctioned Person or (B) a Person with whom the Borrower is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law. Neither the Loan Parties nor any Loan Party’s Subsidiary will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, in violation of any Anti-Terrorism Laws, Anti-Corruption Laws or applicable Sanctions. The Loan Parties have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties, the Loan Parties’ Subsidiaries and their respective directors, officers, employees and agents with Anti-Terrorism Laws, Anti- Corruption Laws and applicable Sanctions. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Loan Parties or any Loan Party’s Subsidiary with respect to Anti-Terrorism Laws is pending or, to the best knowledge of the Loan Parties, threatened. (c) (i) None of the Loan Parties is in violation of any currently applicable law, rule or regulation (including, but not limited to the Federal Power Act (“FPA”), Federal Energy Regulatory Commission regulations under the FPA, Environmental Law, zoning ordinance, code or approval or any building permit), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) each of the Loan Parties holds all permits, licenses, registrations, certificates, approvals, consents, clearances and other authorizations from any Governmental Authority required under any currently applicable law, rule or regulation for the operation of its business as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) no Loan Party (A) is subject to regulation as a “public utility” under the FPA; or (B) is subject to regulation as a “public utility” or other similar term under the laws of any state and (iv) none of the Lenders or the Agents, solely by virtue of the execution, delivery and performance of this Agreement or the Loan Documents, or consummation of the Transactions contemplated hereby and thereby, shall be or become: (A) a “public-utility company,” a “holding company,” an “affiliate” of a “holding company,” an “associate company” of a “holding company,” or a “subsidiary company” of a “holding company,” as each such term is defined in the Public Utility Holding Company Act of 2005 (“PUHCA”), or otherwise subject to regulation under PUHCA; (B) a “public utility” subject to regulation under the FPA; or (C) subject to regulation under the laws of any state with respect to public utilities. (d) None of Holding or the Borrower is party to any actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration which would reasonably be expected to result in the revocation or impairment of any of their relevant FERC authorizations and approvals, including, but not limited to, Qualifying Facility and Exempt Wholesale Generator status, authorization to sell energy, capacity and ancillary services at market-based rates pursuant

DB1/ 117706367.2 65 to Section 205 of the FPA (including blanket authorization under Section 204 of the FPA), as well as all relevant exemptions including, but not limited to, exemption from regulation under PUHCA, in each case to the extent that such revocation or impairment, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Section 3.09 Federal Reserve Regulations. (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. (b) The commitment to make, and the making of, the Loans and the granting and maintaining of the security interest in connection with the obligations created thereby, will not, whether directly or indirectly, and whether immediately, incidentally or ultimately, be a violation of, or inconsistent with, the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X. Section 3.10 Investment Company Act. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. Section 3.11 Use of Proceeds. The Borrower will use the proceeds of the Loans solely to (i) effect the Closing Date Refinancing, (ii) consummate the Transactions, (iii) except to the extent otherwise satisfied through the issuance and delivery of a Sponsor Guaranty or an Account Letter of Credit, to fund the DSR Requirement Amount in the Debt Service Reserve Account and the Liquidity Reserve Maximum Balance in the Liquidity Reserve Account (collectively with any Local Accounts), and (iv) after application pursuant to the foregoing clauses (i), (ii) and (iii), make the distributions to Sponsor and/or its Affiliates described in Section 6.06(c), in each case on the Closing Date (or such later date permitted under Section 6.06(c)). Section 3.12 Tax Returns. Each Loan Party (i) has filed or caused to be filed all federal and all material state, local and non-U.S. Tax returns required to have been filed by it and (ii) has paid or caused to be paid all material Taxes due and payable by it, except for the Taxes being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the applicable Loan Party has set aside on its books adequate reserves in accordance with GAAP. Section 3.13 No Material Misstatements. (a) All written information (other than the Projections, estimates and information of a general economic nature) (the “Information”) concerning the Loan Parties and their respective Subsidiaries, including the Project Entities, and the Transactions prepared by or on behalf of the Borrower in connection with the Transactions and furnished to the Lenders, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date, and did not contain any untrue statement of a material fact as of any such date or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. As of the Closing Date, there is no fact known to the Loan Parties that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and that has not been set forth in the Loan Documents or in the other documents, certificates and other writings delivered by or on behalf of the Borrower to the Lead Arranger and the Lenders. (b) The Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrower and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof and

DB1/ 117706367.2 66 as of the Closing Date (it being understood that projections are inherently uncertain and no assurances are being given that the results contained in such Projections will be achieved), and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower. Section 3.14 Employee Benefit Plans. Each Plan is in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder, except for failures to so comply which would not reasonably be expected to result in a Material Adverse Effect, either individually or in the aggregate. No ERISA Event has occurred or is reasonably expected to occur that would subject any Loan Party to any Tax, penalty or other liabilities, which Tax, penalty or other liabilities which individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect. Section 3.15 Environmental Matters. Except for matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no written notice, request for information, order, complaint, Environmental Claim or penalty has been received or incurred by any Loan Party, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of any of the Loan Parties, threatened against any Loan Party, which allege a violation of or liability under any Environmental Laws, in each case relating to any Loan Party, (ii) each Loan Party has obtained, and maintains in full force and effect, all permits, registrations and licenses to the extent necessary for the conduct of its business and operations as currently conducted, to comply with all applicable Environmental Laws and each is, and has been, in compliance with the terms and conditions of such permits, registrations and licenses, and with all applicable Environmental Laws, (iii) no Loan Party is conducting, funding or responsible for any investigation, remediation, remedial action or cleanup of any Release or threatened Release of Hazardous Materials, (iv) to the knowledge of any of the Loan Parties, there has been no Release or threatened Release of Hazardous Materials at or from any property currently or, to the knowledge of any of the Loan Parties, formerly owned, operated or leased by any Loan Party that would reasonably be expected to give rise to any liability of any Loan Party under any Environmental Laws or Environmental Claim against any Loan Party, and no Hazardous Material has been generated, owned or controlled by any Loan Party and transported for disposal to or Released at any location in a manner that would reasonably be expected to give rise to any liability of any Loan Party under any Environmental Laws or to any Environmental Claim against any Loan Party, (v) no Loan Party has entered into any agreement or contract to assume, guarantee or indemnify a third party for any Environmental Claims, and (vi) to the knowledge of any of the Loan Parties, there are not currently and there have not been any underground storage tanks owned or operated by any Loan Party or located on any Loan Party’s real property. Each Loan Party has made available to the Administrative Agent prior to the date hereof all environmental audits, assessment reports and other environmental documents in its possession or control with respect to the operations of, or any real property operated or leased by, any Loan Party, other than such audits, assessment reports and other documents not containing information that would reasonably be expected to result in any material Environmental Claims or liability to the Loan Parties, taken as a whole. Representations and warranties of the Loan Parties with respect to environmental matters are limited to those in this Section 3.15 unless expressly stated. Section 3.16 Solvency. (a) On the Closing Date, immediately after giving effect to the Transactions, the Loan Parties, on a consolidated basis with their Subsidiaries, are Solvent. (b) The Borrower does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it and the timing and amounts of cash to be payable on or in respect of its Indebtedness.

DB1/ 117706367.2 67 Section 3.17 Labor Matters. There are no strikes pending or threatened against any Loan Party that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of each Loan Party have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from any Loan Party or for which any claim may be made against any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the applicable Loan Party to the extent required by GAAP. Section 3.18 Status as Senior Debt; Perfection of Security Interests. The Obligations of the Borrower shall rank pari passu with any other senior Indebtedness or securities of the Borrower and shall constitute senior indebtedness of the Borrower under and as defined in any documentation documenting any junior indebtedness of the Borrower. Each Security Document delivered pursuant to Sections 4.01 and 5.10 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein. When financing statements and other filings specified therein in appropriate form are filed in the offices specified therein, Control Agreements are entered into covering each Depositary Account and the Pledged Collateral that is certificated is delivered to the Collateral Agent, the Liens created by the Security Documents on such Collateral shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case prior and superior in right to any other Person, subject, in the case of Collateral other than Pledged Collateral, to Liens permitted under Section 6.02, and in the case of Pledged Collateral, to Liens arising (and that have priority) by operation of law. Section 3.19 Material Project Level Agreements. As of the Closing Date, each of the Material Project Level Agreements in effect on the Closing Date is in full force and effect and constitutes the legal, valid and binding obligation of the Project Entities party thereto. The Borrower has delivered to the Administrative Agent a complete and correct copy of each Material Project Level Agreement in effect on the Closing Date. Section 3.20 Insurance. The Loan Parties have purchased or provided (or caused to be purchased or provided) and are maintaining (or causing to be maintained), with financially sound and reputable insurance companies, insurance with respect to their respective properties and business against such risks (including with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, and loss or damage, in each case of the kinds customarily insured against by projects of a similar size in the same or similar business, and in such amounts as are customarily carried under similar circumstances by such other Persons and in accordance in all material respects with their respective applicable contractual obligations. As of the Closing Date, such insurance is in full force and effect. The Project Entities maintain insurance in accordance with prudent industry practice. ARTICLE IV. CONDITIONS TO FUNDING Section 4.01 Closing Date. The obligations of the Lenders to make Loans on the Closing Date are subject to the satisfaction of the following conditions: (a) The Administrative Agent shall have received a Borrowing Request from the Borrower as required by Section 2.03. (b) The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties

DB1/ 117706367.2 68 expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by “materiality,” “Material Adverse Effect” or similar language in the text thereof. (c) At the time of and immediately after giving effect to the Transactions and the other transactions contemplated hereby to occur on the Closing Date, no Event of Default or Default shall have occurred and be continuing. (d) The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (a) a counterpart of this Agreement signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission, or electronic transmission of a PDF copy, of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) a Note, signed by the Borrower, in favor of each Lender that has requested such a Note in writing not less than three (3) Business Days prior to the Closing Date pursuant to Section 2.07(d). (e) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, and the Lenders, a favorable written opinion of Morgan, Lewis & Bockius LLP, special counsel for the Loan Parties (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent, the Depositary Bank and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents as are usual and customary for a financing of the type contemplated hereby as the Administrative Agent shall reasonably request, and each Loan Party hereby instructs its counsel to deliver such opinions. (f) The Administrative Agent shall have received each of the following: (i) a copy of the certificate or articles of incorporation or formation, partnership agreement or limited liability agreement, including all amendments thereto, or other relevant constitutional documents under applicable law of each Loan Party, each certified as of a recent date by the Secretary of State (or other similar official) of the state of such Person’s organization and a certificate as to the good standing of each such Loan Party as of a recent date from such Secretary of State (or other similar official); and (ii) a certificate of the Secretary, Assistant Secretary, Director, Vice President, President or similar officer, or the general partner, managing member or sole member, of each Loan Party, in each case dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, memorandum and articles of association, limited liability company agreement or other equivalent governing documents) of such Person as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Person (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

DB1/ 117706367.2 69 (C) that the certificate or articles of incorporation, partnership agreement or limited liability agreement of such Person has not been amended since the date of the last amendment thereto disclosed pursuant to clause (A) above, and (D) as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party. (g) The Collateral and Guarantee Requirement with respect to items expressly required to be completed as of the Closing Date shall have been satisfied or waived and the Administrative Agent shall have received the results of a search of the UCC (or equivalent under other similar law) filings made with respect to the Loan Parties in the relevant jurisdictions and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released. (h) The Transactions shall have been consummated or shall be consummated simultaneously with or immediately following the closing on the Closing Date. (i) The Administrative Agent shall have received the financial statements referred to in Section 3.05. The Administrative Agent shall have received a budget of the Borrower in effect for the period commencing on the Closing Date through December 31, 2021 and the Projections, in each case in form and substance reasonably satisfactory to the Administrative Agent. (j) Immediately after giving effect to the Transactions and the other transactions contemplated hereby to occur on the Closing Date, the Loan Parties shall have outstanding no Indebtedness other than (i) the Indebtedness outstanding under this Agreement and (ii) other Indebtedness permitted pursuant to Section 6.01. (k) The Lenders shall have received a solvency certificate substantially in the form of Exhibit F and signed by a Financial Officer of the Borrower confirming the Solvency of the Loan Parties, on a consolidated basis with their Subsidiaries, after giving effect to the Transactions. (l) Since December 31, 2019, there have been no events, changes or other occurrences that have had, continue to have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (m) The Agents shall have received all Fees payable thereto or to any Lender or to the Lead Arranger on or prior to the Closing Date and, to the extent invoiced at least four (4) Business Days prior to the Closing Date, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document (it being understood that amounts under this paragraph (m) may be paid with proceeds of the Loans). (n) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower dated as of the Closing Date as to the matters set forth in clauses (b), (c), (j) and (l) of this Section 4.01. (o) The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations,

DB1/ 117706367.2 70 including the U.S.A. PATRIOT Act, that has been reasonably requested by the Administrative Agent or any other Agent or Lender. (p) The Administrative Agent shall have received evidence of the establishment of each of the Depositary Accounts required to be established pursuant to Section 2.19(a) with the Depositary Bank. To the extent any Local Accounts have been established as of the Closing Date, the Administrative Agent shall have received Local Account Control Agreements executed by the Borrower or applicable Project Holdco, the Collateral Agent and the applicable account bank for each such Local Account. (q) Substantially simultaneously with the funding of Loans hereunder, (i) the Debt Service Reserve Account shall have been Fully Funded and (ii) the Liquidity Reserve Account (collectively with any Local Accounts) shall have been funded or credited in an amount equal to the Liquidity Reserve Maximum Balance. (r) The Administrative Agent shall have received (i) a report entitled “Independent Engineer’s Report EGR IV Project” dated November 4, 2020, delivered by Leidos Engineering, LLC with respect to the Projects respectively owned by the AVSR Entities, Sacramento PV Energy, LLC and Constellation Solar Horizons, LLC, including all exhibits, appendices and any other attachments thereto, in form and substance reasonably satisfactory to the Administrative Agent, (ii) a report entitled “EGR IV Portfolio Technical Due Diligence Report Exelon Corporation” dated November 25, 2020, delivered by DNV GL Energy USA, Inc. with respect to the Projects owned by Subsidiaries of ExGen Renewables JV (excluding the Projects owned by Sacramento PV Energy, LLC, Constellation Solar Horizons, LLC, Denver Airport Solar, LLC and Constellation Solar New Jersey III, LLC), including all exhibits, appendices and any other attachments thereto, in form and substance reasonably satisfactory to the Administrative Agent, and (iii) a report entitled “Insurance Opinion” dated December 3, 2020, delivered by Moore-McNeil, LLC with respect to the insurance policies covering Holding, the Borrower and their Subsidiaries, including all exhibits, appendices and any other attachments thereto, in form and substance reasonably satisfactory to the Administrative Agent. (s) Substantially simultaneously with the Borrowing of the Term Loans, the Closing Date Refinancing shall be consummated and the Administrative Agent shall have received an executed payoff letter in form and substance satisfactory to it with respect thereto; ARTICLE V. AFFIRMATIVE COVENANTS Each of Holding and the Borrower covenants and agrees with each Agent and each Lender that so long as this Agreement shall remain in effect and until the Discharge of the Obligations, unless the Required Lenders shall otherwise consent in writing, Holding and the Borrower shall: Section 5.01 Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence. (b) Do or cause to be done all things necessary to (i) in the Borrower’s reasonable business judgment, obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply in all material respects with all material applicable laws, rules, regulations and judgments, writs, injunctions, decrees, permits, licenses, and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain

DB1/ 117706367.2 71 and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement); in each case in this paragraph (b) except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Section 5.02 Insurance. Keep, and cause its Subsidiaries to keep, its insurable properties insured at all times by financially sound and reputable insurers in accordance with prudent industry practice and maintain such other reasonable insurance (including, to the extent consistent with past practices, self- insurance), of such types, to such extent and against such risks, as is customary in accordance with prudent industry practice and maintain such other insurance as may be required by applicable law. Section 5.03 Taxes. Pay and discharge promptly when due all material Taxes imposed upon it before the same shall become delinquent or in default, as well as all material lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax or claim to the extent (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Loan Party shall have set aside on its books reserves in accordance with GAAP with respect thereto or (ii) the aggregate amount of such Taxes or claims does not exceed $1,000,000. Section 5.04 Financial Statements, Reports, Etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders): (a) no later than one hundred and fifty (150) days after the end of each fiscal year starting with the fiscal year ended December 31, 2020, consolidated balance sheets and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures (if any) for the prior fiscal year, all audited by independent accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, and (ii) no later than one hundred and fifty (150) days after the end of each fiscal year starting with the fiscal year ended December 31, 2020, the total generation of all wind-power and solar-power electric generating facilities owned by the Project Entities during such prior fiscal year; (b) no later than seventy five (75) days after the end of each of the first three (3) fiscal quarters of each fiscal year, starting with the fiscal quarter ended March 31, 2021, consolidated balance sheets and related statements of operations and cash flows showing the financial position of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures (if any) for the corresponding periods of the prior fiscal year, all certified by a Financial Officer of the Borrower, on behalf of the Borrower, as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);

DB1/ 117706367.2 72 (c) no later than five (5) Business Days after each Quarterly Date, with respect to the Test Quarter then ended on such Quarterly Date, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit G-2 or such other form as shall be approved by the Administrative Agent, (i) certifying that no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth a computation of Available Cash for such Test Quarter in detail reasonably satisfactory to the Administrative Agent, (iii) providing evidence of the current balances in the Depositary Accounts (it being agreed that a screenshot of such balances as of such date or other similar statement from the Depositary Bank shall satisfy this clause (iii)) and (iv) setting forth a computation of the Financial Performance Covenant for such Test Quarter in detail reasonably satisfactory to the Administrative Agent; (d) (i) no later than five (5) Business Days after delivery thereof pursuant to any Project Level Financing Document, any audited annual financial statements of ExGen Renewables JV, Renewable Power Generation, LLC, Continental Wind, LLC, and AV Solar Ranch 1, LLC delivered to the agents, lenders or investors party thereto; (ii) no later than five (5) Business Days after delivery thereof pursuant to any Project Level Financing Document, unaudited quarterly financial statements of ExGen Renewables JV, Renewable Power Generation, LLC, Continental Wind, LLC and AV Solar Ranch 1, LLC delivered to the agents, lenders or investors party thereto; and (iii) no later than five (5) Business Days after delivery thereof pursuant to any Project Level Financing Document, an officer’s certificate required thereunder relating to the satisfaction of distribution conditions and including calculations of any ratio tests required to be submitted with any such certificate pursuant to the terms of the applicable Project Level Financing Document; (e) no later than five (5) Business Days after each Excess Cash Flow Period, the Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such Excess Cash Flow Period and the calculation thereof in reasonable detail, including the proposed allocation of such Excess Cash Flow pursuant to Section 2.19(c)(vii), in substantially the form of Exhibit G-1 or such other form as shall be approved by the Administrative Agent (which certificate shall serve as notice of prepayment pursuant to Section 2.08(d)); (f) promptly, from time to time, (i) copies of any original statement for the Local Accounts provided to the Borrower by the applicable depositary bank and (ii) such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary of any Loan Party, or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender); (g) promptly upon receipt thereof, a copy of any “Interest Notice” (as defined in the Credit Support Reimbursement Agreement); (h) after the execution and delivery of any material amendment, modification, extension, assignment, variance or waiver of timely compliance of any terms or conditions of any Material Project Level Agreement or Organizational Documents of any Subsidiary of the Borrower or any new Material Project Level Agreement, the Borrower shall promptly furnish the Administrative Agent certified copies of such amendment, modification, extension, assignment, variance or waiver or new Material Project Level Agreement; and (i) on the Closing Date and no later than one hundred and fifty (150) days following the first day of each fiscal year of the Borrower, a budget (which budgets may be prepared on a cash basis) for the Loan Parties for such fiscal year setting forth (i) the projected Available Cash to be received by the Borrower or Holding during such fiscal year and (ii) the projected Operating Expenses of the Loan Parties

DB1/ 117706367.2 73 during such fiscal year, together with (except in the case of the budget for the Closing Date) a comparison of the prior fiscal year’s budget to actual results, accompanied by a certificate of a Responsible Officer of the Borrower certifying to the knowledge of the person signatory thereto that such budget is accurate and complete in all material respects based upon the Borrower’s good faith reasonable estimates of information contained therein. Section 5.05 Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of any of the Loan Parties obtains actual knowledge thereof: (a) (i) any Event of Default or Default or (ii) any “Event of Default” (or similar event or circumstance) under any Project Level Financing Document, in each case specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto; (b) the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against any Loan Party or any of their respective Subsidiaries which would reasonably be expected to have a Material Adverse Effect; (c) the occurrence of an event requiring a mandatory prepayment of the Loans hereunder (other than with Excess Cash Flow); (d) any event specific to any of the Loan Parties, their respective Subsidiaries or the Projects that has had, or would reasonably be expected to have, a Material Adverse Effect; (e) if at any time any of the events listed in clauses (i) through (xi) of Section 7.01(k) is reasonably likely to occur and would reasonably be expected to have a Material Adverse Effect, a written notice thereof, which notice shall state that it is an “ERISA Notice” for purposes of the Loan Documents; (f) at any time following delivery by any Loan Party of an ERISA Notice, within ten (10) Business Days after becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that such Loan Party proposes to take with respect thereto: (i) with respect to any Plan, any “reportable event,” as defined in Section 4043 of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Loan Party of a notice from a Multiemployer Plan that such events have, or are reasonably expected to, taken place; or (iii) any event (including an ERISA Event), transaction or condition that could result in the incurrence of any liability by any Loan Party pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Loan Party pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

DB1/ 117706367.2 74 (g) the occurrence of (A) an “Event of Default” (as defined in the Credit Support Reimbursement Agreement), (B) the issuance of “Additional Credit Support” or extension of any existing “Credit Support” (each as defined in the Credit Support Reimbursement Agreement) pursuant to Section 2.1 of the Credit Support Reimbursement Agreement or (C) any other material event or notification under the Credit Support Reimbursement Agreement. Section 5.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (owned or leased) (including ERISA), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Loan Parties will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Loan Parties, the Loan Parties’ Subsidiaries and their respective directors, officers, employees and agents with Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions. Section 5.07 Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and, subject to the provisions of Section 9.16, permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of any of the Loan Parties at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of any Loan Party with the officers thereof, or the general partner, managing member or sole member thereof, and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract); provided that, during any calendar year absent the occurrence and continuation of an Event of Default, only one (1) such visit may be made by the Administrative Agent and shall be at the Borrower’s expense; provided, further, that during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower. Section 5.08 Use of Proceeds. Use the proceeds of the Loans solely for the purposes described in Section 3.11. The Loan Parties will not request any borrowing or other extension of credit, and the Loan Parties shall not use, directly or indirectly, and shall not lend, contribute or otherwise make available the proceeds of any borrowing or other extension of credit to any subsidiary, joint venture partner or other Person (A) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Terrorism Laws or Anti-Corruption Laws, (B) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (C) in any manner that would result in the violation of any Sanctions by any Person. Section 5.09 Compliance with Environmental Laws. Comply with all Environmental Laws applicable to its business, operations and properties; obtain and maintain in full force and effect all material authorizations, registrations, licenses and permits required pursuant to Environmental Law for its business, operations and properties; and perform any investigation, remedial action or cleanup required pursuant to the Release of any Hazardous Materials as required pursuant to Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 5.10 Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings,

DB1/ 117706367.2 75 and other documents and recordings of Liens in stock registries or land title registries, as applicable), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties, and provide to the Administrative Agent, from time to time upon reasonable request evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. (b) Promptly upon obtaining knowledge thereof, notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed. (c) Cause the Collateral and Guarantee Requirement to be and remain satisfied in accordance with the terms of the Security Documents. Section 5.11 Credit Ratings. Use commercially reasonable efforts to obtain and to cause a public credit rating by S&P and by Moody’s to be maintained with respect to the Senior Facility; provided, that nothing in this Section 5.11 shall require the maintenance of any minimum ratings by either S&P or Moody’s. Section 5.12 Interest Rate Protection. With respect to the Borrower, (a) no later than ninety (90) days following the Closing Date obtain, and at all times thereafter until at least the fourth (4th) anniversary of the Closing Date, cause to be maintained protection against fluctuations in interest rates pursuant to one or more Swap Agreements (“Interest Rate Swap Agreements”) with Specified Swap Counterparties, covering a notional amount of not less than 50.0% but not more than 105.0% of the reasonably anticipated outstanding principal amount of the Term Loans (such amount to be reasonably determined by the Borrower in good faith and to reflect the projected Excess Cash Flow prepayments pursuant to Section 2.09(c) during such period, as based upon the Base Case Model); provided that if at any time such Interest Rate Swap Agreements cover more than 105% of a notional amount of the outstanding principal amount of the Term Loans, the Borrower shall be required to cure such over-hedged position within 30 days so that no more than 105% of the outstanding principal amount of the Term Loans shall be subject to such Interest Rate Swap Agreements (after giving effect to such cure). Upon entering into any Interest Rate Swap Agreement (including any confirmation under any master agreement), the Borrower shall provide a copy thereof to the Administrative Agent. Section 5.13 Accounts. At all times maintain the Depositary Accounts with the Depositary Bank and cause all Available Cash and other amounts referred to in Section 2.19(b) as and when received to be deposited into the Revenue Account in accordance with Section 2.19(b) (or in the case of Equity Proceeds and (as applicable) Excess Project Disposition Proceeds in the Equity Proceeds Account to the extent permitted under Section 2.19(b)) and any amounts if and when withdrawn from the Depositary Accounts to be disbursed in accordance with Section 2.19, and maintain any Local Accounts subject to Local Account Control Agreements in accordance with and subject to the time periods granted in, the Collateral and Guarantee Requirement. Section 5.14 Existence of the Project Entities. Except to the extent that failure to maintain such existence or rights or privileges could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, do or cause to be done all things necessary to preserve, renew and keep in full force and effect the legal existence of each Project Entity. Section 5.15 Subsidiary Distributions. Subject to compliance with (i) the respective Organizational Documents of each Project Entity and (ii) the Material Project Level Agreements, cause all amounts that could be distributed to the Borrower and constitute Available Cash to be distributed by the Project Entities to the Borrower on a periodic basis (no less frequently than quarterly).

DB1/ 117706367.2 76 ARTICLE VI. NEGATIVE COVENANTS Each of Holding and the Borrower covenant and agree with each Agent and each Lender that so long as this Agreement shall remain in effect and until the Discharge of the Obligations, unless the Required Lenders shall otherwise consent in writing, Holding and the Borrower shall not, and in the case of Sections 6.01, 6.02, 6.05, 6.09 and 6.13, shall not cause or permit any Project Entity to: Section 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness or issue any Disqualified Equity Interests, except: (a) Indebtedness created hereunder and under the other Loan Documents and all Guaranties thereof; (b) Indebtedness of the Loan Parties pursuant to Swap Agreements permitted by Section 6.12; (c) Indebtedness in respect of appeal or performance bonds and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business; (d) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within fifteen (15) Business Days of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within sixty (60) days from its incurrence; (e) Guarantees by any Loan Party of any Indebtedness of any other Loan Party expressly permitted to be incurred under this Section 6.01; (f) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (e) above; (g) unsecured Credit Support Reimbursement Obligations, in an aggregate principal amount outstanding under this clause (g) (with any Credit Support being deemed to have an amount equal to the maximum potential liability of the Borrower or any other Loan Party thereunder) not to exceed $[***]; (h) (x) in the case of the Project Entities, Project Level Indebtedness, and (y) (i) in the case of the Continental Wind Entities, additional Indebtedness incurred by any Continental Wind Entity to the extent permitted under both the Continental Wind Financing Documents and the ExGen Renewables JV Agreements; (ii) in the case of the RPG Entities, additional Indebtedness incurred by any RPG Entity to the extent permitted under both the RPG Financing Documents and the ExGen Renewables JV Agreements; (iii) in the case of the Other JV Entities, additional Indebtedness incurred by any Other JV Entity to the extent permitted under the ExGen Renewables JV Agreements (and, in the case of the Echo Entities, the Echo LLC Agreements); (iv) in the case of the Bluestem Entities, additional Indebtedness incurred by any Bluestem Entity to the extent permitted under the ExGen Renewables JV Agreements and the Bluestem Financing Documents; (v) in the case of ExGen Renewables JV, additional Indebtedness incurred by it to the extent permitted under the ExGen Renewables JV Agreements; and (vi) in the case of the AVSR Entities, additional Indebtedness incurred by any AVSR Entity to the extent permitted under the AVSR Financing Documents and, after the AVSR Disposition, if any, to the extent permitted under the ExGen Renewables JV Agreements, in each case as such documents and agreements may be amended,

DB1/ 117706367.2 77 supplemented or otherwise modified from time to time in accordance with their terms (any additional Project Level Indebtedness incurred in excess of the amount of Project Level Indebtedness outstanding on the Closing Date shall constitute an “Incremental Project Facility” and collectively, the “Incremental Project Facilities”), provided that (i) in no event shall the sum of (a) outstanding commitments under the Incremental Facilities and (b) the aggregate amount of the Incremental Project Facilities exceed $50,000,000 and (ii) prior to incurring any such additional Indebtedness, the Borrower shall have obtained a Ratings Reaffirmation after giving effect to the incurrence of any such Incremental Project Facility; and (i) any refinancing of any Project Level Indebtedness (a “Permitted Refinancing”); provided that each of the following conditions precedent shall have been satisfied: (i) the principal amount of such refinancing Project Level Indebtedness does not exceed the then outstanding principal amount (or accreted value, if applicable) of the Project Level Indebtedness so refinanced except by an amount equal to unpaid accrued interest and premium thereon, and customary fees, expenses, original issue discount and upfront fees incurred, in each case, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; (ii) payment of debt service (including any cash sweeps) pursuant to such refinancing Project Level Indebtedness shall not be materially higher than that of the Indebtedness so refinanced; (iii) amendments and other modifications to the terms of the Project Level Indebtedness so refinanced that are effected by such refinancing Project Level Indebtedness shall be in compliance with Section 6.09(e); and (iv) in the case of Project Level Indebtedness incurred by any AVSR Entity pursuant to the AVSR Financing Documents, approval from the U.S. Department of Energy in respect of such refinancing has been received. Section 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person) at the time owned by it or on any income or revenues or rights in respect of any thereof, except (without duplication): (a) Liens on property or assets of any Loan Party existing on the Closing Date and set forth on Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the Closing Date and shall not subsequently apply to any other property or assets of any Loan Party; (b) any Lien created under the Loan Documents; (c) Liens for Taxes, assessments, charges or levies not yet delinquent or that are being contested in accordance with Section 5.03; (d) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j); (e) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of any Loan Party to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Loan Party;

DB1/ 117706367.2 78 (f) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights; (g) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by any Loan Party in the ordinary course of business; (h) (i) in the case of the Continental Wind Entities, Liens to the extent permitted under both the Continental Wind Financing Documents and the ExGen Renewables JV Agreements; (ii) in the case of the RPG Entities, Liens to the extent permitted under both the RPG Financing Documents and the ExGen Renewables JV Agreements; (iii) in the case of the Other JV Entities, Liens to the extent permitted under the ExGen Renewables JV Agreements (and, in the case of the Echo Entities, the Echo LLC Agreements); (iv) in the case of the Bluestem Entities, Liens to the extent permitted under the ExGen Renewables JV Agreements and the Bluestem Financing Documents; (v) in the case of ExGen Renewables JV, Liens to the extent permitted under the ExGen Renewables JV Agreements; and (vi) in the case of the AVSR Entities, Liens to the extent permitted under the AVSR Financing Documents and, after the AVSR Disposition, if any, to the extent permitted under the ExGen Renewables JV Agreements, in each case as such documents and agreements may be amended, supplemented or otherwise modified (including by virtue of any waivers or consents with respect to covenants or defaults from the requisite financing parties) from time to time in accordance with their terms; (i) Lien imposed by law such as carriers’, warehousemen’s, mechanics’, landlord’s (or lessor’s under operating leases), materialmen’s, repairmen’s, custom and revenue authorities’, or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable beyond the applicable grace period therefor or that are being contested in compliance with Section 5.03; and (j) deposits to secure the performance of leases (other than Capital Lease Obligations), statutory obligations, liability to insurance carriers under insurance or self-insurance arrangements, surety and appeal bonds, performance bonds, statutory bankers’ liens on moneys held in bank accounts and other obligations of a like nature, in each case incurred in the ordinary course of business. Notwithstanding the foregoing, no Liens permitted pursuant to paragraphs (a), (e), (g), (h) or (j) of this Section shall be permitted to attach to any Pledged Collateral. Section 6.03 Sale and Lease-back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”). Section 6.04 Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger or amalgamation with a Person) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Loan Parties, which cash management operations shall not extend to any other Person) to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in, any other Person (each, an “Investment”), except: (a) Guarantees created under the Loan Documents;

DB1/ 117706367.2 79 (b) Investments (including Investments in Equity Interests and Guarantees of Indebtedness otherwise expressly permitted hereunder) by a Loan Party in another Loan Party and Equity Interests in Project Holdcos; (c) Cash and Cash Equivalents and Investments that were Cash and Cash Equivalents when made; (d) Swap Agreements permitted under Section 6.12; (e) Investments resulting from pledges and deposits referred to in Sections 6.02 and any exercise of the Cure Right; (f) so long as no Event of Default shall have occurred and be continuing or would result therefrom, additional Investments (other than an Additional Project) in any Project Entity, if any, to the extent made with the proceeds of equity capital contributions (other than proceeds received as a result of the exercise of Cure Rights pursuant to Section 7.02) to Holding and on deposit in the Equity Proceeds Account; (g) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Permitted Acquisitions to the extent made with the proceeds of equity capital contributions (other than proceeds received as a result of the exercise of Cure Rights pursuant to Section 7.02) to Holding; and (h) contributions of Cash and Cash Equivalents from the Liquidity Reserve Account (or credit support pledged thereto) to any Project Entity in connection with Project Liquidity Shortfalls in accordance with Section 2.19(e)(iii). Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired) including Equity Interests held by it, or issue, sell, transfer or otherwise dispose of any Equity Interests of any Loan Party (other than Holding) or any Project Entity or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that this Section 6.05 shall not prohibit: (a) the disposition of Cash and Cash Equivalents in the ordinary course of business; (b) Investments permitted by Section 6.04, Liens permitted by Section 6.02, distributions described in Section 5.15 and Dividends permitted by Section 6.06; (c) abandonment, cancellation or disposition of any intellectual property of any Loan Party in the ordinary course of business; (d) issuances of Equity Interests (x) by (i) any Project Holdco to the Borrower, or (ii) the Borrower to Holding and (y) issuances of common Equity Interests by Holding (to the extent not constituting a Change in Control); (e) (i) in the case of the Continental Wind Entities, mergers, amalgamations, consolidations and sales, transfers, leases or other dispositions of assets to the extent permitted pursuant to both the Continental Wind Financing Documents and the ExGen Renewables JV Agreements; (ii) in the case of the

DB1/ 117706367.2 80 RPG Entities, mergers, amalgamations, consolidations and sales, transfers, leases or other dispositions of assets to the extent permitted pursuant to both the RPG Financing Documents and the ExGen Renewables JV Agreements; (iii) in the case of the Other JV Entities, mergers, amalgamations, consolidations and sales, transfers, leases or other dispositions of assets to the extent permitted pursuant to the ExGen Renewables JV Agreements (and, in the case of the Echo Entities, the Echo LLC Agreements); and (iv) in the case of the Bluestem Entities, mergers, amalgamations, consolidations and sales, transfers, leases or other dispositions of assets to the extent permitted pursuant to the ExGen Renewables JV Agreements and the Bluestem Financing Documents, in each case as such documents and agreements may be amended, supplemented or otherwise modified from time to time in accordance with their terms; provided that, for the avoidance of doubt, (A) in no event shall any of the AVSR Entities (or any Equity Interests thereof) or the AV Solar Project be permitted to be sold, transferred, leased or otherwise disposed of except in connection with the AVSR Disposition and (B) in no event shall any JV Class A Membership Interests be permitted to be sold, transferred or otherwise disposed of by ExGen Renewables Holdings; (f) the termination, unwinding or novation of any Swap Agreements permitted hereunder; and (g) the sale or transfer of up to all of the Equity Interests in the AVSR Entities held by the Borrower to ExGen Renewables JV; provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) such sale or transfer is made in accordance with the ExGen Renewables JV Agreements and the Loan Parties shall have retained (directly or indirectly) greater than 50% economic interest (in the aggregate) with respect to the AVSR Entities; (iii) the Net Proceeds payable in cash in respect of such sale or transfer shall not be less than the AVSR Sale Prepayment Amount; and (iv) the Net Proceeds payable in connection with any such sale or transfer in an amount equal to the AVSR Sale Prepayment Amount and AVSR Sale Additional Prepayment Amount, if applicable, shall have been applied in accordance with Section 2.09(b) (such disposition, the “AVSR Disposition”). Section 6.06 Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional shares of Equity Interests of the Person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any of its Subsidiaries to purchase or acquire) any shares of any class of its Equity Interests or set aside any amount for any such purpose (each, a “Dividend”); provided, however, that, notwithstanding the foregoing: (a) Holding may make noncash repurchases, redemptions or exchanges of Equity Interests deemed to occur upon exercise of stock options or exchange of exchangeable shares if such Equity Interests represent a portion of the exercise price of such options; (b) so long as no Event of Default shall have occurred and is continuing or would result therefrom, Holding and the Borrower may declare and pay Dividends in cash from Equity Proceeds on deposit in the Equity Proceeds Account; (c) the Borrower and Holding shall be permitted to make distributions of the net cash proceeds of the Loans to the Sponsor and/or any of its Affiliates within five (5) Business Days following the Closing Date; (d) the Borrower and Holding shall be permitted to make distributions of Excess Project Disposition Proceeds; and

DB1/ 117706367.2 81 (e) the Borrower and Holding shall be permitted to make distributions of Excess Cash Flow as provided in Section 2.19(c)(viii) and other distributions as provided in Section 2.19(d)(iii)(B) and Sections 2.19(e)(ii)(C) and (D). Section 6.07 Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction, taken as a whole, is upon terms not materially less favorable to the applicable Loan Party than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate. (b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement: (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity based plans customarily maintained by similar companies and the granting and performance of registration rights approved by the board of directors (or equivalent governing body) of the Loan Parties; (ii) transactions between or among the Loan Parties otherwise permitted by this Agreement; (iii) any indemnification agreement or any similar arrangement entered into with members, directors, officers, consultants and employees of any of the Loan Parties in the ordinary course of business and the payment of fees and indemnities to directors, officers, consultants and employees of any of the Loan Parties in the ordinary course of business; (iv) Investments otherwise permitted under Section 6.04(b), (f) and (h); (v) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 6.07(b) or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect; (vi) any employment agreement or employee benefit plan entered into by any of the Loan Parties in the ordinary course of business or consistent with past practice and payments pursuant thereto; (vii) transactions otherwise permitted under Section 6.06; or (viii) any purchase by the Sponsor or an Affiliate (other than a Loan Party or a Subsidiary of a Loan Party) of Equity Interests of Holding (to the extent not constituting a Change in Control). Section 6.08 Business of the Borrower and Holding. Engage in any business or activity other than (a) in the case of Holding, the ownership of Equity Interests in the Borrower, and in the case of the Borrower, the ownership of Equity Interests in the Project Holdcos, (b) maintaining its legal existence, (c) participating in tax, accounting and other administrative and management activities for itself and as an entity that is part of a consolidated group of companies, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) the execution and

DB1/ 117706367.2 82 delivery of Swap Agreements permitted under Section 6.12 and the performance of its obligations thereunder, (f) the performance of its obligations under the Loan Documents (including those required by Article V) and its Organizational Documents; (g) activities incidental to the businesses or activities described in clauses (a) through (f) of this Section 6.08 and (h) any other transaction permitted by the Loan Documents to the extent incidental to the business or activities described in clauses (a) through (f). In addition, the Loan Parties shall not acquire or hold any fee or leasehold interest in any real property. Section 6.09 Limitation on Modifications or Prepayments of Indebtedness; Modifications of Certificate of Incorporation, By-laws and Certain Other Agreements; Etc.. (a) Amend, supplement, waive or modify, or permit the amendment, supplement, waiver or modification of, in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the Organizational Documents of any Loan Party; (b) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (other than the Loans) of the Loan Parties or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness of the Loan Parties, except for prepayments with the proceeds of Qualified Equity Interests of Holding issued for such purchase (other than proceeds from the exercise of the Cure Rights pursuant to Section 7.02); (c) Enter into or permit any Subsidiary of the Borrower to enter into any agreement or instrument that by its terms restricts, (i) in the case of any such Subsidiary, the payment of dividends or distributions or the making of cash advances by such Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or, (ii) in the case of the Loan Parties, the granting of Liens by the Loan Parties pursuant to the Security Documents, in each case, other than those arising under any Loan Document and, except, in each case, restrictions existing by reason of: (A) applicable law; or (B) in the case of any Subsidiary (including the Project Entities), contractual encumbrances or restrictions in the Project Level Financing Documents. (d) Without the prior written consent of the Required Lenders, (i) amend, supplement, waive or modify, or permit the amendment, supplement, waiver or modification of, the Organizational Documents of any of the Subsidiaries of the Borrower (including ExGen Renewables JV) in a manner that would delay or reduce in any material respect the amount, timing or allocation of dividends or distributions to a Loan Party, (ii) amend, supplement, waive or modify or permit the amendment, supplement, waiver or modification of, the Organizational Documents of ExGen Renewables JV that are in effect as of the date hereof in a manner that would (A) alter the ownership structure or relative rights with respect to Class A and Class B Membership Interests or (B) materially change the rights and responsibilities of the Managing Member or (iii) otherwise amend, supplement, waive or modify, or permit the amendment, supplement, waiver or modification of, the Organizational Documents of any of the Subsidiaries of the Borrower if, in the case of clause (i), (ii) or (iii) above, such action could reasonably be expected to result in a material impairment of Borrower’s ability to prepay or repay the Loans or otherwise is in a manner materially adverse to the Lenders; or (e) (i) Amend, supplement, waive, rescind, terminate or otherwise modify, or permit the amendment, supplement, waiver, rescission, termination or modification of, the conditions to dividends or

DB1/ 117706367.2 83 other distributions (including satisfaction of any financial ratio tests with respect to such dividends or other distributions), or the timing, amount, allocation or other terms thereof, set forth in the Project Level Financing Documents, or (ii) otherwise amend, supplement, waive, rescind, terminate or otherwise modify, or permit the amendment, supplement, waiver, rescission, termination or modification of, any Project Level Financing Document, if in the case of clause (i) or (ii) above, such action could reasonably be expected to result in a material impairment of Borrower's ability to prepay or repay the Loans or otherwise is in a manner materially adverse to the Lenders; or (f) Amend, supplement or otherwise modify the Credit Support Reimbursement Agreement after the Closing Date in any manner that would accelerate the final maturity of, or increase the rate of interest on, any Credit Support Reimbursement Obligations. Section 6.10 Debt Service Coverage Ratio. Beginning on March 31, 2021, for any Test Period, permit the Debt Service Coverage Ratio on each Quarterly Date to be less than [***] for the related Test Period. Section 6.11 Negative Pledge. With respect to the Equity Interests of the Borrower or any Project Holdco, (i) create, incur, assume or permit to exist any Lien on such Equity Interests other than any Lien arising by operation of law or under the Security Documents, (ii) assign or sell any income or revenues in respect thereof other than in connection with a Dividend thereof permitted by Section 6.06 or (iii) file or permit the filing of any financing statement or other similar notice of any Lien with respect to such Equity Interests under the UCC or any state or under any similar recording or notice statute except any such financing statements or notices filed with respect to the Lien under the Security Documents. Section 6.12 Swap Agreements. Enter into any Swap Agreement, other than the Swap Agreements required to be entered into pursuant to Section 5.12. Section 6.13 Amendment of Major Revenue Contracts, Etc. Cause or consent to or permit, any amendment, modification, extension, variance or waiver of timely compliance with any material terms or conditions of any Major Revenue Contract, or cause or consent to or permit any termination, cancellation, assignment (other than any assignment of the PTC Agreement referenced in clause (i) of the definition thereof by Exelon Corporation to the Sponsor) or replacement (other than upon expiration in accordance with its terms) of any Major Revenue Contract unless such amendment, modification, extension, variance or waiver of timely compliance, termination, cancellation, assignment or replacement of any Major Revenue Contract is permitted, or consented to or waived by the requisite financing parties, pursuant to the terms of the applicable Project Level Financing Documents, as certified by a Responsible Officer of the Borrower. Section 6.14 Fiscal Year, Name, Location and EIN. Change (a) its fiscal year end from December 31, or (b) its corporate or organization name, identity or organizational structure, jurisdiction of organization, federal employer identification number or other organization identification number or the location of its principal place of business, without, in the case of clause (b), at least 10 days’ prior written notice to the Administrative Agent and the Collateral Agent; provided that no Loan Party shall effect or permit any such change unless (x) all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (y) such change does not adversely affect the priority of the Collateral Agent’s security interests. Section 6.15 No Subsidiaries or Joint Ventures. Create, form or acquire any Subsidiary (other than the Project Entities and any Additional Project Entity) or enter into any partnership or joint venture

DB1/ 117706367.2 84 (other than any Permitted Acquisition or the exercise of any existing options set forth in the Organizational Documents of any Loan Party, Project Entity or Additional Project Entity as of the Closing Date to the extent, in each case, such a transaction qualifies as a new partnership or joint venture). Section 6.16 Bank Accounts. Maintain any bank account or similar account with any financial institution other than the Depositary Accounts and the Local Accounts. Section 6.17 Special Purpose Entity. Fail to at all times (a) maintain entity records and books of account separate from those of any other entity (other than the other Loan Parties) which is an Affiliate of the Borrower or any Project Entity, (b) act solely in its name and through its duly authorized officers, managers, representatives or agents in the conduct of its businesses (it being understood that certain Affiliates will be providing services in accordance with certain Material Project Level Agreements), (c) conduct in all material respects its business solely in its own name, in a manner not misleading to other Persons as to its identity (without limiting the generality of the foregoing, all oral and written communications (if any), including invoices, purchase orders, and contracts), (d) comply in all material respects with the terms of its certificate of formation and limited liability company agreement (or similar constituent documents), (e) not commingle its funds or assets with those of any other entity (other than the other Loan Parties) which is an Affiliate of the Borrower or any Project Entity, and (f) comply with any provisions of its LLC Agreement intended to ensure that each of Holding and the Borrower are special purpose entities. ARTICLE VII. EVENTS OF DEFAULT Section 7.01 Events of Default. In case of the happening of any of the following events (“Events of Default”): (a) any representation or warranty made by any Loan Party in any Loan Document, or any representation, warranty or certification of any Loan Party contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made or furnished by such Loan Party; provided that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by “materiality,” “Material Adverse Effect” or similar language in the text thereof; and provided, further, that, in respect of any misrepresentation the impact of which is capable of being cured and the untruth of which would not reasonably be expected to result in a Material Adverse Effect, any such misrepresentation shall not be deemed to be an Event of Default if the impact of such misrepresentation is cured within thirty (30) days of the occurrence thereof; (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; (c) default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days; (d) default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in Section 5.01(a), Sections 5.04(a), (b), or (d), Section 5.05(a)(i), Section 5.08 or in Article VI;

DB1/ 117706367.2 85 (e) default shall be made in the due observance or performance by any Loan Party of (i) the covenant contained in Section 6.10 and such default shall continue unremedied for the full ten (10) Business Day cure period following such Quarterly Date provided for exercise of the Cure Right in accordance with Section 7.02 or (ii) any covenant, condition or agreement of such Person contained in any Loan Document (other than those specified in paragraphs (b), (c), (d) and (e)(i) above) and such default shall continue unremedied for a period of thirty (30) days after the earlier of (x) knowledge thereof by a Responsible Officer of any Loan Party and (y) written notice thereof from the Administrative Agent or any Lender to the Borrower; (f) (i) the occurrence of any default by a Loan Party under any Material Indebtedness of such Loan Party that results in such Material Indebtedness becoming due prior to its scheduled maturity or requires the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; (ii) the occurrence of any payment default by a Loan Party under any Material Indebtedness of such Loan Party that enables or permits (with all applicable grace periods having expired) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or requires the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; (iii) the occurrence of any default by a Material Project Subsidiary under any Material Indebtedness of such Material Project Subsidiary that results in such Material Indebtedness becoming due prior to its scheduled maturity; (iv) any Material Project Subsidiary shall fail to pay any amounts due and payable on any Material Indebtedness (with all applicable grace periods having expired) and such event of default has continued unremedied for an additional five (5) Business Days after all such applicable grace periods have expired; or (v) an “Event of Default” occurs under the Credit Support Reimbursement Agreement; provided, that clauses (iii) and (iv) shall not apply to the extent such event of default or acceleration is waived, rescinded or annulled in accordance with the terms of such Indebtedness or such Indebtedness is repaid prior to the exercise of remedies thereunder; (g) there shall have occurred a Change in Control; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party or Material Project Subsidiary or of a substantial part of the property or assets of any Loan Party or Material Project Subsidiary under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Loan Party or Material Project Subsidiary or for a substantial part of the property or assets of a Loan Party or Material Project Subsidiary, or (iii) the winding-up or liquidation of a Loan Party; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; (i) any Loan Party or Material Project Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (i) above, (iii) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of any Loan Party or Material Project Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (j) the failure by any Loan Party or Material Project Subsidiary to pay one or more final judgments aggregating in excess of $[***] (net of any amounts which are covered by insurance or bonded),

DB1/ 117706367.2 86 which judgments are not discharged or effectively waived or stayed for a period of thirty (30) consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Loan Party or Material Project Subsidiary to enforce any such judgment; (k) if, at any time, (i) any Plan fails to comply with any material provision of ERISA and/or the Code (and applicable regulations under either) or with the material terms of such Plan, (ii) any Plan fails to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (iii) a notice of intent to terminate any Plan is or is reasonably expected to be filed with the PBGC or the PBGC institutes proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC notifies the Borrower that a Plan may become a subject of any such proceedings, (iv) a Loan Party incurs or is reasonably expected to incur any liability pursuant to Title I of ERISA (other than routine claims for benefits) or the penalty or excise tax provisions of the Code relating to employee benefit plans, or the Borrower or any ERISA Affiliate incurs or is reasonably expected to incur any liability pursuant to Title IV of ERISA (other than for timely paid premiums to the Pension Benefit Guaranty Corporation), (v) the Borrower or any ERISA Affiliate withdraws from any Multiemployer Plan in a complete withdrawal or a partial withdrawal, (vi) the Borrower or any ERISA Affiliate fails to make any required contribution to a Multiemployer Plan pursuant to Section 431 or 432 of the Code, (vii) any Multiemployer Plan is determined to be insolvent or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), (viii) a Loan Party establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of a Loan Party thereunder; (ix) a non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975(c) of the Code) occurs with respect to any Plan, (x) any ERISA Plan is determined to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), or (xi) a Foreign Plan Event occurs, and any such event or events described in clauses (i) through (xi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or (l) (i) any Loan Document, for any reason, shall cease to be, or shall be asserted in writing by any Loan Party not to be, a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to Collateral that is material to the Loan Parties on a consolidated basis shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby or (iii) the Guarantees pursuant to the Security Documents by a Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof) or shall be asserted in writing by a Loan Party not to be in effect or not to be legal, valid and binding obligations; then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and in the case of any event described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable,

DB1/ 117706367.2 87 without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding. Section 7.02 Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with the Financial Performance Covenant on any Quarterly Date, the Loan Parties shall have the right, on or after such Quarterly Date and on or prior to the tenth (10th) Business Day following such Quarterly Date, to effect a cure of such failure by receiving an additional equity investment from the Sponsor (or its designee) in the form of a cash equity contribution to the Borrower in an amount equal to the Cure Amount (collectively, the “Cure Right”) and upon the receipt by the Borrower of the Cure Amount, the Financial Performance Covenant shall be recalculated, giving effect to a pro forma increase to the Cash Flow Available for Debt Service for the relevant Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to the Cash Flow Available for Debt Service shall be made solely for the purpose of curing the failure to comply with the Financial Performance Covenant with respect to each Test Period that includes the Test Quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document. If, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant (and any related Default or Event of Default as a result of such breach or default) that had occurred shall be deemed cured. Notwithstanding anything herein to the contrary, (i) Borrower may exercise the Cure Right with respect to only two (2) Test Quarters during any Test Period, (ii) the Cure Right shall not be exercised more than five (5) times during the term of this Agreement and (iii) any Cure Amount shall be deposited into the Revenue Account and applied in accordance with Section 2.19. ARTICLE VIII. THE AGENTS; ADDITIONAL PROVISIONS FOR DEPOSITARY BANK Section 8.01 Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints Jefferies to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. (b) Each of the Lenders hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Collateral Agent under the Loan Documents, and the Administrative Agent and each of the Lenders (including in any capacity as a potential Specified Swap Counterparty) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent or the Required Lenders, shall be entitled to the benefits of all provisions of this Article VIII (including Section 8.11) and Article IX as though the Collateral Agent, or such co-agents, sub-agents and attorneys-in-fact, were expressly referred to in such provisions.

DB1/ 117706367.2 88 (c) Each of the Lenders hereby irrevocably appoints Jefferies as Syndication Agent. (d) Each of the Lenders hereby irrevocably appoints Jefferies as Documentation Agent (e) Each of the Loan Parties, the Lenders and each Agent (other than the Depositary Bank) also hereby irrevocably appoints Wilmington Trust, National Association to act as their agent hereunder, with such powers as are expressly delegated to the Depositary Bank by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Agents and Lenders hereby authorizes and directs the Depositary Bank to act at the direction, or on the written instructions, of the Collateral Agent with respect to withdrawals, transfers and payments from and to the Depositary Accounts or as otherwise specified herein, in each case in accordance with the terms hereof. The Depositary Bank is hereby appointed to act, and hereby agrees to act, as Depositary Bank, as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) with respect to the Depositary Accounts which are determined to be “securities accounts” (within the meaning of Section 8-501 of the UCC) and the “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC, the “Financial Assets”) credited thereto and as “bank” (within the meaning of 9-102(a)(8) of the UCC) with respect to the Depositary Accounts which are determined to be “deposit accounts” (within the meaning of Section 9-102(a)(29) of the UCC) and credit balances not constituting Financial Assets credited thereto, and to accept all payments, Cash and Cash Equivalents and other amounts to be delivered to or held by the Depositary Bank pursuant to the terms of this Agreement. The Depositary Bank shall hold and safeguard the Depositary Accounts during the term of this Agreement in accordance with the provisions of this Agreement. (f) Except as provided expressly to the contrary herein, the provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Depositary Bank, any appointees thereof and the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions except as expressly provided to the contrary herein. Section 8.02 Rights as a Lender. Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include a Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders. Section 8.03 Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent: (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law;

DB1/ 117706367.2 89 (c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their respective Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity; (d) shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.08 and 7.01) or (ii) in the absence of its own gross negligence or willful misconduct (to the extent found in a final, non-appealable judgment by a court of competent jurisdiction); (e) shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent; (f) shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by any Loan Party or any Lender; (g) shall be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the respective Agent has been advised of the likelihood of such loss or damage and regardless of the form of action; and (h) shall be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, pandemics, public health emergencies and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the respective Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; provided that, notwithstanding the foregoing, the Depositary Bank shall take all actions as the other Agents or the Loan Parties shall direct it in writing to perform in accordance with the express provisions of this Agreement. Section 8.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, any Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received written notice to the contrary from such Lender prior to the making of such

DB1/ 117706367.2 90 Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 8.05 Delegation of Duties. Any Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. Section 8.06 Resignation of the Agents. Any Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably conditioned, withheld or delayed) (unless an Event of Default shall have occurred and be continuing, in which case no consent of the Borrower shall be required), which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders or the Borrower and shall not have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security, as bailee, until such time as a successor Collateral Agent is appointed), (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders and the Borrower, if applicable, appoint a successor Administrative Agent as provided for above in this Section 8.06 and (c) the Borrower and the Lenders agree that in no event shall the retiring Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives have any liability to the Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the failure of a successor Agent to be appointed and to accept such appointment. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.06). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII (including Section 8.11) and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent. Section 8.07 Non-Reliance on the Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make

DB1/ 117706367.2 91 its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Section 8.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arranger, the Syndication Agent or the Documentation Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents in its capacity as such. Section 8.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10, 8.11 and 9.05) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10, 8.11 and 9.05. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Section 8.10 Collateral and Guarantee Matters. Each of the Lenders irrevocably authorizes the Administrative Agent and the Collateral Agent to release Guarantees, Liens and security interests created by the Loan Documents in accordance with Section 9.18. Upon request by the Administrative Agent or the Collateral Agent, at any time, each Lender will confirm in writing such Agent’s authority provided for in the previous sentence. Section 8.11 Indemnification. Each Lender agrees (i) to reimburse the Administrative Agent, the Depositary Bank and the Collateral Agent, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its outstanding Loans)) of any reasonable expenses incurred for the benefit of the Lenders by the Administrative Agent, the Depositary Bank or the Collateral Agent, as applicable, including reasonable and documented counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders which shall not have been reimbursed by the Borrower (and without limiting the Borrower’s obligations to reimburse such amounts to the extent set forth in

DB1/ 117706367.2 92 Section 9.05) and (ii) to indemnify and hold harmless the Administrative Agent, the Depositary Bank, the Collateral Agent and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent, the Depositary Bank or Collateral Agent or any of them in any way relating to or arising out of this Agreement (including enforcement of this Section 8.11) or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower (and without limiting the Borrower’s obligations to reimburse such amounts to the extent set forth in Section 9.05); provided that no Lender shall be liable to the Administrative Agent, the Depositary Bank or the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of the Administrative Agent, the Collateral Agent, the Depositary Bank or any of their respective directors, officers, employees or agents, as applicable; provided, further, that it is understood and agreed that any action taken by the Administrative Agent, the Collateral Agent, the Depositary Bank or any of their respective directors, officers, employees or agents in accordance with the directions of the Required Lenders or any other appropriate group of Lenders pursuant to Section 9.08 shall not be deemed to constitute gross negligence or willful misconduct for purposes of the immediately preceding proviso. Section 8.12 Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including reasonable and documented legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.12. The agreements in this Section 8.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. Section 8.13 Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Section 7.01 and the Security Documents for the benefit of all the Lenders or Secured Parties, as applicable; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent, as applicable) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 9.06 (subject to the terms of Section 2.16(c)), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency

DB1/ 117706367.2 93 of a proceeding relative to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law; provided, further, that if at any time there is no Person acting as the Administrative Agent or the Collateral Agent, as applicable, hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent, as applicable, pursuant to Section 7.01 and the Security Documents, as applicable and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.16(c), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. Section 8.14 Additional Depositary Bank Provisions. (a) The Loan Parties, the Lenders and each Agent agree that, for purposes of Articles 8 and 9 of the UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of the Depositary Accounts, the jurisdiction of the Depositary Bank (in its capacity as securities intermediary and bank) is the State of New York and the laws of the State of New York govern the establishment and operation of the Depositary Accounts. (b) The Depositary Bank shall exercise the same degree of care in administering the funds held on deposit in the Depositary Accounts and the investments purchased with such funds in accordance with the terms of this Agreement as the Depositary Bank exercises in the ordinary course of its day-to-day business in administering other funds and investments as required by applicable law. The Depositary Bank shall perform its obligations hereunder in accordance with generally accepted banking industry standards. The Depositary Bank is not party to and shall not execute and deliver, or otherwise become bound by, any agreement under which the Depositary Bank agrees with any Person other than the Collateral Agent to comply with entitlement orders or instructions originated by such Person relating to any of the Depositary Accounts or the security entitlements that are the subject of this Agreement. Except as expressly provided in Section 8.14(c), the Depositary Bank shall not grant any Lien on any Financial Asset, other than any Lien granted to the Collateral Agent (on behalf of the Secured Parties) under the Security Documents and shall, if such a Lien is nevertheless created by the Depositary Bank, cause the prompt release or discharge of the same. The Depositary Bank may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, legal counsel, custodians or nominees appointed with due care; provided that (i) the Depositary Bank’s obligations under this Agreement shall remain unchanged, (ii) the Depositary Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties and each other Agent shall continue to deal solely and directly with the Depositary Bank in connection with the Depositary Bank’s rights and obligations under this Agreement and any rights of the Depositary Bank under the other Loan Documents. Neither the Depositary Bank nor any of its officers, directors, employees, agents or sub-agents shall be liable for any action taken or omitted under this Agreement or in connection therewith except to the extent caused by the Depositary Bank’s or their gross negligence or willful misconduct, provided that the Depositary Bank shall not be responsible for the negligence or misconduct of any agent appointed by it with due care. The Depositary Bank shall not be deemed to have knowledge of any Default or Event of Default unless the Depositary Bank shall have received written notice thereof. The rights, privileges, protections and benefits given to the Depositary Bank, including its rights to be indemnified, are extended to, and shall be enforceable by, the Depositary Bank in its capacity hereunder, and to each agent, custodian and other Person employed by the Depositary Bank in accordance herewith to act hereunder. In no event shall the Depositary Bank be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Depositary Bank has been advised of the likelihood of such loss or damage and regardless of the form of action. (c) In the event that the Depositary Bank has or subsequently obtains by agreement, operation of law or otherwise a Lien on any Depositary Account, the Depositary Bank agrees that such Lien shall

DB1/ 117706367.2 94 (except to the extent provided in the next sentence) be subordinate to any Lien of the Collateral Agent. The Financial Assets or funds standing to the credit of the Depositary Accounts will not be subject to deduction, set-off, counter-claim, banker’s lien or any other right in favor of the Depositary Bank or any Person other than the Collateral Agent and, subject to the terms of this Agreement and the other Loan Documents, the Loan Parties (except to the extent of returned items and charge-backs either for uncollected checks or other items of payment and transfers previously credited to one or more of the Depositary Accounts, and the Loan Parties and the Collateral Agent hereby authorize the Depositary Bank to debit the applicable Depositary Accounts for such amounts). (d) The Depositary Bank is hereby authorized to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency of competent jurisdiction affecting any monies, documents or other property held by the Depositary Bank. The Depositary Bank shall not be liable to any of the parties hereto or any of the Secured Parties or their successors, heirs or personal representatives by reason of the Depositary Bank’s compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated. (e) The Depositary Bank shall not be (i) required to initiate or conduct any litigation or collection proceeding hereunder or under any other Loan Document or (ii) responsible for any action taken or omitted to be taken by it hereunder or in connection with any other Loan Document (except for its own gross negligence or willful misconduct). Except as otherwise provided under this Agreement, the Depositary Bank shall take action under this Agreement only as it shall be directed in writing. The Depositary Bank shall have the right at any time to seek instructions concerning the administration of this Agreement from the applicable Agent, the Loan Parties or any court of competent jurisdiction. The Depositary Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Depositary Bank shall not be responsible or liable for any error of judgment made in good faith by an officer or officers of the Depositary Bank, any loss which may result from any investment made pursuant to this Agreement or for any loss resulting from the sale of such investment. (f) To the extent permitted by applicable law, the Loan Parties shall assert, and the Loan Parties hereby waives, any claim against the Depositary Bank and its Affiliates and the officers, partners, members, shareholders, directors, trustees, advisors, employees, agents or sub-agents of the Depositary Bank or its Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable law) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby or any act or omission or event occurring in connection therewith, and the Loan Parties hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. (g) Neither the Depositary Bank nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting, monitoring or maintaining the perfection of any security interest in the Collateral. (h) Whenever in the administration of this Agreement the Depositary Bank shall deem it necessary or desirable that a factual or legal matter be proved or established in connection with the Depositary Bank taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of an Responsible Officer or a certificate of a senior officer of the applicable

DB1/ 117706367.2 95 Agent, if appropriate, or from a legal opinion from counsel to the Loan Parties. The Depositary Bank shall have the right at any time to seek instructions concerning the administration of this Agreement from the applicable Agent, the Loan Parties or any court of competent jurisdiction. The Depositary Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Depositary Bank shall not be responsible or liable for any error of judgment made in good faith by an officer or officers of the Depositary Bank, any loss which may result from any investment made pursuant to this Agreement or for any loss resulting from the sale of such investment. Section 8.15 Cash Equivalent Investments in Depositary Accounts. (a) Unless otherwise instructed in writing by the Borrower and subject to Section 8.17, all cash deposited in the Depositary Accounts that are “securities accounts” (within the meaning of Section 8-501(a) of the UCC) shall be invested by the Depositary Bank in Cash and Cash Equivalents as specifically directed in writing by the Borrower; provided that, if the Borrower fails to so direct the Depositary Bank, then such amounts held in the Depositary Accounts shall be invested and reinvested in Cash and Cash Equivalents as selected by the Borrower in advance (which may be in the form of a standing instruction) or, if the Borrower fails to select any Cash and Cash Equivalents in advance or the Depositary Bank is not able to determine whether a selection has been made in advance or is in effect, then such amounts shall be invested and reinvested in cash. Such investments will mature in such amounts and not later than such times as may be necessary to provide funds when needed to make payments from such funds as provided in this Agreement. Except as otherwise provided herein, net interest or gain received, if any, from such Cash and Cash Equivalents shall be deposited into the Revenue Account; provided that net interest or gain received, if any, from Cash and Cash Equivalents made with cash on deposit in the Debt Service Reserve Account shall be deposited into Debt Service Reserve Account until the Debt Service Reserve Account is Fully Funded (as each such reserve requirement shall be certified to the Depositary Bank by the Borrower prior to any such deposit), and any release therefrom shall be subject to Section 2.19(d). Any loss shall be charged to the applicable Depositary Account. The Depositary Bank shall have no responsibility or liability for any loss which may result from any investment made pursuant to this Agreement, or for any loss resulting from the sale of any such investment. (b) In the event that at any time amounts are funded into a Depositary Account after 1:00 p.m. (New York City time) on any Business Day, the Depositary Bank shall have no obligation to invest or reinvest such amounts until the next Business Day. (c) If and when cash is required for the making of any withdrawal or transfer in accordance with this Agreement (it being understood that cash shall not be required for any transfer between Depositary Accounts unless Cash and Cash Equivalents do not exist in the Depositary Account from which funds are being transferred in appropriate amounts in order to permit such transfer), the Borrower shall cause Cash and Cash Equivalents to be sold or otherwise liquidated into cash (without regard to maturity) as and to the extent necessary in order to make such withdrawals or transfers. Subject to the applicable Control Agreement and Section 8.17, the Depositary Bank shall comply with any instruction from the Borrower with respect to any such liquidation of Cash and Cash Equivalents. In the event any such investments are so redeemed prior to the maturity thereof, neither the Depositary Bank nor any other Secured Party shall be liable for any loss or penalties relating thereto. (d) For purposes of determining responsibility for any income Taxes payable on account of any income or gain on any Cash and Cash Equivalents hereunder, such income or gain shall be for the account of the Borrower. The Borrower shall provide the Depositary Bank with certified tax identification numbers by furnishing appropriate forms W-8 or W-9 and such other forms and documents that the Depositary Bank may reasonably request.

DB1/ 117706367.2 96 Section 8.16 Depositary Account Balance Statements. The Depositary Bank shall, on a monthly basis within seven days after the end of each calendar month and at such other times as the Administrative Agent, the Collateral Agent or the Borrower may from time to time reasonably request in writing, provide to the Administrative Agent, the Collateral Agent and the Borrower fund balance statements in respect of each of the Depositary Accounts, sub-accounts and amounts segregated in any of the Depositary Accounts; provided that, notwithstanding the foregoing, if requested by the Borrower, the Depositary Bank shall provide the Borrower with internet access to fund balance statements and account activity summaries. Such balance statements and account activity summaries shall also include deposits, withdrawals and transfers from and to any Depositary Account and sub-accounts and the net investment income or gain received and collected in such Depositary Account and sub-account. The Depositary Bank shall retain records of all receipts, disbursements and investments of funds with respect to the Depositary Accounts until the third anniversary of the Discharge of the Obligations. The Depositary Bank shall promptly notify the Administrative Agent, the Collateral Agent and the Borrower of its receipt and the amount of any funds received from any Person that are, or are required hereunder to be, deposited into any Depositary Account, specifying the Depositary Account into which such funds have been deposited. Section 8.17 Application of Funds in Depositary Accounts upon Event of Default. On and after any date on which the Depositary Bank receives written notice from the Collateral Agent that an Event of Default has occurred and is continuing and that the Collateral Agent is exercising its rights, on behalf of the Secured Parties, with respect to one or more of the Depositary Accounts pursuant to a direction by Required Lenders, notwithstanding anything herein to the contrary, the Depositary Bank shall thereafter accept all notices and instructions required or permitted to be given to the Depositary Bank pursuant to the terms of this Agreement only from the Administrative Agent or the Collateral Agent and not from the Borrower or any other Person, and the Depositary Bank shall not withdraw, transfer, pay or otherwise disburse any amounts in any of the Depositary Accounts except pursuant to such notices and instructions from the Administrative Agent or the Collateral Agent, unless such Event of Default no longer exists due to such Event of Default having been waived, cured or no longer existing, or having been deemed waived, in accordance with the terms of the applicable Loan Documents (as confirmed in writing to the Depositary Bank by the Collateral Agent), in which event the terms of this Section 8.17 shall thereafter be inapplicable to such Event of Default. Notwithstanding anything herein to the contrary, prior to any date on which the Depositary Bank receives notice that an Event of Default has occurred and is continuing from the Collateral Agent, the Depositary Bank shall continue to apply amounts pursuant to the terms of this Agreement. ARTICLE IX. MISCELLANEOUS Section 9.01 Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows: (i) if to the Borrower, Holding, the Project Holdcos or ExGen Renewables JV, to c/o Exelon Generation Company, LLC, 1310 Point Street, 12th Floor, Baltimore, MD 21231, Attention: Project Finance; Email: [***]; with a copy to c/o Exelon Business Services Company, LLC, 701 Ninth Street NW, 9th Floor, Washington, DC 20068, Attention: [***]; Email: [***]; (ii) if to the Administrative Agent, to Jefferies Finance LLC, 520 Madison Avenue, New York, New York 10022, Attention: Administrative Agent, Email: [***], with a copy to Paul Hastings LLP, 200 Park Avenue, New York, New York 10166; Attention[***]; Fax No.: [***]; Tel. No. [***]; Email: [***];

DB1/ 117706367.2 97 (iii) if to the Collateral Agent, to Wilmington Trust, National Association, 1100 North Market Street, Wilmington Delaware 19890, Attention: Institutional Client Services/Project Finance; Fax No. [***]; Tel. No. [***]; (iv) if to the Depositary Bank, to Wilmington Trust, National Association, 1100 North Market Street, Wilmington Delaware 19890, Attention: Institutional Client Services/Project Finance; Fax No. [***]; Tel. No. [***]; and/or (v) if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire. (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to service of process, or to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, the Collateral Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided further that approval of such procedures may be limited to particular notices or communications. (c) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or (to the extent permitted by paragraph (b) above) electronic means prior to 5:00 p.m. (New York City time) on such date, or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. (d) Each of Holding, the Borrower, the Administrative Agent and the Collateral Agent may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address or facsimile for notices and other communications hereunder by notice to Holding, the Borrower, the Administrative Agent and the Collateral Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Section 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by any Loan Party herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Commitments remain in effect. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.14, 2.15, 8.11 and 9.05) and the provisions of Section 8.14(f) shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement. Section 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by each of Holding, the Borrower, the Administrative Agent and the Collateral Agent and when

DB1/ 117706367.2 98 the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holding, the Borrower, the Agents and each Lender and their respective permitted successors and assigns. Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 9.04), the Lenders, the Agents and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders, and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement: (b) (i) Subject to the conditions set forth in Section 9.04(b)(ii) below, any Lender may assign to one or more assignees that are Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of a Loan to a Person that is a Lender, an Affiliate of a Lender or Approved Fund immediately prior to giving effect to such assignment. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans or contemporaneous assignments to related Approved Funds that equal at least $1,000,000 in the aggregate, the amount of the Commitment and/or Loans, as applicable, of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and increments of $1,000,000 in excess thereof unless the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default under paragraph (b), (c), (h) or (i) of Section 7.01 has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of the Term Loan Facility under this Agreement; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance or an Affiliated Lender Assignment and Acceptance, as applicable; (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any other administrative information that the Administrative Agent may reasonably request;

DB1/ 117706367.2 99 (E) no such assignment shall be made to (x) a Defaulting Lender or Non- Consenting Lender or (y) the Borrower or any of the other Loan Parties or any of their respective Affiliates, other than any such Person (other than a Loan Party) in accordance with Section 9.04(e); and (F) notwithstanding anything to the contrary herein, no such assignment shall be made to a natural person. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.05 with respect to the period that such Lender held Loans). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall not be effective as an assignment hereunder. (iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice (but only, in the case of a Lender, at the Administrative Agent’s office and with respect to any entry relating to such Lender’s Commitments, Loans, and other Obligations). (v) The assignor or assignee(s) to each assignment shall deliver to the Administrative Agent a processing and recordation fee in the amount of $3,500 (which shall be limited to one processing and recordation fee for each assignment to or between Approved Funds); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Upon its receipt (or waiver) of the processing and recording fee described in the preceding sentence, a duly completed Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, executed by an assigning Lender and an assignee, any administrative information reasonably requested by the Administrative Agent (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

DB1/ 117706367.2 100 (c) (i) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or any of the Borrower or its respective Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Lender shall, acting as a non-fiduciary agent of the Borrower (solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans (or other rights or obligations under the Loan Documents) held by it under the Loan Documents (the “Participant Register”), which entries shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.11 with respect to any payments made by such Lender to its Participants. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to exercise rights under and to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.04(a)(i) or clause (i) through (vi) of the first proviso to Section 9.08(b) that affects such Participant and (y) no other agreement (oral or written) in respect of the foregoing with respect to such Participant may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits (and subject to the requirements and limitations) of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender that acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender. (ii) A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation, or unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Note, if any, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or

DB1/ 117706367.2 101 substitute any such pledgee or assignee for such Lender as a party hereto, and any such pledgee (other than a pledgee that is the Federal Reserve Bank or any other central bank) shall acknowledge in writing that its rights under such pledge are in all respects subject to the limitations applicable to the pledging Lender under this Agreement or the other Loan Documents. (e) Subject to the other provisions of this Section 9.04 and the provisions of Section 9.21, any Affiliated Lender may make Loans or Commitments or purchase or sell outstanding Loans or Commitments from the Closing Date until the Business Day immediately preceding the Maturity Date, on the following basis: (1) any such purchase or sale of Loans or Commitments shall be consummated as an assignment otherwise in accordance with the provisions of this Section 9.04 and pursuant to an Affiliated Lender Assignment and Acceptance in lieu of an Assignment and Acceptance (it being understood and agreed that any such purchase or sale of Loans that does not comply with this Section 9.04 and Section 9.21 shall not be effective as an assignment hereunder); (2) any such purchase of Loans may be made by the applicable Affiliated Lender from time to time from one or more Lenders of such Affiliated Lender’s choosing and need not be made from all Lenders; and (3) at the time of purchase, the aggregate principal amount of the Loans and Commitments held by all Affiliated Lenders shall not exceed 25.0% of the total Commitments and Loans outstanding at any time. Section 9.05 Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable and documented out-of-pocket expenses (i) subject to any separate written agreement between the Borrower and the Lead Arranger, incurred by the Agents and the Lead Arranger (without duplication) in connection with the preparation of this Agreement and the other Loan Documents, and by the Agents and the Lead Arranger (without duplication) in connection with the syndication of the Commitments and the administration of this Agreement (including reasonable and documented out-of-pocket expenses incurred in connection with due diligence and the reasonable and documented fees, charges and disbursements for (A) one special New York counsel for the Administrative Agent and the Lead Arranger, (B) special counsel to the Collateral Agent, and (C) special counsel to the Depositary Bank and, in the event of any perceived or actual conflict of interest, an additional firm of counsel for any similarly affected persons) and in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated); and (ii) incurred by the Agents and the Lead Arranger (without duplication) or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the reasonable and documented fees, charges and disbursements of (A) one special New York counsel for the Administrative Agent and the Lead Arranger, (B) special counsel to the Collateral Agent, and (C) counsel to the Depositary Bank and, in connection with any such enforcement or protection, the reasonable and documented fees, charges and disbursements of any other necessary counsel; provided, that absent any conflict of interest, the Administrative Agent and the Lead Arranger shall not be entitled to payment for the fees, charges or disbursements of more than one counsel. (b) The Borrower agrees to indemnify the Agents (including the Depositary Bank) and the Lead Arranger (without duplication), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all claims, losses, damages, liabilities and related expenses, including reasonable and documented

DB1/ 117706367.2 102 counsel fees, charges and disbursements (limited to no more than one firm as counsel to such Indemnitees, taken as a whole, one firm of local counsel for each relevant jurisdiction, one firm of specialty counsel, if applicable, and, in the event of any perceived or actual conflict of interest, an additional firm of counsel for any similarly affected persons), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) the use or proposed use of the proceeds of the Loans, (iii) (A) any Environmental Claim related in any way to any Loan Party or any of its Subsidiaries or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any real property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries or by any predecessor of any Loan Party or any of its Subsidiaries, except to the extent such presence, Release or threatened Release first occurs after none of the Loan Parties or any of their Subsidiaries have possession or control of such real property or (C) the sending by any Loan Party or any of its Subsidiaries of any Hazardous Materials to any property for treatment, storage or disposal or (iv) any claim, litigation, investigation, inquiry or proceeding relating to any of the foregoing, whether or not the Borrower, any other Loan Party or any Indemnitee initiated or is a party thereto, in each case, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (x) the gross negligence, bad faith, or willful misconduct of such Indemnitee or of any Related Indemnitee, (y) a material breach of this Agreement or any of the Loan Documents by such Indemnitee or by any Related Indemnitee or (z) any proceeding that does not involve an act or omission by any Loan Parties and that is brought by one Indemnitee against any other Indemnitee (other than any claims brought against any Agent or Lead Arranger in their respective capacities or fulfilling their respective roles as an arranger or agent or any similar role in connection with the Term Loan Facility). In no event shall any Indemnitee be liable to any Loan Party for any consequential, indirect, special or punitive damages. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (c) All amounts due under this Section 9.05 shall be payable after written demand thereof accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested. This Section 9.05 shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. to which Section 9.05 would otherwise apply arising from any non-Tax claim. Section 9.06 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

DB1/ 117706367.2 103 Section 9.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Section 9.08 Waivers; Amendment. (a) No failure or delay of any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances. (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and consented to by the Required Lenders; provided, however, that no such agreement shall: (i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan, without the prior written consent of each Lender directly affected thereby (provided that the Required Lenders may waive the accrual of interest at a default rate pursuant to Section 2.11(c)), (ii) increase or extend the Commitment of any Lender or decrease the fees payable to any Lender without the prior written consent of such Lender, (iii) extend or waive any Scheduled Amortization Payment or reduce the amount due on any Scheduled Amortization Payment or extend any date on which payment of interest on any Loan or any Fee is due, without the prior written consent of each Lender adversely affected thereby, (iv) amend or modify the provisions of Section 2.16(b) or (c) or any other provisions of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby or the application of payments required thereby, without the prior written consent of each Lender adversely affected thereby, (v) amend or modify the provisions of Section 9.04(a)(i) or this Section 9.08 or the definition of the term “Required Lenders,” or any other provision hereof or of any other Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or under any other Loan Document, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the

DB1/ 117706367.2 104 determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date), or (vi) release all or substantially all the Collateral or release any Guarantees of Holding, ExGen Renewables Holding or any other Loan Party, without the prior written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Depositary Bank or the Collateral Agent hereunder or under the other Loan Documents without the prior written consent of the Administrative Agent, the Depositary Bank or the Collateral Agent, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender. (c) Without the consent of any Syndication Agent, Documentation Agent, Lead Arranger or Lender, the Loan Parties and the Administrative Agent, the Depositary Bank and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to or protect any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable law. (d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders. (e) Notwithstanding the foregoing, any Loan Document may be amended, modified, supplemented or waived with the written consent of the Administrative Agent and the Borrower without the need to obtain the consent of any Lender if such amendment, modification, supplement or waiver is executed and delivered in order to cure an ambiguity, omission, mistake or defect in such Loan Document; provided that in connection with this clause (e), in no event will the Administrative Agent be required to substitute its judgment for the judgment of the Lenders or the Required Lenders, and the Administrative Agent may (but shall not be required to) in all circumstances seek the approval of the Required Lenders, the affected Lenders or all Lenders in connection with any such amendment, modification, supplement or waiver. (f) Notwithstanding anything herein to the contrary (but subject to the proviso to this sentence), waivers and consents granted by the requisite financing parties under Project Level Financing Documents for a Project Entity with respect to covenants, prospective defaults, defaults or events of default therein or thereunder shall be deemed automatically to be waivers and consents with respect to any comparable covenants, prospective defaults, defaults or events of default hereunder with respect to such Project Entity; provided that, to the extent the amount of Indebtedness outstanding under any Project Level Financing Document would increase as a result of any such consent or waiver, such additional Indebtedness shall constitute an Incremental Project Facility hereunder and shall be subject to the terms and conditions set forth in Section 6.01(h).

DB1/ 117706367.2 105 Section 9.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation. Section 9.10 Entire Agreement. This Agreement, the other Loan Documents, the Fee Letters and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement, the other Loan Documents and the Fee Letters. Notwithstanding the foregoing, provisions which by their terms expressly survive and Sections 4 (with respect to Fees), 5, 6 and 14 of the Engagement Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement, in the other Loan Documents or in the Fee Letters, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, the other Loan Documents or the Fee Letters. Section 9.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Section 9.12 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Section 9.13 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic

DB1/ 117706367.2 106 transmission (e.g. “.pdf” or “.tif” format) shall be effective as delivery of a manually executed counterpart hereof. Section 9.14 Headings. The article and section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. Section 9.15 Jurisdiction; Consent to Service of Process. (a) Each of Holding and the Borrower, the Agents and the Lenders hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of Holding and the Borrower further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to such Person at the address specified for the Loan Parties in Section 9.01. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement (other than Section 8.09 or Section 8.14) shall affect any right that any Lender or Agent may otherwise have to bring any action or proceeding to enforce this Agreement or the other Loan Documents against the Borrower or any other Loan Party in the courts of any jurisdiction in which the Borrower, the Loan Parties or their properties are located. (b) Each of Holding, the Borrower, the Agents, and the Lenders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court sitting in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Section 9.16 Confidentiality. Each of the Lenders and each of the Agents agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (it being understood that the Information may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)); (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Term Loan Facility or (ii) the CUSIP Service Bureau or any similar agency in connection

DB1/ 117706367.2 107 with the issuance and monitoring of CUSIP numbers with respect to the Term Loan Facility; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to any Lender, any Agent or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, each Agent and each Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Borrower, Holding or any of its Subsidiaries relating to the Borrower, Holding, any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to any Lender or any Agent on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Section 9.17 Communications. (a) Delivery. (i) Each Loan Party hereby agrees that it will use all reasonable efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to 5:00 p.m. (New York City time) on the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at the address referenced in Section 9.01(a)(ii). Nothing in this Section 9.17 shall prejudice the right of the Agents, the Syndication Agent, the Documentation Agent, the Lead Arranger or any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document. (ii) The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at the email address referenced in Section 9.01(a)(ii) shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

DB1/ 117706367.2 108 (b) Posting. Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who wish to receive information that is not material non-public information concerning the Loan Parties, their Subsidiaries or their securities, if any, for purposes of United States Federal securities laws, (collectively, “Public Side Information”) and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. In addition, the Borrower and the Agents agree that unless specifically labeled “Public — Does Not Contain Material Non- Public Information,” all information, documentation or other data disseminated to prospective Lenders in connection with the syndication of the Term Loan Facility, whether through an Internet site (including, without limitation, an IntraLinks or SyndTrak workspace), electronically, in presentations, at meetings or otherwise will be deemed to contain material non-public information concerning the Borrower, its Affiliates or their securities. The Borrower hereby agrees to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “Public — Does Not Contain Material Non-Public Information,” at a minimum, prominently on the first page thereof; (x) by marking Borrower Materials “Public — Does Not Contain Material Non-Public Information,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger and the Lenders to treat such Borrower Materials as containing only Public Side Information (although it may be sensitive and proprietary); (y) all Borrower Materials marked “Public — Does Not Contain Material Non-Public Information” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arranger shall be entitled to treat the Borrower Materials that are not marked “Public — Does Not Contain Material Non-Public Information” as being suitable only for posting on a portion of the Platform not designated Public Side Information. Notwithstanding the foregoing, no Borrower shall be under any obligation to mark Borrower Materials “Public — Does Not Contain Material Non-Public Information” to the extent such Borrower determines that such Borrower Materials contain information that is not Public Side Information with respect to such Borrower or its Affiliates or their respective securities. (c) Platform. The Platform is provided “as is” and “as available.” The Agent Parties do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent, the Collateral Agent or any of its or their affiliates or any of their respective officers, directors, employees, agents advisors or representatives (collectively, “Agent Parties”) have any liability to the Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s or the Collateral Agent’s transmission of communications through the internet, except to the extent the liability of any Agent Party is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct. Section 9.18 Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of its assets (including the Equity Interests of any of its Subsidiaries) to a Person that is not (and is not required to become) a Loan Party in a transaction not prohibited by the Loan Documents, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take

DB1/ 117706367.2 109 such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets that are the subject of such disposition. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests or assets shall no longer be deemed to be made once such Equity Interests or assets are so conveyed, sold, leased, assigned, transferred or disposed of. The Security Documents, the guarantees made therein, the Security Interest (as defined therein) and all other security interests granted thereby shall terminate, and each Loan Party shall automatically be released from its obligations thereunder and the security interests in the Collateral granted by any Loan Party shall be automatically released, upon the Discharge of the Obligations. At such time, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower at the Borrower’s expense to evidence and effectuate such termination and release of the guarantees, Liens and security interests created by the Loan Documents. Section 9.19 Acknowledgment and Consent to Bail-in of Affected Financial Institutions. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding among any such parties, each party acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the Applicable Resolution Authority Section 9.20 U.S.A. PATRIOT Act and Similar Legislation. Each Agent and each Lender hereby notifies each Loan Party that pursuant to the requirements of the U.S.A. PATRIOT Act and similar legislation, as applicable, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow the Agents and the Lenders to identify such Loan Party in accordance with such legislation. Each Loan Party agrees to furnish such information promptly upon its receipt of a written request therefor from an Agent or a Lender. Section 9.21 No Fiduciary Duty. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this Section 9.21, the “Lenders”), may have economic interests that conflict with those of the Borrower and the other Loan Parties. Each of Holding and the Borrower hereby agrees, on behalf of itself and the other Loan Parties, that subject to applicable law, nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders and the Loan Parties, their equity-holders or their Affiliates.

DB1/ 117706367.2 110 Each of Holding and the Borrower hereby acknowledges and agrees, on behalf of itself and the other Loan Parties, that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, (ii) in connection therewith and with the process leading to such transaction none of the Lenders is acting as the agent or fiduciary of any Loan Party, its management, equity-holders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising such Loan Party on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents, (iv) each of the Borrower and each other Loan Party has consulted its own legal and financial advisors to the extent it has deemed appropriate, (v) the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates and no Lender has an obligation to disclose any such interests to the Borrower or its Affiliates and (vi) it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it in connection with such transaction or the process leading thereto, and agrees that each Lender shall have no liability (whether direct or indirect) in respect to such a claim or to any other Person asserting such a claim on their behalf. Each of Holding and the Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Section 9.22 Affiliated Lenders. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, with respect to any Loans at any time held by an Affiliated Lender, such Affiliated Lender shall have no right whatsoever, in its capacity as a Lender with respect to such Loans then held by such Affiliated Lender, whether or not any Loan Party is subject to a bankruptcy or other insolvency proceeding or otherwise, so long as such Lender is an Affiliated Lender, to (i) consent to any amendment, modification, waiver, consent or other such action with respect to, or otherwise vote on any matter related to, or vote in connection with any direction delivered to the Administrative Agent or the Collateral Agent by the Required Lenders pursuant to, any of the terms of the Agreement or any other Loan Document, in each case to the extent such amendment, modification, waiver, consent, other action, vote or direction is effective with only the consent of or action by the Required Lenders (each, a “Required Lender Vote/Directive”) and, if applicable, the Borrower or any other Loan Party; provided that for purposes of any Required Lender Vote/Directive, the Administrative Agent shall automatically deem any Loans held by such Affiliated Lender to be voted on a pro rata basis in accordance with the votes cast in respect of the Loans of all other Lenders in the aggregate (other than any Affiliated Lender) in connection with any such Required Lender Vote/Directive (including all voting and consent rights arising out of any bankruptcy or other insolvency proceedings (except for voting on any plan of reorganization or refraining from voting on any plan of reorganization, in which case the Administrative Agent shall vote or refrain from voting such Loans of such Affiliated Lender in the Administrative Agent’s sole discretion)); provided, further, that no such Required Lender Vote/Directive shall deprive such Affiliated Lender of its share of any payments or other recoveries which the Lenders are entitled to share on a pro rata basis under the Loan Documents and such Affiliated Lender’s vote shall be counted to the extent any such plan of reorganization or other amendment proposes to treat the Obligations of the Affiliated Lender in a manner less favorable in any material respect to such Affiliated Lender than the proposed treatment of Obligations held by Lenders that are not Affiliates of the Borrower, (ii) attend any meeting (live or by any electronic means) in such Affiliated Lender’s capacity as a Lender with any Agent or other Lender or receive any information from any Agent or other Lender except to the extent such information is made available to any Loan Party (or its representatives) and other than administrative notices given to all Lenders under Article II or (iii) have access to the Platform in such Affiliated Lender’s capacity as a Lender. Section 9.23 Certain ERISA Matters.

DB1/ 117706367.2 111 (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, solely for the benefit of, Jefferies, the Administrative Agent, the Collateral Agent and the Lead Arranger and their respective Affiliates (the “Relevant Parties”), and not, for the avoidance of doubt, to or for the benefit of the Borrower, Holdings or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments; (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84- 14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Relevant Parties, and not, for the avoidance of doubt, to or for the benefit of the Borrower, Holdings or any other Loan Party, that: (i) none of the Relevant Parties is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, or any of the other Loan Documents); (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or other person that has under management or control, total assets of at

DB1/ 117706367.2 112 least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E), as amended from time to time; (iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations); (iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and (v) no fee or other compensation is being paid directly to any Relevant Entity for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement. (c) Each of Jefferies, the Administrative Agent, the Collateral Agent and the Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. For purposes of this Section 9.23, the following definitions apply to each of the capitalized terms below: “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code, to which Section 4975 of the Code applies or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. Section 9.24 No Personal Liability of Directors, Officers, Employees and Equityholders. No past, present or future director, officer, representative, Controlling person, executive, agent, employee, incorporator or shareholder (whether direct or indirect) of any Loan Party (including any holder of any membership interests in any Loan Party), as such, will have any liability for any obligations of any Loan Party under any Loan Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Agent and Lender and other Secured Party hereby waives and releases all such

DB1/ 117706367.2 113 liability. The waiver and release are part of the consideration for the incurrence of the Obligations and establishment of the Term Loan Facility. Section 9.25 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for a Secured Hedge Agreement, a Treasury Services Agreement or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree to the following provisions set forth in this Section 9.25 with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. [SIGNATURE PAGES FOLLOW]

DB1/ 117706367.2 [Signature Page to Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. EXGEN RENEWABLES IV, LLC, as Borrower By: ________________________________ Name: Title: EXGEN RENEWABLES IV HOLDING, LLC, as Holding By: ________________________________ Name: Title:

DB1/ 117706367.2 [Signature Page to Credit Agreement] JEFFERIES FINANCE LLC, as Administrative Agent, Syndication Agent, Documentation Agent and a Lender By: ________________________________ Name: Title:

DB1/ 117706367.2 [Signature Page to Credit Agreement] WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Agent and not individually By: ________________________________ Name: Title: WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Depositary Bank and not individually By: ________________________________ Name: Title: